Exhibit 10.1
EXECUTION VERSION

SECOND AMENDMENT

This SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of September 12, 2025 (this “Amendment Agreement”), by and among ARTIVION, INC., a Delaware corporation (the “Borrower”), the Guarantor Subsidiaries party hereto from time to time, the LENDERS party hereto listed on the signature pages hereto constituting all Lenders (including each Second Amendment Delayed Draw Term Lender (as defined in Exhibit A)) and ARES CAPITAL CORPORATION, as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of January 18, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and as amended by this Amendment Agreement, the “Amended Credit Agreement”), by and among the Borrower, the Guarantor Subsidiaries party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent (capitalized terms used but not defined herein have the meaning provided in the Amended Credit Agreement).
WHEREAS, the Borrower, the Guarantor Subsidiaries, the Administrative Agent and the Lenders party hereto (constituting all Lenders) desire to make certain modifications to the Credit Agreement as provided herein, including, among other things, adding the Second Amendment Delayed Draw Term Facility.
WHEREAS, the Borrower has requested that the Second Amendment Delayed Draw Term Lenders set forth on Schedule 1 hereto collectively provide a Second Amendment Delayed Draw Term Loan Commitment under the Amended Credit Agreement in an aggregate principal amount of $150,000,000 (the “Second Amendment Delayed Draw Term Facility”), which will become effective on the Second Amendment Effective Date on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendment of the Credit Agreement. Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text or underlined text) as set forth in Exhibit A attached hereto.
SECTION 2. Conditions to Effectiveness of Agreement. This Amendment Agreement and associated provisions set forth herein shall become effective upon the satisfaction of the following conditions (the first date upon which such conditions are satisfied or waived by the Administrative Agent and the Lenders, the “Second Amendment Effective Date”):
(a)the Administrative Agent shall have received duly executed counterparts of (i) this Amendment Agreement from (a) the Borrower, (b) all the Lenders, (c) the Guarantor Subsidiaries and (d) the Administrative Agent and (ii) the Second Amendment Fee Letter from the parties thereto;
(b)the Administrative Agent shall have received the payment of (A) all fees required to be paid pursuant to the Second Amendment Fee Letter on the Second Amendment Effective Date and (B) all fees and out-of-pocket expenses required to be paid pursuant to the terms of the Credit Agreement on the Second Amendment Effective Date;
(c)The Administrative Agent (or its counsel) shall have received a customary legal opinion from Cravath, Swaine & Moore LLP, as counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders;
(d)the Administrative Agent (or its counsel) shall have received a certificate attesting to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Second Amendment Effective Date after giving effect to the transactions contemplated hereby, from a Responsible Officer of the Borrower;
(e)the Administrative Agent shall have received:
(i)a copy of each Organizational Document of the Borrower and each Guarantor Subsidiary and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Second Amendment Effective Date or a recent date prior thereto, or, if applicable, a certification as of the Second Amendment Effective Date by its secretary or an assistant secretary (or any other officer with an equivalent role) that the copy of such Organizational Document delivered on the Closing Date has not been modified or amended since the Closing Date;
(ii)a signature and incumbency certificate of the officers or other authorized representatives of the Borrower and each Guarantor Subsidiary executing this Amendment Agreement;
(iii)resolutions of the board of directors or similar governing body of the Borrower and each Guarantor Subsidiary approving and authorizing the execution, delivery and performance of this Amendment Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Second Amendment Effective Date, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary (or any other officer with an equivalent role) as being in full force and effect without modification or amendment; and
(iv)a good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of the Borrower and each Guarantor Subsidiary.
(f)(i) the representations and warranties set forth in Section 3 hereto shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall have been true and correct in all respects) on and as of such earlier date; and
(g)The Administrative Agent will have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations including the PATRIOT Act at least five (5) Business Days prior to the Second Amendment Effective Date, to the extent requested from the Borrower at least ten (10) Business Days prior to the Second Amendment Effective Date.
SECTION 3. Representations and Warranties. Each Credit Party party hereto hereby represents and warrants to the Administrative Agent and each Lender on the Second Amendment Effective Date that:

(a)This Amendment Agreement has been duly authorized, executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of the Credit Party, enforceable against the Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The execution, delivery and performance by each Credit Party of this Amendment Agreement and the Second Amendment Fee Letter, to which it is a party, and the consummation of the transactions contemplated by this Amendment Agreement do not and will not (i) (A) violate any of the Organizational Documents of such Credit Party or (B) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise binding on such Credit Party, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, (A) any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (B) any Material Indebtedness, and in each case, except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens).
(c)The representations and warranties contained in the Credit Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date.
SECTION 4. Effects on Credit Documents; No Novation. (a) Except as expressly set forth herein, this Amendment Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, in each case except as expressly provided herein. Nothing herein shall be deemed to entitle the Borrower or any Guarantor Subsidiary to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.
(c)On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import (in each case, if referring to the Credit Agreement) in any other Credit Document, shall be deemed a reference to the Credit Agreement. The Borrower and the other parties hereto acknowledge and agree that this Amendment Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(d)This Amendment Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release any security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Document, which shall remain in full force and effect, except as modified hereby. Except as amended or otherwise modified hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects and the Borrower and each other Credit Party hereby reaffirms the Obligations and any and all guarantees, security interests and Liens it has granted (or made) to secure the Obligations. Each such Obligation, guarantee, security interest and Lien is reaffirmed and, in each case, as amended pursuant to this Amendment Agreement, shall remain and continue in full force and effect in accordance with its terms and shall include and extend to any new obligations assumed by any Credit Party under the Credit Documents.
SECTION 5. APPLICABLE LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.
SECTION 6. Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.
SECTION 7. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 10.01 of the Amended Credit Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER: ARTIVION, INC.
By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

GUARANTOR SUBSIDIARIES: ON-X LIFE TECHNOLOGIES HOLDINGS, INC. ON-X LIFE TECHNOLOGIES, INC. ASCYRUS MEDICAL, LLC
By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	President & Chief Financial Officer and Treasurer

[Signature Page to Second Amendment]

ARES CAPITAL CORPORATION, as the Administrative Agent
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ACME PRIVATE CREDIT FUND LP, as a Lender
By: Ares Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

AG CREDIT STRATEGIES FUND, as a Lender
By: Ares Capital Management LLC, as Investment Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

AJ MIDDLE MARKET CREDIT LP, as a Lender
By: Ares Capital Management LLC, as Asset Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

AN CREDIT STRATEGIES FUND, L.P., as a Lender
By: Ares Capital Management LLC, its Investment Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARCC FB FUNDING LLC, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P., as a Lender
By: Ares Centre Management L.P., its Investment Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES COMMERCIAL FINANCE LP, as a Lender
By: Ares Commercial Finance Management LP, as Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CREDIT INVESTMENT PARTNERSHIP III C FINANCE LLC, as a Lender
By: Ares Credit Investment Partnership III C LP, its sole member
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CSIDF HOLDINGS, LLC, as a Lender
By: Ares Capital Management LLC, as Servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARES DIRECT LENDING CLO 2 LLC, as a Lender
By: Ares Capital Management LLC, its Asset Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES DIRECT LENDING CLO 3 LLC, as a Lender
By: Ares Capital Management LLC, its Asset Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES ND CSF HOLDINGS LLC, as a Lender
By: Ares Capital Management LLC, as Collateral Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SENIOR CREDIT INVESTMENT PARTNERSHIP (CP) FINANCE LLC, as a Lender
By: Ares Senior Credit Investment Partnership (CP) LP, its sole member
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SENIOR CREDIT MASTER FUND (U) III LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARES SENIOR DIRECT LENDING PARALLEL FUND (U) II, L.P., as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SFERS HOLDINGS LLC, as a Lender
By: Ares Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ASH FINANCE II LLC, as a Lender
By: Ares Capital Management LLC, its Collateral Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ASH HOLDINGS II (U), L.P., as a Lender
By: Ares Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ASIF FUNDING I, LLC, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

BELUGA IMC LIMITED PARTNERSHIP, as a Lender
By: Beluga IMC Trustee Inc., as general partner
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

BOWHEAD IMC LP, as a Lender
By: Ares Capital Management LLC, its manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

CADEX CREDIT FINANCING LLC, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

CHIMNEY TOPS LOAN FUND, LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

CLIFFWATER ENHANCED LENDING FUND, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

FEDERAL INSURANCE COMPANY, as a Lender
By: Ares Capital Management LLC, its Investment Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

NATIONWIDE LIFE INSURANCE COMPANY, as a Lender
By: Ares Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

NATIONWIDE MUTUAL INSURANCE COMPANY, as a Lender
By: Ares Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

PRIVATE CREDIT FUND C-1 SPV 1, LLC, as a Lender
By: Ares Capital Management LLC, its manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

PRIVATE CREDIT FUND C-1 SPV 2, LLC, as a Lender
By: Ares Capital Management LLC, its manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

PRIVATE CREDIT FUND O FINANCE LLC, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

SDL II CREDIT D1 LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SDL II CREDIT D2 LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SDL III CREDIT A LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SDL III CREDIT B LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SDL III CREDIT C LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

SDL III CREDIT D LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SDL III CREDIT E LP, as a Lender
By: Ares SDL Capital Management LLC, its servicer
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SPV FACILITY I LLC, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SWISS REINSURANCE AMERICA CORPORATION, as a Lender
By: Ares Capital Management LLC, its Portfolio Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CREDIT INVESTMENT PARTNERSHIP III C LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

CION ARES DIVERSIFIED CREDIT FUND, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SFERS CREDIT STRATEGIES FUND LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES STRATEGIC INCOME FUND, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P., as a Lender
By: Ares Management LLC, its Investment Manager
By: Ares Capital Management LLC, as Sub-Adviser
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING MASTER FUND II DESIGNATED ACTIVITY COMPANY, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARES SENIOR CREDIT MASTER FUND III LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES CAPITAL CORPORATION, as a Lender
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

PRIVATE CREDIT FUND C-1 HOLDCO, LLC – SERIES 1, as a Lender
By: Ares Capital Management LLC, its Asset Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES SENIOR DIRECT LENDING PARALLEL FUND (L) II, L.P., as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

IVY HILL REVOLVER FUNDING II LP, as a Lender
By: Ivy Hill Asset Management, L.P., its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARES SENIOR CREDIT INVESTMENT PARTNERSHIP (CP) L.P., as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

PRIVATE CREDIT FUND O, LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SC ACM PRIVATE DEBT FUND L.P., as a Lender
By: Ares Capital Management LLC, its Investment Advisor
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES EUROPEAN CREDIT STRATEGIES FUND VIII (BUMA), L.P., as a Lender
By: Ares Management Limited, its Investment Manager
By: Ares Capital Management LLC, its Sub-Adviser
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

ARES DIRECT FINANCE I LP, as a Lender
By: Ares Capital Management LLC, its Investment Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

ARES ND CREDIT STRATEGIES FUND LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

SA REAL ASSETS 20 LIMITED, as a Lender
By: Ares Management LLC, its Manager
By: Ares Capital Management LLC, as Sub-Adviser
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

AO MIDDLE MARKET CREDIT FINANCING L.P., as a Lender
By: AO Middle Market Credit Financing GP Ltd., its general partner
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT L.P., as a Lender
By: OCM Middle Market Credit G.P. Inc., its general partner
By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

By:	/s/ Neil Laws
Name:	Neil Laws
Title:	Authorized Signatory

[Signature Page to Second Amendment]

SCHEDULE 1
Second Amendment Delayed Draw Term Loan Commitments

Second Amendment Delayed Draw Term Lender	Second Amendment Delayed Draw Term Loan Commitments
Ares Capital Corporation	$22,165,655.00
Ares Centre Street Partnership, L.P.	$496,186.00
Chubb DL (Federal Insurance Company)	$1,186,621.00
SC ACM PRIVATE DEBT FUND L.P.	$2,055,320.00
Nationwide Life Insurance Company	$492,680.00
Nationwide Mutual Insurance Company	$575,973.00
AN Credit Strategies Fund, L.P.	$989,824.00
Ares European Credit Strategies Fund VIII (BUMA), L.P.	$250,000.00
AJ Middle Market Credit LP	$865,606.00
Ares Strategic Income Fund	$22,649,985.00
ACME Private Credit Fund LP	$441,144.00
Ares Senior Credit Master Fund (U) III LP	$6,151,682.53
Ares Senior Credit Master Fund III LP	$57,761,902.16
ARES CREDIT INVESTMENT PARTNERSHIP III C LP	$1,277,760.00
Ares Senior Credit Investment Partnership (CP) LP	$3,260,806.07
Ares Direct Finance I LP	$9,331,765.00
CION Ares Diversified Credit Fund	$923,316.00
Private Credit Fund C-1 Holdco, LLC – Series 1	$4,820,222.00
Private Credit Fund C-1 SPV 2, LLC	$2,714,194.00
Private Credit Fund O, LLC	$2,225,863.00
AO Middle Market Credit L.P.	$5,476,993.00
Ares SFERS Credit Strategies Fund LLC	$1,386,502.24
Ares ND Credit Strategies Fund LLC	$2,500,000.00
Total	$150,000,000.00

[[8076284]]

EXHIBIT A
Amendment to Credit Agreement

[See attached]

[[8076284]]

Exhibit A to the Second Amendment
~~*CONFORMED COPY~~
~~Conformed to First Amendment Dated as of June 13, 2024~~

$~~350,000,000~~400,000,000

CREDIT AND GUARANTY AGREEMENT

dated as of January 18, 2024,

as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of June 13, 2024,

as further amended by that certain Second Amendment to Credit and Guaranty Agreement, dated as of September 12, 2025 by and among
ARTIVION, INC.,
as Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO,
as Guarantor Subsidiaries,
The Lenders From Time to Time Party Hereto,
and
ARES CAPITAL CORPORATION,
as Administrative Agent and Collateral Agent
_____________________________________________
ARES CAPITAL MANAGEMENT LLC,
as Sole Lead Arranger and Sole Bookrunner
________________________________________________________________________

THE REVOLVING LOANS AND INITIAL TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE REVOLVING LOANS AND INITIAL TERM LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.1

[[8076235]]

i

[[8076235]]

SECTION 4.	REPRESENTATIONS AND WARRANTIES	118
4.1	Organization; Requisite Power and Authority; Qualification	118
4.2	Due Authorization	118
4.3	No Conflict; Government Consents	118
4.4	Binding Obligation	119
4.5	Historical Financial Statements	119
4.6	Projections	119
4.7	No Material Adverse Effect	119
4.8	Adverse Proceedings	~~119~~120
4.9	Payment of Taxes	120
4.10	Ownership of Material Property	120
4.11	Environmental Matters	121
4.12	Governmental Regulation	121
4.13	Margin Stock	121
4.14	Employee Matters	121
4.15	Employee Benefit Plans	121
4.16	Solvency	122
4.17	Compliance with Laws	122
4.18	Disclosure	123
4.19	Perfection of Security Interests in the Collateral	123
4.20	Use of Proceeds	123
4.21	No Default	123
4.22	Insurance	123
4.23	FDA Regulatory Compliance	123
4.24	Healthcare Regulatory Compliance	~~125~~124
4.25	Reimbursement Coding	126
4.26	HIPAA	126

SECTION 5.	AFFIRMATIVE COVENANTS	126
5.1	Financial Statements; Notices and Other Reports	126
5.2	Existence	130
5.3	Payment of Taxes and Claims	~~131~~130
5.4	Maintenance of Properties	131
5.5	Insurance	131
5.6	Books and Records; Inspections	~~132~~131
5.7	Compliance with Laws	132
5.8	Anti-Terrorism Laws and Anti-Corruption Laws	132
5.9	[Reserved]	132
5.10	Additional Subsidiaries	132
5.11	Material Real Estate Assets	133
5.12	Further Assurances	134
5.13	Designation of Subsidiaries and Unrestricted Subsidiaries	134
5.14	Quarterly Lender Calls	~~135~~134
5.15	[Reserved]	135
5.16	Use of Proceeds	135
5.17	Post-Closing Matters	135

[[8076235]]

SECTION 6.	NEGATIVE COVENANTS	135
6.1	Indebtedness	135
6.2	Liens	139
6.3	No Further Negative Pledges	143
6.4	Restricted Junior Payments	144
6.5	Restrictions on Subsidiary Distributions	146
6.6	Investments	147
6.7	Financial Covenant	~~151~~150
6.8	Fundamental Changes; Disposition of Assets	151
6.9	Transactions with Affiliates	153
6.10	Conduct of Business	154
6.11	Rate Contracts	154
6.12	Certain Amendments or Waivers	154
6.13	Fiscal Year	154

SECTION 7.	GUARANTY	~~155~~154
7.1	Guaranty of the Obligations	~~155~~154
7.2	Contribution by Guarantors	~~155~~154
7.3	Liability of Guarantors Absolute	155
7.4	Waivers by Guarantors	157
7.5	Guarantors’ Rights of Subrogation, Contribution, etc	~~158~~157
7.6	Subordination of Other Obligations	158
7.7	Continuing Guaranty	~~159~~158
7.8	Authority of Guarantors or the Borrower	~~159~~158
7.9	Financial Condition of the Borrower	~~159~~158
7.10	Bankruptcy, etc	159
7.11	Discharge of Guaranty upon Sale of Guarantor	~~160~~159
7.12	Instrument for Payment of Money	160
7.13	General Limitation on Guarantee Obligations	160
7.14	Keepwell	160

SECTION 8.	EVENTS OF DEFAULT	~~161~~160
8.1	Events of Default	~~161~~160
8.2	Remedies upon an Event of Default	163
8.3	Application of Proceeds	~~164~~163

SECTION 9.	AGENTS	~~165~~164
9.1	Appointment and Duties	~~165~~164
9.2	Binding Effect	166
9.3	Use of Discretion	166
9.4	Delegation of Rights and Duties	~~168~~167
9.5	Reliance and Liability	~~168~~167
9.6	Agent Individually	~~169~~168
9.7	Lender Credit Decision	169
9.8	Expenses; Indemnities; Withholding	~~170~~169
9.9	Resignation of Administrative Agent, Collateral Agent or Issuing Bank	~~171~~170

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9.10	Release of Collateral or Guarantors	172
9.11	[Reserved]	~~174~~173
9.12	Sole Lead Arranger and Sole Bookrunner	~~174~~173
9.13	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~174~~173
9.14	Erroneous Payments	~~175~~174

SECTION 10.	MISCELLANEOUS	177
10.1	Notices	177
10.2	Expenses	~~180~~179
10.3	Indemnity; Certain Waivers	~~181~~180
10.4	Set-Off	~~182~~181
10.5	Amendments and Waivers	~~182~~181
10.6	Successors and Assigns; Participations	~~190~~189
10.7	Independence of Covenants; Interpretation	~~195~~194
10.8	Survival of Representations, Warranties and Agreements	~~195~~194
10.9	No Waiver; Remedies Cumulative	~~195~~194
10.10	Marshalling; Payments Set Aside	~~195~~194
10.11	Severability	~~195~~194
10.12	Obligations Several; Independent Nature of the Lenders’ Rights	~~196~~195
10.13	Headings	~~196~~195
10.14	Applicable Law	~~196~~195
10.15	Consent to Jurisdiction	~~196~~195
10.16	WAIVER OF JURY TRIAL	~~196~~195
10.17	Confidentiality; Tombstones; Etc	~~196~~195
10.18	Usury Savings Clause	~~198~~197
10.19	Counterparts	~~198~~197
10.20	No Strict Construction	~~198~~197
10.21	Effectiveness; Entire Agreement	~~198~~197
10.22	No Fiduciary Duty	~~198~~197
10.23	No Third Parties Benefit	~~199~~198
10.24	PATRIOT Act	~~199~~198
10.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~199~~198
10.26	Judgment Currency	~~200~~199

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Appendices
Appendix A-1	Closing Date Initial Term Loan Commitments
Appendix A-2	Revolving Credit Commitments; Specified Letter of Credit Commitments
Appendix A-3	Delayed Draw Term Loan Commitments
Appendix B	Notice Addresses

Schedules
Schedule 4.10(b)	Capital Stock and Ownership
Schedule 4.10(d)	Real Estate Assets
Schedule 4.23	FDA Regulatory Compliance
Schedule 5.17	Post-Closing Matters
Schedule 6.1	Indebtedness
Schedule 6.2	Liens
Schedule 6.3	No Further Negative Pledges
Schedule 6.6	Investments
Schedule 6.9	Affiliate Transactions

Exhibits
Exhibit A-1	Form of Funding Notice
Exhibit A-2	Form of Conversion/Continuation Notice
Exhibit A-3	Form of Issuance Notice
Exhibit B-1	Form of Term Loan Note
Exhibit B-2	Form of Revolving Loan Note
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Solvency Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; not partnerships)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (Non-U.S. participants; not partnerships)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (Non-U.S. participants; partnerships)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit G	Form of Closing Date Certificate
Exhibit H	Form of Counterpart Agreement
Exhibit I	Form of Pledge and Security Agreement
Exhibit J	Form of Intercompany Subordination Agreement
Exhibit K	Form of Perfection Certificate

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CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of January 18, 2024 (this “Agreement”), is entered into by and among ARTIVION, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto, as Guarantor Subsidiaries, the Lenders from time to time party hereto and ARES CAPITAL CORPORATION, as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these recitals will have the respective meanings set forth for such terms in Section 1.1;
WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, in an aggregate principal amount of $350,000,000, consisting of (a) $190,000,000 in aggregate principal amount of Initial Term Loans, (b) $100,000,000 in aggregate principal amount of Closing Date Delayed Draw Term Loan Commitments and (c) $60,000,000 in aggregate principal amount of Revolving Credit Commitments;
WHEREAS, the proceeds of the Initial Term Loans borrowed on the Closing Date and any Initial Revolving Borrowings will be used to consummate the refinancing of the Borrower Existing Credit Agreement on the Closing Date and to consummate the other Transactions;
WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of its assets subject to certain exceptions set forth herein and in the Pledge and Security Agreement; and
WHEREAS, the Guarantor Subsidiaries have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of their respective assets subject to certain exceptions as set forth herein and in the Pledge and Security Agreement;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS AND INTERPRETATION
1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, will have the following meanings:
“Acceptable Discount Price” as defined in Section 2.25(b).
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any
(a) Incremental Loan in accordance with Section 2.24 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.26; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) will be subject to the approval of the Administrative Agent and/or each Issuing Bank (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such

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consent would be required from the Administrative Agent and/or each Issuing Bank under Section 10.6(c), respectively, for an assignment of Loans to such Additional Lender.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, however, that if Adjusted Term SOFR at any time would otherwise be less than two percent (2.00%), such rate shall be deemed to be two percent (2.00%) (including for purposes of clause (c) in the definition of “Base Rate”).
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any Subsidiary) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Executive Officer of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” as defined in Section 2.18(b). “Affected Loans” as defined in Section 2.18(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For the avoidance of doubt, none of the Agents or their respective lender affiliates shall be deemed to be an Affiliate of the Borrower, any Subsidiary or any Unrestricted Subsidiary.
“Agency Fee Letter” means that certain Fee Letter, dated January 18, 2024, by and between the Borrower and the Administrative Agent.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Sole Bookrunner and the Sole Lead Arranger.
“Aggregate Amounts Due” as defined in Section 2.17. “Aggregate Payments” as defined in Section 7.2.
“Agreed Currency” means (a) Dollars, (b) [reserved] and (c) any other Eligible Currency which the Borrower requests any Issuing Bank (and the applicable Issuing Bank agrees) to include as an Agreed Currency hereunder.
“Agreement” as defined in the preamble hereto.
“All-In Yield” means, as to any Indebtedness or Loans of any Class, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an Adjusted Term SOFR floor or Base Rate floor to the extent greater than 2.00% per annum or 3.00% per annum, respectively (with such

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increased amount being equated to interest margins for purposes of determining any increase to the Applicable Margin); provided that (a) original issue discount and upfront fees will be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); (b) “All-In Yield” will not include customary arrangement fees, structuring fees, underwriting fees, commitment fees, ticking fees, amendment fees, closing fees or any other similar fees, in each case, to the extent not shared generally with lenders providing such Indebtedness; and (c) if an Adjusted Term SOFR floor or Base Rate floor for the applicable Indebtedness or commitments in respect thereof being incurred is greater than the Adjusted Term SOFR floor or Base Rate floor, respectively, for the Initial Term Loans, the difference between such floor for such applicable new Indebtedness or commitments and the Initial Term Loans will be equated to an increase in the Applicable Margin, and in such case the interest rate floor (expressed in the definition of Adjusted Term SOFR or Base Rate), but not the Applicable Margin, as applicable to the Initial Term Loans will be increased to the extent of such differential between interest rate floors.
“Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Credit Parties, their Subsidiaries or their Unrestricted Subsidiaries, including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, any foreign government employee or commercial entity in order to obtain an improper business advantage; including the FCPA, the United Kingdom Bribery Act of 2010, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Anti-Terrorism Laws” means any of the Laws relating to terrorism, economic sanctions, export controls or money laundering, including, but not limited to, (a) Executive Order No. 13224, (b) the PATRIOT Act, (c) the Laws comprising or implementing the Bank Secrecy Act, and (d) the export controls and economic and financial sanctions or trade embargoes enacted, imposed, administered and enforced from time to time by (i) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (ii) the European Union or any of its member states, (iii) ~~Her~~His Majesty’s Treasury of the United Kingdom or (iv) any other relevant sanctions authority of a jurisdiction where the Borrower and the Subsidiaries operate the Business.
“Applicable Commitment Fee Rate” means 0.50% per annum “Applicable Discount Price” as defined in Section 2.25(b). “Applicable Margin” means:
(a)(i) with respect to Initial Term Loans prior to the Second Amendment Effective Date, initially a percentage per annum equal to (iA) for SOFR Loans, 6.50% and (~~ii~~B) for Base Rate Loans, 5.50%; provided that from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Total Net Leverage Ratio in respect of the Q2-2025 Test Period, the “Applicable Margin” for Initial Term Loans shall be the applicable margin set forth below under the caption “SOFR Margin” (for SOFR Loans) or “Base Rate Margin” (for Base Rate Loans), respectively, based upon the Total Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(e):

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Pricing Level	Total Net Leverage Ratio	SOFR Margin	Base Rate Margin
I	Greater than 3.75:1.00	6.50%	5.50%
II	Equal to or below 3.75:1.00	6.25%	5.25%

No change in the Applicable Margin for Initial Term Loans shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(e) calculating the Total Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.1(e) or at any time a Default or Event of Default has occurred and is continuing, the Applicable Margin for Initial Term Loans shall be set at Pricing Level I. Within one (1) Business Day of receipt of the applicable information under Section 5.1(e), the Administrative Agent shall give each Term Lender with Initial Term Loan Exposure telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin for Initial Term Loans in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for Initial Term Loans for any period (an “Applicable Period”) than the Applicable Margin for Initial Term Loans applied for such Applicable Period, then (i) the Borrower shall promptly (and in any event within five (5) Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 5.1 for such Applicable Period, (ii) the Applicable Margin for Initial Term Loans for such Applicable Period shall be determined as if the Total Net Leverage Ratio were determined based on the amounts set forth in such corrected financial statements and certificates and (iii) the Borrower shall promptly (and in any event within ten (10) Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for Initial Term Loans for such Applicable Period. Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article IX. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph (but, for the avoidance of doubt, not the grid or language above the grid which may require the consent of the affected Lenders of the applicable Class) may be amended or waived with the consent of only the Borrower and the Required Initial Term Loan Lenders; and (ii) with respect to Initial Term Loans on and after the Second Amendment Effective Date, a percentage per annum equal to (x) for SOFR Loans, 4.75% and (y) for Base Rate Loans, 3.75%;
(b)with respect any Term Loans (other than Initial Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; and
(c)with respect to Revolving Loans, a percentage per annum equal to (i) prior to the Second Amendment Effective Date, (x) for SOFR Loans, 4.00% and (y) for Base Rate Loans, 3.00% and (ii) on and after the Second Amendment Effective Date, (x) for SOFR Loans, 3.50% and (y) for Base Rate Loans, 2.50%.
“Application” means an application, in such form as the applicable Issuing Bank may specify from time to time, requesting such Issuing Bank to Issue a Letter of Credit.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the

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Administrative Agent or to the Lenders by means of electronic communications pursuant to Section 10.1(d).

“Approved Fund” means, with respect to any Lender, (a) any investment company, fund, securitization vehicle, trust or conduit that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) any Person (other than a Natural Person) which temporarily warehouses loans for such Lender or any entity described in the preceding clause (a) and that, in the case of each of the preceding clauses (a) and (b), is administered or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers or manages such Lender.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and lease-back, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with (each, a “disposition”), any Person in one transaction or a series of related transactions, of all or any part of the Borrower’s or any Subsidiary’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Capital Stock of any Subsidiary, other than:
(a)dispositions of inventory and goods in the ordinary course of business (including intercompany inventory sales in the ordinary course of business);
(b)dispositions of used, worn-out, obsolete, used or surplus property and property no longer used or useful in the Business;
(c)dispositions of assets that are made subject to a Capital Lease or Purchase Money Indebtedness within 180 days after the acquisition, construction, lease or improvement of the asset financed;
(d)dispositions of property that constitutes a Casualty Event;
(e)dispositions of cash or Cash Equivalents (or Investments that were cash or Cash Equivalents when made);
(f)dispositions of equipment or Real Estate Assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net cash proceeds of such disposition are applied within 180 days of the receipt thereof to the purchase price of replacement property;
(g)dispositions or discounts by the Borrower or any Subsidiary of accounts, receivables or notes receivable in connection with the collection or compromise thereof, including supplier financing arrangements without recourse to the Borrower or any Subsidiary that accelerate collection of receivables from clients or customers;
(h)(i) non-exclusive licenses or sub-licenses of Intellectual Property in the ordinary course of business, (ii) the abandonment or other disposition of Intellectual Property that is in the reasonable good faith judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Credit Parties taken as a whole and (iii) exclusive licenses of Intellectual Property where exclusivity is restricted to a limited field of use that does not prohibit the Borrower and its Subsidiaries from commercializing the Intellectual Property rights so licensed in applications outside the limited field of use or in an application presently commercialized by the Borrower and its Subsidiaries; provided that in the case of this clause (iii), (A) the Administrative Agent has a perfected first priority

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security interest in each such license and (B) no Default or Event of Default shall exist at the time any Credit Party or any of its Subsidiaries enter into such license;
(i)leases, subleases, licenses or sub-licenses of real property or personal property (other than Intellectual Property) in the ordinary course of business;
(j)dispositions of any business, asset or property between or among the Borrower and the Subsidiaries; provided that any such disposition outside the ordinary course of business (A) by any Subsidiary that is not a Guarantor Subsidiary to the Borrower or to another Guarantor Subsidiary or (B) by the Borrower or any Guarantor Subsidiary to a Subsidiary that is not a Guarantor Subsidiary is, in each case, on terms that are, taken as a whole, at least as favorable to the Borrower or such Guarantor Subsidiary, as the case may be, as the terms of an arm’s length disposition of such business, asset or property, taken as a whole, between unaffiliated Persons; provided, further, that to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 6.6;
(k)dispositions of other assets for aggregate consideration not to exceed (i) $2,500,000 in the case of any single transaction or series of related transactions or (ii) $5,000,000 in the aggregate during any Fiscal Year;
(l)dispositions of non-core assets acquired in a Permitted Acquisition or other Investment permitted under Section 6.6 disposed of within eighteen (18) months following the consummation of such Permitted Acquisition or other Investment and in the aggregate amount not to exceed 25% of the cash purchase consideration paid in respect of such Permitted Acquisition or other Investment;
(m)dispositions of real property and related assets in connection with relocation of Executive Officers or employees of the Borrower or any Subsidiary;
(n)unwinding of Rate Contracts;
(o)issuance of Capital Stock by a Subsidiary to the Borrower or any other Subsidiary;
(p)dispositions of Capital Stock held in any Unrestricted Subsidiary;
(q)dispositions of Capital Stock in Joint Ventures and Joint Venture Subsidiaries pursuant to buy/sell arrangements set forth in joint venture agreements and similar binding agreements;
(r)dispositions of property pursuant to a Permitted Sale Leaseback Transaction; and
(s)to the extent constituting dispositions, Liens permitted by Section 6.2, Restricted Junior Payments permitted by Section 6.4 and Investments permitted by Section 6.6.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.
“Assignment Effective Date” as defined in Section 10.6(b).
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief operating officer, chief financial officer, chief compliance officer, chief legal officer, president, vice president, treasurer and any other officer having substantially the same authority and responsibility as any of the foregoing.

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“Available Amount” means, as at any date of determination, an amount equal to:
(a)the sum (and, in the case of clauses (ii) through (vii) below, received or retained, as applicable, after the Closing Date and prior to such date of determination), without duplication, of:
(i)$10,000,000;
(ii)the Cumulative Retained Excess Cash Flow as of such date;
(iii)the net cash proceeds received by the Borrower after the Closing Date (and prior to such date of determination) from issuances or sales of its Capital Stock (that is not Disqualified Capital Stock), other than to the extent such proceeds have been utilized under Section 6.4(a), 6.4(b) or 6.6(r);
(iv)the amount of any Waivable Mandatory Prepayment retained by the Borrower in accordance with the terms of this Agreement;
(v)the net cash proceeds received by the Borrower or any Subsidiary in connection with the sale, transfer or other disposition of any Investment (including its ownership interest in any Joint Ventures or Unrestricted Subsidiaries) during the period from and including the Business Day immediately following the Closing Date through and including the date of determination, in each case, to the extent that the original Investments were made in reliance on the Available Amount and in an amount not to exceed the original Investment made by the Borrower or such Subsidiary in reliance on the Available Amount;
(vi)the aggregate principal amount of Indebtedness or Disqualified Capital Stock of the Borrower or any Subsidiary issued after the Closing Date (other than Indebtedness or Disqualified Capital Stock issued to the Borrower or any other Subsidiary) that have been converted into or exchanged for Capital Stock (that is not Disqualified Capital Stock) of the Borrower, together with cash, Cash Equivalents and the fair market value (as determined in good faith by the Borrower) of any assets received by the Borrower or any Restricted Subsidiary upon such conversion or exchange; and
(vii)the returns (including repayments of principal and payments of interest), profits, distributions, returns of capital and similar amounts received in cash or Cash Equivalents by the Borrower or any Subsidiary on Investments made by the Borrower or any Subsidiary in reliance on the Available Amount pursuant to Section 6.6(l) (including as a result of any termination or unwinding of such Investments) to the extent not included in the calculation of Consolidated Adjusted EBITDA and in amount not to exceed the original Investment made by the Borrower or such Subsidiary in reliance on the Available Amount;
minus
(b)the sum, without duplication, of:
(i)the aggregate amount of Restricted Junior Payments made after the Closing Date (and prior to such date of determination) pursuant to Section 6.4(f); and
(ii)the aggregate amount of Investments made after the Closing Date (and prior to such date of determination) pursuant to Section 6.6(l), with each such Investment measured as of the date made and without giving effect to subsequent changes in value.

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“Available Foreign Currencies” means the Agreed Currencies other than Dollars.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Agreement” means any agreement evidencing Bank Product Obligations. “Bank Product Obligations” means all obligations of every nature of the Borrower or any
Subsidiary from time to time owed to any Bank Product Provider in connection with any Bank Product, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower or such Subsidiary, would have accrued on any Bank Product Obligation, whether or not a claim is allowed against the Borrower or such Subsidiary for such interest in the related bankruptcy proceeding), reimbursement, fees, expenses, indemnification or otherwise.
“Bank Product Provider” means (a) a Lender or Agent, or any Affiliate of a Lender or Agent, in its capacity as such, in each case that provides Bank Products to the Borrower or any Subsidiary (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Bank Product Agreement), whether or not such Person subsequently ceases to be a Lender, an Agent or an Affiliate of a Lender or Agent or (b) any other financial institution that provides Bank Products to the Borrower or any Subsidiary and is designated by the Borrower to the Administrative Agent as a “Bank Product Provider”, in the case of any such Affiliate described in clause (a) or financial institution described in clause (b), that has executed and delivered to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Affiliate or financial institution appoints the Administrative Agent and the Collateral Agent as agents under the applicable Credit Documents.
“Bank Products” means all facilities or services related to (a) cash management and related services, including automated clearinghouse of funds, treasury, depository, overdraft, electronic funds transfer, cash pooling, controlled disbursements and other cash management arrangements, (b) commercial credit card and merchant card services, credit or debit cards, stored value cards and purchase cards and the processing of related sales or receipts and (c) E-payables and comparable services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Proceeding” means any voluntary or involuntary proceeding commenced under the Bankruptcy Code.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (i) Adjusted Term SOFR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day (but, for the avoidance of doubt, not less than two percent (2.00%) per annum), plus (ii) 1.00%; provided that the Base Rate shall never be less than three percent

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(3.00%). Any change in the Base Rate due to a change in any of the foregoing will be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR for an Interest Period of one month.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base
Rate.
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Big Boy Letter” as defined Section 2.25.
“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (b) listed in any sanctions-related list of designated Persons maintained by the United States (including, but not limited to, OFAC Lists), the United Nations Security Council, the European Union or any of its member states, ~~Her~~His Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority; (c) fifty percent (50%) or more, individually or in the aggregate, owned by any Person described in paragraphs (a) or (b) hereof; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is the government of a Sanctioned Country.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower” as defined in the preamble hereto.
“Borrower Existing Credit Agreement” means indebtedness and other obligations that do not expressly survive termination and repayment, and which are outstanding immediately prior to the Closing Date, under that certain Credit and Guaranty Agreement, dated as of December 1, 2017, by and among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other Persons party thereto.
“Business” means, at any time, a collective reference to (a) the business activities engaged in or proposed to be engaged in by the Borrower and the Subsidiaries on the Closing Date, after giving effect to the Transactions, (b) all business activities that are similar, ancillary, incidental, complementary or related to the business activities identified in clause (a), and (c) all business activities that are reasonable or logical extensions of the business activities identified in clauses (a) and (b).
“Business Day” means any day excluding Saturday, Sunday and any day which is (i) a legal holiday under the laws of the State of New York, (ii) the Friday immediately following Thanksgiving in the United States each year, (iii) the Friday immediately preceding Easter Sunday each year or (iv) a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that when used in connection with a SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Calculation Date” means (a) the first Business Day of each month, (b) the date of issuance, amendment, renewal or extension of any Foreign Currency Letter of Credit, and (c) any other date selected by the Administrative Agent in its reasonable discretion.

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“Cap” means, with respect to any provision of this Agreement as of any date of determination, any limitation based on a fixed Dollar amount or percentage of TTM Consolidated Adjusted EBITDA (or if both apply to such provision, whichever is higher determined as of such date); provided that, for the avoidance of doubt, Cap shall not include any limitation based on a ratio.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the Closing Date, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for all purposes hereunder (except for determining whether the financial statements delivered pursuant to Section 5.1(a), (b) or (d) are prepared in accordance with GAAP) the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on December 15, 2018 and no effect shall be given to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that no Indebtedness of the Borrower will constitute Capital Stock by virtue of being convertible or exchangeable into Capital Stock prior to such conversion or exchange.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant Issuing Bank and the Revolving Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances in an amount equal to 103% of such outstanding Letter of Credit Obligation pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank. The term “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date of determination:
(a)Dollars, Canadian Dollars, Euros, Pounds Sterling, Swiss Francs and Australian Dollars (and, to the extent reasonably necessary to reimburse any Foreign Currency Letter of Credit, the applicable Available Foreign Currency);
(b)local currencies held by the Borrower or any Subsidiary from time to time in the ordinary course of business or consistent with past practice and not for speculation;
(c)marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States Government or EEA Member Country or (ii) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(d)marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision of any such state, commonwealth or territory or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(e)commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from

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Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(f)certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted (i) by any Lender or (ii) by any commercial bank organized under the laws of the United States, any State or Commonwealth thereof or the District of Columbia that (A) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;
(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and
(h)investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (g) above.
In the case of Investments by any Foreign Subsidiary or Investments made in a jurisdiction outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (h) and in this paragraph.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property.
“Change of Control” means an event or series of events:
(a)by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)constituting the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person that is not a Credit Party;
(c)by which a “change of control” or similar provision under any agreement or instrument evidencing any Material Indebtedness of the Borrower or any Subsidiary occurs that obligates the Borrower or any Subsidiary to repurchase, redeem, repay or convert into cash all or any part of the Indebtedness provided for therein.

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“Class” means (a) with respect to the Lenders, each of the following classes of the Lenders: (i) the Lenders having Term Loan Exposure arising from the Initial Term Loans, (ii) the Lenders having Term Loan Exposure arising from any separately identifiable tranche of Incremental Term Loans, (iii) the Lenders having Term Loan Exposure arising from any separately identifiable tranche of Refinancing Term Loans, (iv) the Lenders having Term Loan Exposure arising from any separately identifiable tranche of Extended Term Loans and (v) the Lenders having Revolving Credit Exposure, and (b) with respect to Loans, each of the following classes of Loans: (i) Initial Term Loans, (ii) any separately identifiable tranche of Incremental Term Loans, (iii) any separately identifiable tranche of Refinancing Term Loans, (iv) any separately identifiable tranche of Extended Term Loans and (v) Revolving Loans.
“Closing Date” means January 18, 2024.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G.
“Closing Date Delayed Draw Commitment Period” means the period from and including the Closing Date to but excluding the Closing Date Delayed Draw Termination Date.
“Closing Date Delayed Draw Funding Date” means one or more dates after the Closing Date and before the Closing Date Delayed Draw Termination Date on which Closing Date Delayed Draw Term Loans are made and on which the conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with Section 10.5.
“Closing Date Delayed Draw Termination Date” as defined in Section 2.1(b)(i).
“Closing Date Delayed Draw Term Loan Commitment” means, as of the Closing Date, the commitment of a Lender set forth on Appendix A-3 to make or otherwise fund any Closing Date Delayed Draw Term Loan, and “Closing Date Delayed Draw Term Loan Commitments” means such commitments of all the Lenders in the aggregate. The amount of each Lender’s Closing Date Delayed Draw Term Loan Commitment, if any, is subject to adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Delayed Draw Term Loan Commitments as of the Second Amendment Effective Date is $0.
“Closing Date Delayed Draw Term Loan” as defined in Section 2.1(b)(i).
“Closing Date Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan on the Closing Date and “Closing Date Initial Term Loan Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Closing Date Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Initial Term Loan Commitments as of the Closing Date is $190,000,000.
“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as collateral security for the Obligations; provided that Collateral shall not include any Excluded Assets (as defined in the Pledge and Security Agreement) or any other property or assets specifically excluded from the scope of any grant clause under any other Collateral Document unless (as to any Credit Party) such Credit Party hereafter agrees in writing that any such Excluded Asset, asset or property shall constitute Collateral hereunder.

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“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, the Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means any Revolving Credit Commitment, any Closing Date Initial Term Loan Commitment, any Delayed Draw Term Loan Commitment and any Incremental Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate of the Borrower substantially in the form of Exhibit C.
“Consolidated Adjusted EBITDA” means, for any Test Period, an amount determined for the Borrower and the Subsidiaries on a consolidated basis and without duplication equal to:
(a)Consolidated Net Income for such period, plus
(b)the sum of, in each case (other than subclauses (x) and (xxi) below) to the extent deducted (and not added back or excluded) in the calculation of Consolidated Net Income, but without duplication:
(i)Consolidated Interest Expense for such Test Period;
(ii)consolidated tax expense for such Test Period based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period;
(iii)amounts attributable to depreciation and amortization expense for such Test Period (including amortization of customer contracts, non-compete agreements or other intangible assets);
(iv)non-cash charges or expenses reducing Consolidated Net Income for such Test Period (provided, in connection with any non-cash charge or expense that is an accrual of a reserve for a cash expenditure or payment required to be made, or anticipated to be made, in a future period, (1) the Borrower may determine not to add back such non-cash charge or expense in the current Test Period and (2) to the extent the Borrower decides to add back such non-cash charge or expense, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA to such extent);
(v)costs, fees and expenses associated with the Transactions, to the extent disclosed to the Administrative Agent;
(vi)costs, fees, charges and expenses arising in connection with any transaction that is or would be a Permitted Acquisition, permitted Investment, disposition, incurrence or repayment of Indebtedness (including a refinancing, amendment or other modification thereof) and/or equity offering, in each case whether or not consummated and any amendment or modification to the terms of any such transactions (including such costs, fees, charges and expenses reimbursed or actually paid by a Person that is not the Borrower or a Subsidiary or

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covered by indemnification or reimbursement provisions), provided that to the extent such transactions have not been consummated, such costs, fees, charges and expenses shall not exceed $5,000,000 in any Test Period;
(vii)restructuring, integration or similar charges, expenses or reserves, whether or not classified as restructuring charges or expenses under GAAP (including restructuring costs related to acquisitions and closure or consolidation of branches, facilities or locations, any lease termination settlements (or remaining rental expense until the end of the applicable lease term), and any expense related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate use);
(viii)any net loss from disposed operations;
(ix)extraordinary, unusual or non-recurring costs, fees, charges and other expenses (including from natural disasters), including severance costs and expenses (including such fees, charges and expenses incurred by the Borrower or any Subsidiary that are reimbursed or actually paid by a Person that is not the Borrower or a Subsidiary or covered by indemnification or reimbursement provisions);
(x)expenses, losses or charges incurred during such period in connection with Casualty Events to the extent that any such amount is covered by business interruption or other insurance and which either has been reimbursed or as to which the Borrower has made a determination that there exists reasonable evidence that such amount will be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable insurance carrier in writing and (B) in fact reimbursed within 180 days of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed within 180 days);
(xi)expenses, charges and losses due to the effects of purchase accounting, as set forth in the Statement of Financial Accounting Standards 141(R), Business Combinations;
(xii)the amount of any expenses paid on behalf of any member of the board of directors or reimbursable to such member of the board of directors;
(xiii)costs or expenses incurred by the Borrower or any Subsidiary pursuant to an equity-based compensation plan, profits interest or stock option plan or any other management or employee benefit plan or arrangement or any stock subscription or shareholder plan;
(xiv)expenses, charges and losses in the form of earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case paid in connection with Permitted Acquisitions or other permitted Investments or acquisitions;
(xv)any minority interest expense;
(xvi)retention, recruiting, relocation and signing bonuses and expenses;
(xvii)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(ii) of this definition for any previous period;

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(xviii)in connection with acquisitions of Foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP;
(xix)charges, losses or expenses to the extent subject to indemnity or reimbursement by a third party to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (A) not denied by the applicable indemnitor in writing within 180 days of the occurrence of such event and (B) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period);
(xx)costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the status of the Borrower as a reporting company, including costs, fees and expenses relating to compliance with provisions of the Securities Act and the Exchange Act and the rules of national securities exchange companies with listed equity securities;
(xxi)the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from (A) actions taken, (B) actions relating to any acquisition, disposition or operational change committed to be taken or expected to be taken no later than 18 months after such acquisition, disposition or operational change and
(C) actions relating to the Transactions and acquisitions that occurred prior to the Closing Date reasonably expected to be taken no later than 18 months after the Closing Date, in each case, which cost savings, operating expense reductions and synergies will be determined by the Borrower in good faith and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined;
(xxii)charges, costs, accruals, reserves or expenses attributable to the undertaking of items in clause (xxi) above;
(xxiii)costs, charges, fees, and other amounts expensed at the time of entry into inbound exclusive licenses of Intellectual Property in connection with the acquisition of such license in an amount not to exceed $5,000,000 in any Test Period;
(xxiv)[reserved];
(xxv)costs, expenses, awards and the amount of any judgment actually paid during such period in connection with any litigation or other legal dispute, not to exceed $2,000,000 in the Test Period, minus
(c)the sum of, in each case to the extent included in the calculation of Consolidated Net Income, but without duplication:
(i)extraordinary, unusual or non-recurring cash gains of such Person for such Test Period increasing Consolidated Net Income; and
(ii)all non-cash items of such Person for such Test Period increasing Consolidated Net Income, including gains on cancellation of debt purchased at less than par (in each case of or by the Borrower and the Subsidiaries for such period), other than the accrual of revenue in the ordinary course and excluding any such items which represent the reversal in such Test Period of

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any accrual of, or cash reserve for, anticipated cash charges in any prior period to the extent such amount was deducted in determining Consolidated Adjusted EBITDA for such prior period;
provided that the amounts included in Consolidated Adjusted EBITDA for any Test Period pursuant to subclauses (b)(xxi) and (b)(xxii) (other than amounts permitted in accordance with Regulation S-X as in effect prior to December 31, 2020), when aggregated with any adjustments pursuant to clause (b) of the definition of “Pro Forma”, will not exceed 20% of Consolidated Adjusted EBITDA for such Test Period (prior to giving effect to amounts added-back pursuant to such subclause).
To the extent the determination of Consolidated Adjusted EBITDA of any other Person is required in connection with any Specified Transaction or Pro Forma calculations with respect thereto, the Borrower shall determine the Consolidated Adjusted EBITDA of such Person in a manner consistent with this definition but substituting such other Person and its Subsidiaries therein.
“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and the Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, deferred taxes, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of long term debt and deferred taxes, (b) the current portion of interest, (c) accruals of any costs or expenses related to restructuring reserves, (d) deferred revenue arising from cash receipts that are earmarked for specific projects,
(e) liabilities in respect of unpaid earn-outs or letters of credit and (f) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition.
“Consolidated Excess Cash Flow” means for any Fiscal Year, with respect to the Borrower and the Subsidiaries on a consolidated basis, an amount, equal to:
(a)the sum, without duplication, of:
(i)the sum of (A) Consolidated Adjusted EBITDA for such Fiscal Year (for the avoidance of doubt, calculated on an actual and not on a Pro Forma Basis), minus (B) the aggregate cash component of all fees, costs, expenses, charges, proceeds or other amounts included in the calculation of Consolidated Adjusted EBITDA (pursuant to clause (b) of the definition thereof) for such Fiscal Year; plus
(ii)all cash extraordinary, unusual and non-recurring gains excluded in the calculation of Consolidated Adjusted EBITDA (pursuant to clause (c)(i) of the definition thereof) for such Fiscal Year; plus
(iii)decreases in the Consolidated Working Capital Adjustment for such Fiscal Year (other than any such decreases arising from acquisitions or dispositions by the Borrower and the Subsidiaries completed during such period or the application of purchase accounting);
minus

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(b)the sum, without duplication (and without duplication of amounts deducted pursuant to clause (a)(i)(B) above), of:
(i)consolidated capital expenditures in accordance with GAAP or acquisitions of Intellectual Property accrued or paid in cash by the Borrower and the Subsidiaries during such period or prior to the ECF Payment Date or committed to be paid in cash prior to the ECF Payment Date, in each case to the extent funded with Internally Generated Cash; plus
(ii)the amounts for such Fiscal Year of all repayments, repurchases, redemptions, retirements, defeasances or other discharges of Consolidated Total Debt funded with Internally Generated Cash (excluding (A) any such payments made in reliance on any basket calculated by reference to the Available Amount, (B) repayments of Revolving Loans or other revolving Indebtedness unless accompanied by a permanent reduction in the commitments thereunder and
(C)purchases, prepayments and repayments of Term Loans and other Pari Passu Lien Indebtedness, to the extent the same reduce the amount of mandatory prepayments of Term Loans from Consolidated Excess Cash Flow pursuant to Sections 2.14(d)(ii) and/or 2.14(d)(iii)), in each case paid in cash during such period; plus
(iii)the amount of Restricted Equity Payments pursuant to Sections 6.4(a) and (c) made during such period or prior to the ECF Payment Date to the extent funded with Internally Generated Cash; plus
(iv)the aggregate consideration paid in cash during such period or prior to the ECF Payment Date or committed to be paid in cash prior to the ECF Payment Date in connection with Permitted Acquisitions or other Investments permitted under Section 6.6 to the extent funded with Internally Generated Cash (excluding any intercompany Investments by and among the Borrower and its Subsidiaries and any such payments made in reliance on any basket calculated by reference to the Available Amount); plus
(v)the amount of any payments in respect of purchase price adjustments, earn-outs or long-term liabilities of the Borrower and its Subsidiaries (A) made in cash by the Borrower or any Subsidiary after the Closing Date (1) during such period or (2) prior to the ECF Payment Date or (B) committed to be made in cash within one year after the end of such period (only to the extent made with Internally Generated Cash and excluding any such payments made in reliance on any basket calculated by reference to the Available Amount); plus
(vi)increases in the Consolidated Working Capital Adjustment for such Fiscal Year (other than any such increases arising from acquisitions or dispositions by the Borrower and the Subsidiaries completed during such Fiscal Year or the application of purchase accounting); plus
(vii)all non-cash expenses, charges and adjustments for such Fiscal Year added to Consolidated Adjusted EBITDA pursuant to clause (b) of the definition thereof; plus
(viii)an amount equal to the aggregate net non-cash gain on dispositions of property by the Borrower and its Subsidiaries during such Fiscal Year (other than dispositions of property in the ordinary course of business) to the extent included in arriving at such Consolidated Adjusted EBITDA and the net cash loss on dispositions to the extent otherwise added to arrive at Consolidated Adjusted EBITDA; plus
(ix)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such Fiscal Year that are made in

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connection with any prepayment of any principal of Indebtedness to the extent (x) such prepayment of principal reduced Consolidated Excess Cash Flow pursuant to clause (b)(ii) above or reduced the mandatory prepayment required by Section 2.14(d) and (y) such payment is made with Internally Generated Cash; plus
(x)the amount of cash Taxes paid or Tax reserves set aside or payable (without duplication) in such Fiscal Year; plus
(xi)without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any Subsidiary pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments permitted by Section 6.6 (including Permitted Acquisitions) or capital expenditures to be consummated or made during the period of four consecutive Fiscal Quarters following the end of such period to the extent intended to be financed with Internally Generated Cash, provided, that to the extent the aggregate amount utilized to consummate such transaction during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Consolidated Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters; plus
(xii)the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries in cash during such period to the extent such expenditures are not expensed during such period to the extent such expenditures were funded with Internally Generated Cash;
provided that, in the case of clauses (b)(i), (b)(iv), (b)(v) and (b)(x) above, (A) any amount committed to be paid or made within such time period that reduces Consolidated Excess Cash Flow in such Fiscal Year pursuant to such clause will not be deducted again in the calculation of Consolidated Excess Cash Flow for any subsequent Fiscal Year and (B) to the extent any such amount committed to be paid or made after the end of such Fiscal Year is not actually paid or made in cash within such time period, such unpaid amount will, to the extent applicable, be added to the calculation of Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year.
For purposes of Section 2.14(d), “Consolidated Excess Cash Flow” will be deemed to be $0 if the calculation above results in a negative number.
“Consolidated Interest Expense” means, with respect to the Borrower and the Subsidiaries for any Test Period, the total consolidated interest expense for such Test Period determined on a consolidated basis in accordance with GAAP, plus, without duplication:
(a)imputed interest on Capital Leases for such Test Period;
(b)commissions, discounts and other fees, charges and expenses owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing for such Test Period;
(c)amortization of debt issuance costs, debt discount, or premium and other debt or equity financing fees and expenses incurred for such Test Period including net costs under Rate Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and any commitment fees payable thereunder;
(d)cash contributions to any employee stock ownership plan or similar trust made to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than

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the Borrower or any wholly-owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such Test Period;
(e)the interest portion of any deferred payment obligations for such Test Period; and
(f)all interest on any Indebtedness that is (i) Indebtedness of others secured by any Lien on property owned or acquired by the Borrower or any Subsidiary, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (ii) contingent obligations in respect of Indebtedness of the Borrower or any Subsidiary;
provided that Consolidated Interest Expense shall be calculated after giving effect to Rate Contracts related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Rate Contracts. For purposes of this definition, interest on Capital Leases will be deemed to accrue at the interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP as in effect on the Closing Date.
To the extent the determination of Consolidated Interest Expense of any other Person is required in connection with any Specified Transaction or Pro Forma calculations with respect thereto, the Borrower shall determine the Consolidated Interest Expense of such Person in a manner consistent with this definition but substituting such other Person and its Subsidiaries therein.
“Consolidated Net Income” means, for any Test Period an amount determined for the Borrower and the Subsidiaries on a consolidated basis and without duplication equal to:
(a)the net income (or loss) of the Borrower and the Subsidiaries on a consolidated basis for such Test Period taken as a single accounting period determined in conformity with GAAP, plus
(b)the income (or loss) of any Joint Venture or Unrestricted Subsidiary of the Borrower or any Subsidiary, solely, in the case of any income, to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any Subsidiary by such Joint Venture or Unrestricted Subsidiary during such Test Period, minus
(c)to the extent included in clause (a) above, an amount equal to the sum of (without duplication):
(i)with respect to any Person that is not a wholly-owned Subsidiary of the Borrower but whose net income is consolidated in whole or in part with the net income of the Borrower, the income (or loss) of such Person solely to the extent attributable to that portion of the Capital Stock in such Person that is not owned, directly or indirectly, by the Borrower during such Test Period; provided, the Borrower’s equity in the net income in such Person will be included in Consolidated Net Income up to the amount of dividends, distributions or other payments in respect of such equity that are paid in cash (or to the extent converted into cash) by such Person to the Borrower or any Subsidiary (and the Borrower’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Borrower or any Subsidiary in such Person);
(ii)with respect to any Person that is not a wholly-owned Subsidiary of the Borrower but whose net income is consolidated in whole or in part with the net income of the Borrower, the income of such Person solely to the extent that the declaration or payment of dividends or similar distributions by such Person of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or requirement of Law

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applicable to such Person during such Test Period; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Person to the Borrower or any Subsidiary in respect of such Test Period;
(iii)the income (or loss) of any Person accrued prior to the date (A) such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary or (B) such Person’s assets are acquired by the Borrower or any Subsidiary;
(iv)any after-tax gains or losses attributable to non-ordinary course dispositions of property;
(v)earnings (or losses), including any non-cash impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;
(vi)(A) unrealized gains and losses with respect to Rate Contracts for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (B) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (1) Indebtedness, (2) obligations under any Rate Contracts or (3) other derivative instruments;
(vii)gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period, and
(viii)the effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period.
To the extent the determination of Consolidated Net Income of any other Person is required in connection with any Specified Transaction or Pro Forma calculations with respect thereto, the Borrower shall determine the Consolidated Net Income of such Person in a manner consistent with this definition but substituting such other Person and its Subsidiaries therein.
“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and the Subsidiaries referred to in the following clauses of the definition of “Indebtedness”: clauses (a) (including, for the avoidance of doubt, any Purchase Money Indebtedness), (b), (c), (e) (but only to the extent such Indebtedness is due and payable (and is not subject to a bona fide dispute (as reasonably determined by the Borrower) (it being understood and agreed that, to the extent an earnout has been determined to be due and payable by a court of competent jurisdiction in a final non-appealable order, it shall not be deemed to be disputed)) and is not paid within thirty (30) days after the later of the date it becomes due and payable and the date any such dispute is resolved (including by entry of any final non-appealable order in respect thereof)), (f) (but only to the extent that any letter of credit has been drawn and not reimbursed) and (h) (to the extent relating to Indebtedness of the type described in clauses (a), (b), (c) and (f) of the definition thereof), in each case determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt shall not include Indebtedness in respect of obligations under Rate Contracts.

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“Consolidated Working Capital” means, as at any date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.
“Consolidated Working Capital Adjustment” means, for any Fiscal Year on a consolidated basis, the amount equal to Consolidated Working Capital as of the beginning of such Fiscal Year, minus Consolidated Working Capital as of the end of such Fiscal Year (which amount may be positive or negative); provided that, for purposes of this definition, Consolidated Working Capital as of the beginning of the Fiscal Year shall be adjusted to give effect to any working capital arising from acquisitions or dispositions by the Borrower and the Subsidiaries completed during such Fiscal Year (including the impact of any post-closing working capital adjustment).
“Contractual Obligation” means, as applied to any Person, any provision of any of the Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” as defined in Section 7.2.
“Controlled Entity” means, as to any Person, any other Person that is in control of, or is controlled by, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the avoidance of doubt, “Controlled Entity” shall not include any distributors and sales agents of the Borrower or its Subsidiaries.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a conversion/continuation notice substantially in the form of Exhibit A-2.
“Convertible Senior Notes” means those certain 4.25% convertible senior notes issued by the Borrower on June 18, 2020 in an aggregate principal amount of $100,000,000 with a maturity date of July 1, 2025.
“Counterpart Agreement” means a counterpart agreement substantially in the form of Exhibit H.
“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower in the form of (a) Refinancing Revolving Commitments, Refinancing Term Commitments or Refinancing Term Loans or (b) other term loans or notes or revolving commitments governed by definitive documentation other than this Agreement; provided that:
(a)such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any Class of Term Loans, Revolving Loans or Revolving Credit Commitments (“Refinanced Indebtedness”);
(b)such Indebtedness is in an original aggregate principal amount not greater than the Maximum Refinancing Amount;

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(c)any such Indebtedness will not mature prior to the final maturity date of the Refinanced Indebtedness, or have a shorter Weighted Average Life to Maturity than the Refinanced Indebtedness, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (c);
(d)any mandatory prepayments (and, with respect to any Credit Agreement Refinancing Indebtedness comprising revolving loans, to the extent commitments thereunder are permanently reduced or terminated) of:
(i)any Credit Agreement Refinancing Indebtedness that comprises junior lien or unsecured notes or loans, or Pari Passu Lien Indebtedness governed by documentation other than this Agreement, may not be made except to the extent that prepayments are (A) permitted hereunder and (B) to the extent required hereunder or pursuant to the terms of any Pari Passu Lien Indebtedness, first made or offered to the Loans and any such Pari Passu Lien Indebtedness; and
(ii)any Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Indebtedness will be made on a pro rata basis or less than pro rata basis with the Initial Term Loans (but not greater than a pro rata basis except for prepayments with the proceeds of Credit Agreement Refinancing Indebtedness and in respect of an earlier maturing tranche);
(e)such Indebtedness is not incurred or guaranteed by any Person other than a Credit Party;
(f)if such Indebtedness is secured:
(i)such Indebtedness is not secured by any assets or property of the Borrower or any Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);
(ii)the security agreements relating to such Indebtedness are substantially similar to or the same as the Collateral Documents (as determined in good faith by the Borrower);
(iii)if such Indebtedness constitutes Pari Passu Lien Indebtedness, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Pari Passu Lien Intercreditor Agreement;
(iv)if such Indebtedness is secured on a junior basis to the Term Loans, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; and
(v)if such Indebtedness constitutes Refinancing Revolving Commitments in the form of Pari Passu Lien Indebtedness, such Indebtedness shall be subject to customary provisions governing the pro rata payment, borrowing, participation and commitment reduction of the Refinanced Indebtedness and such Refinancing Revolving Commitments, in each case on terms satisfactory to the Administrative Agent; and
(g)the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as reasonably determined by the Borrower in good faith) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness; provided that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower or the applicable Subsidiary is bound

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by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof); provided, further, that this clause (g) will not apply to (A) terms addressed in the preceding clauses (a) through (f), (B) interest rate, fees, funding discounts and other pricing terms, (C) redemption, prepayment or other premiums, (D) optional prepayment terms (subject to clauses (d) and (f)(v) above) and (E) covenants and other terms that are (1) applied to the Initial Term Loans and Commitments existing at the time of incurrence of such Credit Agreement Refinancing Indebtedness (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Term Loan Maturity Date and the Revolving Credit Commitment Termination Date at the time of incurrence of such Indebtedness; provided, further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of (a) this Agreement, (b) any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, (c) the Notes, if any, (d) the Collateral Documents,
(e) the Agency Fee Letter and any documents or certificates executed by the Borrower in favor of an Issuing Bank relating to Letters of Credit, (f) the Intercompany Subordination Agreement, (g) any other subordination and intercreditor agreement entered into pursuant to the terms hereof ~~and~~, (h) any Incremental Amendment, Refinancing Amendment or Extension Amendment, (i) the Second Amendment and (j) the Second Amendment Fee Letter.
“Credit Extension” means the making of a Loan or the Issuing of a Letter of Credit. “Credit Party” means the Borrower and each Guarantor Subsidiary.
“Cumulative Retained Excess Cash Flow” means, as at any date of determination, an amount (not less than zero) determined on a cumulative basis, equal to (a) the aggregate cumulative sum of the Retained ECF Percentage of Consolidated Excess Cash Flow for each Fiscal Year of the Borrower (commencing with the first full Fiscal Year ending after the Closing Date but not less than zero in any Fiscal Year), minus (b) the aggregate principal amount of all prepayments, repayments and purchases of Loans and other Pari Passu Lien Indebtedness applied pursuant to clauses (ii) and (iii) of Section 2.14(d) to reduce the calculation of the Consolidated Excess Cash Flow payment under Section 2.14(d) for all Fiscal Years ending after December 31, 2025 and prior to such date.
“Debt Representative” means, with respect to any series of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or other Indebtedness secured by a Lien permitted under Section 6.1, the administrative agent, trustee, collateral agent, security agent or similar agent under the credit agreement, indenture, note purchase agreement or similar agreement or instrument pursuant to which such Indebtedness is incurred, issued or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

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“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all of the Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (i) the Default Excess with respect to such Defaulting Lender will have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof) and (ii) such Defaulting Lender will have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (c) the date on which the Borrower, the Administrative Agent and the Required Lenders (or, solely to the extent all such Funding Defaults relate solely to Revolving Credit Commitments, the Required Revolving Lenders) waive all Funding Defaults of such Defaulting Lender in writing.
“Defaulted Loan” as defined in Section 2.22.
“Defaulting Lender” will mean any Lender that has (a) failed to fund its portion of any Loan, or any portion of its participation in any Letter of Credit, within two (2) Business Days of the date on which it will have been required to fund the same, unless such Lender notifies the Borrower that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally unless such Lender notifies the Borrower that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied,
(c) failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in writing to the Borrower prior to such failure) cannot be satisfied) and participations in then outstanding Letters of Credit; provided that any such Lender will cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent and the Borrower, (d) otherwise failed to pay over to the Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (e) (i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or

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appointment, unless, in the case of any Lender referred to in this clause (e), the Borrower, the Administrative Agent and each Issuing Bank will be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder or (f) become the subject of a Bail-In Action. For the avoidance of doubt, a Lender will not be deemed to be a Defaulting Lender solely by virtue of the Undisclosed Administration of such Lender or its Parent or of the ownership or acquisition of any Capital Stock in such Lender or its Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder will not take into account, and will not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 10.6. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower and each other Lender.
~~“Delayed Draw Commitment Period” means the period from and including the Closing Date to but excluding the Delayed Draw Termination Date.~~
“Delayed Draw Funding Date” means ~~one or more dates after~~either the Closing Date ~~and before the~~ Delayed Draw ~~Termination Date on which Delayed Draw Term Loans are made and on which the conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with Section~~
~~10.5.~~Funding Date or the Second Amendment Delayed Draw Funding Date, as applicable.
“Delayed Draw Term Loan” ~~as defined in Section 2.1(b)~~means, individually or collectively, as the context dictates, the Closing Date Delayed Draw Term Loans and the Second Amendment Delayed Draw Term Loans.
“Delayed Draw Term Loan Commitment” means ~~the commitment of a Lender set forth on Appendix A-3 to make or otherwise fund any Delayed Draw Term Loan, and “~~, individually or collectively, as the context dictates, the Closing Date Delayed Draw Term Loan Commitments~~” means such commitments of all the Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is subject to adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the~~ and Second Amendment Delayed Draw Term Loan Commitments ~~on the Closing Date is $100,000,000~~.
“Delayed Draw Term Loan Exposure” means, with respect to any Lender and as of any date of determination, the undrawn amount of Delayed Draw Term Loan Commitments of such Lender as of such date.
~~“Delayed Draw Termination Date” as defined in Section 2.1(b)~~.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale pursuant to Section 6.8(e) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Executive Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred eighty (180) days following the consummation of the applicable Asset Sale).

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“Discount Price Range” as defined in Section 2.25(b). “Discounted Prepayment” as defined in Section 2.25(a). “Discounted Prepayment Amount” as defined in Section 2.25(b). “Discounted Prepayment Notice” as defined in Section 2.25(b). “Discounted Prepayment Offeror” as defined in Section 2.25(a).
“Discounted Prepayment Response Date” as defined in Section 2.25(b).
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Term Loan Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full in cash of all Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments; provided, if such Capital Stock is issued pursuant to a plan for the benefit of future, current or former employees, directors or officers of the Borrower or any Subsidiary or by any such plan to such employees, directors or officers, such Capital Stock will not constitute Disqualified Capital Stock solely because the Borrower or any Subsidiary may be required to repurchase such Capital Stock in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.
“Disqualified Lender” means (a) the bona fide competitors of the Borrower and the Subsidiaries identified in writing by the Borrower by name to the Sole Lead Arranger on or prior to the Closing Date, or from time to time after the Closing Date to the Administrative Agent, (b) those particular banks, financial institutions and other institutional lenders identified in writing by the Borrower by name to the Sole Lead Arranger prior to the Closing Date, and (c) any reasonably identifiable (on the basis of its name or as identified in writing by the Borrower) affiliate of the entities described in the preceding clauses (a) and (b) or Persons that are identified as affiliates in writing by the Borrower to the Administrative Agent from time to time (other than any affiliates that are banks, financial institutions, bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and a Person described in clause (a) or (b) does not have the power to direct the investment policies of such entity (other than a limited number of senior employees in connection with such person’s internal legal, compliance and risk management and credit committee members) with respect to decisions involving any investment in debt of the Borrower or any of its Subsidiaries), provided, any Person that is a Lender and subsequently becomes a Disqualified Lender (but was not a Disqualified Lender at the time it became a Lender) will be deemed to not be a Disqualified Lender hereunder.
“Dollar Equivalent” means, at any time as to any amount denominated in any Agreed Currency other than Dollars, the equivalent amount in Dollars as determined by the Administrative Agent at such

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time on the basis of the Exchange Rate for the purchase of Dollars with such Agreed Currency, on the most recent Calculation Date for such currency.
“Dollars” and the sign “$” mean the lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State or Commonwealth thereof or the District of Columbia.

“E-Fax” means any system used to receive or transmit faxes electronically.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by the Administrative Agent, including IntraLinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“ECF Payment Date” as defined in Section 2.14(d). “ECF Percentage” as defined in Section 2.14(d).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.
“Eligible Assignee” means, in each case, subject to the proviso at the end of this definition, (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any Person (other than a Natural Person) in compliance with Section 10.6(c)(ii) or (c) any Approved Fund; provided that in no event will (i) a Disqualified Lender be an Eligible Assignee without the Borrower’s consent and (ii) any Defaulting Lender or any Subsidiary of a Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons in this clause (ii), be an Eligible Assignee.
“Eligible Currency” means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) [reserved], (d) that is convertible into Dollars in the international interbank market

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and (e) as to which a Dollar Equivalent may be readily calculated. If, after the designation by an Issuing Bank of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the reasonable determination of the applicable Issuing Bank, no longer readily available or freely traded or (iii) in the reasonable determination of the applicable Issuing Bank, a Dollar Equivalent amount of such currency is not readily calculable, the applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower, and such currency shall no longer be an Agreed Currency until such time as an Issuing Bank agrees to reinstate such currency as an Agreed Currency.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any Subsidiary or any of their respective ERISA Affiliates, or with respect to any Pension Plan or Multiemployer Plan, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate thereof has within the preceding five plan years made contributions.
“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.
“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged Environmental Liability or violation of any applicable Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current and future foreign or domestic, federal or state (or any subdivision of either of them) Laws, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the environment, natural resources and environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational health and safety, land use or the protection of human, plant or animal health or welfare, in any such case, as of any date of determination, then in force and in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, (a) any actual or alleged violation of any applicable Environmental Law; (b) any Release or threatened Release; (c) any Remedial Action or Hazardous Materials Activity; or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of

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which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or Business under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any Subsidiary will continue to be considered an ERISA Affiliate of the Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation in effect on the Closing Date); the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any Subsidiary or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which could reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (f) the imposition of any liability under Title IV of ERISA on the Borrower, any Subsidiary or any of their respective ERISA Affiliates with respect to the termination of any Pension Plan; (g) the withdrawal of the Borrower, any Subsidiary or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any Subsidiary or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (i) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” or a “party in interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) or which could reasonably be expected to result in Liability to the Borrower or any Subsidiary; or (j) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430(j) of the Internal Revenue Code or Section 303 of ERISA) or in “critical and declining” status (within the meaning of Section 305 of ERISA).
“Erroneous Payment” as defined in Section 9.14(a).
“Erroneous Payment Deficiency Assignment” as defined in Section 9.14(d). “Erroneous Payment Impacted Class” as defined in Section 9.14(d). “Erroneous Payment Return Deficiency” as defined in Section 9.14(d).

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“Erroneous Payment Subrogation Rights” as defined in Section 9.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” as defined in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Eligible Currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Bloomberg WCR Page for such currency. If such rate does not appear on any Bloomberg WCR Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems in good faith appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Foreign Subsidiary” means (a) any Subsidiary that is (i) a Foreign Subsidiary or (ii) any direct or indirect Subsidiary (including, without limitation, a “disregarded entity” for federal income tax purposes) substantially all the assets of which are Capital Stock of, or Capital Stock and indebtedness of, one or more Subsidiaries that are Foreign Subsidiaries (“Foreign Subsidiary Holding Company”) or other Foreign Subsidiary Holding Companies and (b) any direct or indirect Subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holding Company.
“Excluded Real Estate Assets” means, with respect to any Credit Party, (a) any fee interest in owned real property not constituting a Material Real Estate Asset, (b) any leasehold interest (including any ground lease interest) in real property and (c) any fixtures affixed to any real property to the extent
(i) such real property does not constitute Collateral and/or (ii) such real property is not otherwise an Excluded Asset (as defined in the Pledge and Security Agreement) and a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Credit Party.
“Excluded Subsidiary” means (a) each Immaterial Subsidiary, (b) each Unrestricted Subsidiary,
(b)each Excluded Foreign Subsidiary, (d) each Subsidiary to the extent that (and only for so long as) such Subsidiary is prohibited by any applicable Law from guaranteeing the Obligations, (e) each Subsidiary if, and for so long as, the guarantee of the Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation (or, if such Subsidiary is not a wholly-owned Subsidiary, under its Organizational Documents)

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with any Person other than the Borrower or any Subsidiary existing on the Closing Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of such acquisition)), except to the extent and until such consent, approval, license or authorization has actually been obtained, (f) each Subsidiary that is a not-for-profit organization, (g) each Subsidiary with respect to which, as reasonably determined by the Borrower in good faith, the guarantee by such Subsidiary would reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary, and (h) each Subsidiary with respect to which, as reasonably determined by the Borrower and the Administrative Agent, the cost, burden and/or potential tax liability of providing a guarantee outweigh the marginal benefits to be obtained by the Lenders; in each case of this definition, unless such Subsidiary is designated as a Guarantor pursuant to the definition of “Guarantors.”
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 7.14) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Tax” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by net income (however denominated, and including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed on any Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any such Recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or enforced, any Credit Document); (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which such Lender (i) acquires such interest in the Loan or Commitment or otherwise becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) changes its lending office, except in each case, to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes that are attributable to the failure by any Recipient to deliver the documentation required to be delivered pursuant to Section 2.20(f) or Section 2.20(g); and (d) withholding Taxes imposed under FATCA.
“Executive Officer” means, as applied to any Person, any individual holding the position of chairman of the board of directors, chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, chief legal officer and any other executive officer having substantially the same authority and responsibility as any of the foregoing.

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“Executive Order No. 13224” means Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.
“Existing Intercompany Investments” mean the loans owed by JOTEC GmhH, HoldCo GmbH and CryoLife Asia Pacific Pte. Ltd. (RDC) to the Borrower set forth on the Existing Intercompany Investments Schedule, including the obligations evidenced by the JOTEC Loan Agreement.
“Existing Intercompany Investments Schedule” means the portion of Schedule 5.2 to the Pledge and Security Agreement identified by the heading “Investment Related Property—Pledged Debt”, as in effect on the Closing Date.
“Export Controls” means any applicable laws, regulations, and orders related to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions, or any other provision or receipt of goods, technology, technical data, software, or services, including the Export Administration Regulations (15 C.F.R. § 730-774), the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120-130), the Tariff Act of 1930 and regulations administered and enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and any other laws, regulations, and orders of a similar nature.
“Extended Revolving Credit Commitment” as defined in Section 10.5(g). “Extended Term Lender” as defined in Section 10.5(g).
“Extended Term Loans” as defined in Section 10.5(g). “Extension” as defined in Section 10.5(g).
“Extension Amendment” as defined in Section 10.5(g). “Extension Offer” as defined in Section 10.5(g).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower, any Subsidiary or any of their respective predecessors or Affiliates.
“Fair Share” as defined in Section 7.2.
“Fair Share Contribution Amount” as defined in Section 7.2.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

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“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.). “FDA” means the United States Food and Drug Administration and any successor thereto. “FDA Laws” as defined in Section 5.7.
“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.
“Federal Health Care Program” has the meaning specified in Section 1128B(f) of the SSA and includes the Medicare, Medicaid and TRICARE programs.
“Federal Health Care Program Laws” as defined in Section 4.24(c).
“Financial Covenant” means the maximum Total Net Leverage Ratio covenant set forth in Section 6.7.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, treasurer, controller or other officer with equivalent duties of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and the Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.
“Financial Plan” as defined in Section 5.1(c).
“First Amendment Effective Date” means June 13, 2024.
“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) the sum of Consolidated Total Debt that is secured by a Lien on any asset or property of the Borrower or any Subsidiary (excluding any Junior Lien Indebtedness), minus all Unrestricted Cash as of such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“Fiscal Quarter” means, with respect to any Person, the fiscal quarter of such Person. In the case of the Borrower, Fiscal Quarter means a fiscal quarter of any Fiscal Year of the Borrower. A Fiscal Quarter of the Borrower may be designated by reference to the last day thereof (i.e., the “December 31, 2024 Fiscal Quarter” refers to the Fiscal Quarter ended on December 31, 2024, the last day of the Borrower’s fourth Fiscal Quarter for Fiscal Year 2024) or by reference to the applicable Fiscal Quarter of a Fiscal Year (i.e., the “Q4-2024 Fiscal Quarter” also refers to the Borrower’s fourth Fiscal Quarter for Fiscal Year 2024). To the extent that the Fiscal Quarters of any Person (other than the Borrower) are different than the Fiscal Quarters of the Borrower, the Borrower shall determine in good faith a methodology to align such other Person’s Fiscal Quarters with the corresponding Fiscal Quarters of the

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Borrower. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Quarter” will mean a Fiscal Quarter of the Borrower.
“Fiscal Year” means, with respect to any Person, the fiscal year of such Person. In the case of the Borrower, Fiscal Year means the fiscal year of the Borrower and the Subsidiaries ending on December 31 of each calendar year. A Fiscal Year of the Borrower may be designated by reference to the last day thereof (i.e., the “December 31, 2024 Fiscal Year” refers to the Fiscal Year ended on December 31, 2024) or by reference to the calendar year in which such Fiscal Year ends (i.e., “Fiscal Year 2024” also refers to the Fiscal Year ended on December 31, 2024). To the extent that the Fiscal Years of any Person (other than the Borrower) are different than the Fiscal Years of the Borrower, the Borrower shall determine in good faith a methodology to align such other Person’s Fiscal Years with the corresponding Fiscal Years of the Borrower. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Year” will mean a Fiscal Year of the Borrower.
“Flood Insurance Laws” means collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Foreign Casualty Event” as defined in Section 2.15(f).
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in any Available Foreign Currency.
“Foreign Disposition” as defined in Section 2.15(f).
“Foreign Mandatory Prepayment Event” as defined in Section 2.15(f).
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” as defined in the definition of “Excluded Foreign Subsidiary”.
“Funded Debt” means all Indebtedness of the Borrower and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“Funding Default” as defined in Section 2.22. “Funding Guarantor” as defined in Section 7.2.
“Funding Notice” means a notice substantially in the form of Exhibit A-1.

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“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 and in the definition of Capital Lease, United States generally accepted accounting principles in effect as of the date of determination thereof; provided that the following exceptions to such generally accepted accounting principles will apply:
(a)property, plant and equipment with an original unit cost that is less than $5,000 are fully expensed at time of purchase;
(b)fixed assets acquired or disposed of are depreciated using the half-month convention during the month of acquisition or disposal, rather than depreciated for the number of days the asset is in service during that month;
(c)for purposes of determining whether the financial statements are materially accurate, the Borrower maintains a list of post-closing adjustments that are identified prior to publishing the financial statements, and either (i) if the post-closing adjustments are not considered material, the financial statements are not adjusted for the post-closing adjustments or (ii) if the post-closing adjustments are considered material, the Borrower records the post-closing adjustments and the financial statements are revised; and
(d)at the end of a reporting period, the Borrower records certain expense accruals based on management estimates when supplier invoices are not available to support the exact amount of the expense accrual.
“Government Official” means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party or party official or candidate for political office or (c) any official, officer, employee, or any Person acting in an official capacity for or on behalf of, any company, business, enterprise or other entity owned (in whole or in substantial part) controlled by or Affiliated with a Governmental Entity.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government in a jurisdiction where the Borrower and the Subsidiaries operate the Business, including any supra-national bodies (such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Governmental Entity” means any (a) international, multinational, foreign, federal, state, local, municipal, or other government or political subdivision, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, commission, board, bureau, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

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“Granting Lender” as defined in Section 10.6(k). “Grantor” as defined in the Pledge and Security Agreement.
“Guaranteed Obligations” means all Obligations; provided that, with respect to any Guarantor, “Guaranteed Obligations” shall exclude all Excluded Swap Obligations of such Guarantor.
“Guarantor” means the Borrower (solely with respect to the Guaranteed Obligations in respect of any Bank Product Agreement or Secured Rate Contract entered into by any other Credit Party and not with respect to its direct Obligations as a primary obligor under the Credit Documents) and each Guarantor Subsidiary, and, in each case, their respective successors and assigns.
“Guarantor Subsidiary” means each direct and indirect Subsidiary of the Borrower (other than an Excluded Subsidiary) that has provided or is required to provide a Guaranty hereunder.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7.
“Hazardous Materials” means any chemical, material, substance or waste, exposure to which, or the Release of which, either is prohibited, limited or regulated by any Governmental Authority or may give rise to Environmental Liability.
“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.
“Historical Audited Financial Statements” means the audited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Years ended December 31, 2021 and December 31, 2022.
“Historical Financial Statements” means, collectively, the Historical Audited Financial Statements and the Historical Unaudited Financial Statements.
“Historical Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Quarters ended March 31, 2023 , June 30, 2023 and September 30, 2023.
“Immaterial Subsidiary” means on any date, any Subsidiary of the Borrower that has less than 2.5% of consolidated total assets on a Pro Forma Basis and generates less than 2.5% of annual consolidated revenues of the Borrower and the Subsidiaries as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) prior to such date (or, at any time prior to the first date

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that financial statements have been or are required to be delivered pursuant to Section 5.1(a), as reflected in the Historical Audited Financial Statements for the Fiscal Year ended December 31, 2022); provided that if, at any time, Domestic Subsidiaries that are not Guarantors solely because they meet the thresholds set forth above comprise in the aggregate more than (when taken together with the consolidated total assets of the Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 5.0% of consolidated total assets of the Borrower and the Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Subsidiaries of such Domestic Subsidiaries for such Test Period) 5.0% of the consolidated revenues of the Borrower and the Subsidiaries for such Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause one or more Domestic Subsidiaries to comply with the provisions of Section 5.10 with respect to any such Subsidiaries so that the foregoing condition ceases to be true.
“Increased Cost Lender” as defined in Section 2.23. “Incremental Amendment” as defined in Section 2.24(e). “Incremental Amount” as defined in Section 2.24(c).
“Incremental Equivalent Debt” means Indebtedness of any one or more Credit Parties in the form of term loans or notes that constitute Pari Passu Lien Indebtedness or Junior Lien Indebtedness or that are unsecured; provided that:
(a)the aggregate principal amount of all Incremental Equivalent Debt on any date such Indebtedness is incurred will not, together with any Incremental Revolving Facilities and/or Incremental Term Facilities incurred, exceed the Incremental Amount (on the same basis as the Borrower may incur Incremental Facilities pursuant to the fourth and fifth sentences of Section 2.24(c), but substituting “Incremental Equivalent Debt” for “Incremental Facility” therein);
(b)any Incremental Equivalent Debt will not mature prior to the Latest Term Loan Maturity Date, or have a shorter Weighted Average Life to Maturity than the Initial Term Loans, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (b);
(c)any Incremental Equivalent Debt that is secured (i) will not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (ii) will be subject to a Pari Passu Lien Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable;
(d)any Incremental Equivalent Debt (i) constituting Pari Passu Lien Indebtedness may participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis, except for prepayments with the proceeds of a Permitted Refinancing and in respect of an earlier maturing tranche) with the then-existing Term Loans in any mandatory prepayments hereunder, and (ii) constituting Junior Lien Indebtedness or that is unsecured may not participate in any voluntary or mandatory prepayments, except to the extent that such prepayments are offered, to the extent required under this Agreement or any Pari Passu Lien Indebtedness, first pro rata to the Term Loans and any applicable Pari Passu Lien Indebtedness;
(e)Incremental Equivalent Debt will not be guaranteed by any Person other than the Credit Parties;

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(f)with respect to any Incremental Equivalent Debt that constitutes MFN Eligible Debt, the MFN Adjustment will apply to such Incremental Equivalent Debt (but the MFN Adjustment will not apply to any other Incremental Equivalent Debt);
(g)subject to provisions of Section 1.5 if an LCA Election has been made, no Default or Event of Default will have occurred and be continuing on the date such Incremental Equivalent Debt is incurred or would occur immediately after giving effect thereto;
(h)prior to any Credit Party incurring such Incremental Equivalent Debt, the Borrower shall have provided notice to the Administrative Agent (who shall promptly notify the Term Lenders) of the proposed incurrence and the terms of such Incremental Equivalent Debt, and, at the time of delivery of such notice to the Term Lenders, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Term Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice (or such shorter period as the Administrative Agent shall reasonably agree)). Each Term Lender shall notify the Administrative Agent within the time period specified in the immediately preceding sentence whether or not it agrees to provide such Incremental Equivalent Debt and, if so, whether by an amount equal to, greater than or less than its Pro Rata Share of the Term Loans, it being understood that each existing Lender will have the right (but not the obligation) to provide any Incremental Equivalent Debt. Any Term Lender not responding within such time period shall be deemed to have declined to provide such Incremental Equivalent Debt. The Administrative Agent shall notify the Borrower of the Term Lenders’ response to each request made under this clause (h). To the extent that the aggregate principal amount of the requested Incremental Equivalent Debt exceeds the aggregate principal amount agreed to be provided by the Term Lenders pursuant to this clause (h), one or more additional Persons may provide such Incremental Equivalent Debt in an aggregate amount not to exceed such excess; and
(i)the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders providing such Incremental Equivalent Debt than, those applicable to the Initial Term Loans or otherwise reasonably satisfactory to the Administrative Agent; provided that this clause (i) will not apply to (i) interest rate, fees, funding discounts and other pricing terms, (ii) redemption, prepayment or other premiums, (iii) optional prepayment terms and (iv) covenants and other terms that are (A) applied to the Term Loans existing at the time of incurrence of such Incremental Equivalent Debt (so that existing Lenders also receive the benefit of such provisions) and/or (B) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Incremental Facility” as defined in Section 2.24(a).
“Incremental Fixed Amount” means, as of the date of measurement, the sum of (a) the greater of (x) $37,500,000 and (y) an amount equal to 75.0% of TTM Consolidated Adjusted EBITDA, minus
(b) the aggregate principal amount of Incremental Term Loans and Incremental Revolving Facilities previously incurred in reliance on this definition, minus (c) the aggregate principal amount of all Incremental Equivalent Debt previously incurred in reliance on this definition, plus (d) the aggregate

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principal amount of any voluntary prepayments of Term Loans (in each case, including those made through discounted debt buy-backs by the Borrower or any Subsidiary in an amount equal to the discounted amount actually paid in respect of such buy-back), plus (e) the aggregate principal amount of voluntary permanent reductions of Revolving Credit Commitments; provided that, in the case of each of clauses (d) and (e), solely to the extent not funded with the proceeds of Funded Debt (other than revolving credit Indebtedness).
“Incremental Loans” as defined in Section 2.24(a).
“Incremental Ratio Amount” means an aggregate principal amount of Indebtedness that, after the incurrence thereof on Pro Forma Basis and excluding the cash proceeds to the Borrower or any Subsidiary therefrom that are actually applied or intended to be applied to a particular use or transaction as of the date of incurrence thereof (but otherwise giving effect to the use of such proceeds so applied or intended to be applied), and subject to Section 1.5, would not result in:
(a)with respect to any Incremental Facility or Incremental Equivalent Debt to be incurred as Pari Passu Lien Indebtedness, the First Lien Net Leverage Ratio being equal to or greater than 3.60:1.00;
(b)with respect to any Incremental Equivalent Debt to be incurred as Junior Lien Indebtedness, the Secured Net Leverage Ratio being equal to or greater than 3.60:1.00; and
(c)with respect to any Incremental Equivalent Debt to be incurred as unsecured Indebtedness, the Total Net Leverage Ratio being equal to or greater than 4.50:1.00.
“Incremental Revolving Facilities” as defined in Section 2.24(a). “Incremental Revolving Facility Lender” as defined in Section 2.24(i). “Incremental Revolving Loans” as defined in Section 2.24(a). “Incremental Term Facilities” as defined in Section 2.24(a). “Incremental Term Loans” as defined in Section 2.24(a).
“Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Term Loan of any Class and “Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate.
“Incremental Term Loan Exposure” means, with respect to any Lender and any Class of Incremental Term Loans, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Class of such Lenders; provided that at any time prior to the making of such Incremental Term Loans, the Incremental Term Loan Exposure of any Lender will be equal to such Lender’s Incremental Term Loan Commitment of such Class.
“Indebtedness,” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP as in effect of the date hereof; (d) any obligation or contingent obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (excluding (A) any such obligations incurred under ERISA, (B) accounts payable, payroll and other liabilities and accrued expenses incurred in the ordinary

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course of business that are not overdue by more than one hundred eighty (180) days from the date of incurrence of the obligations in respect thereof, (C) accruals for payroll and other liabilities in the ordinary course of business and (D) escrows, hold-backs and similar obligations); (e) earn-outs, milestone payments and similar obligations; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) Disqualified Capital Stock; (h) the direct or indirect guaranty of obligations, of the type in clauses (a)-(g) of this definition, of any other Person; (i) obligations, of the type in clauses (a)-(g) of this definition, that are secured by a Lien on any property or asset owned or held by that Person regardless of whether such obligations are owed by or recourse to such Person; and (j) obligations of such Person in respect of any derivative transaction, including any Rate Contract, whether entered into for hedging or speculative purposes. Notwithstanding the foregoing, for all purposes of this Agreement: (i) Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt; (ii) with respect to clause (f) above, to the extent any letter of credit issued for the benefit of the Borrower or any Subsidiary (a “Primary LC”) is supported (including any “back-to-back” arrangement) by a another letter of credit (including any Letter of Credit hereunder) also issued for the benefit of the Borrower or any Subsidiary (the “Supporting LC”), to the extent that both such Primary LC and the relevant Supporting LC would constitute “Indebtedness” for any purpose under this Agreement, then the Primary LC and the relevant Supporting LC shall be deemed to be a single obligation in an amount equal to the amount of Indebtedness attributable to the Primary LC (and any corresponding amount of the Supporting LC that also would then constitute “Indebtedness” will be disregarded); (iii) with respect to clause (i) above, the amount of Indebtedness of any Person will be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Indebtedness and (2) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith; (iv) the amount of any obligation under any Rate Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; and (v) with respect to clause (j) above, in no event will obligations under any Rate Contract be deemed “Indebtedness” for the purpose of calculating any ratio contemplated by this Agreement.
“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any Remedial Action), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented in reasonable detail fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee will be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and applicable Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the Agency Fee Letter and any Contractual Obligation entered into in connection with any Approved Electronic Communications; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any

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Subsidiary; or (d) any actual or prospective investigation, litigation or other proceeding relating to any of the foregoing, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Law or theory thereof, including common law, equity, contract, tort or otherwise.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3.
“Initial Credit Extension” as defined in Section 3.1.
“Initial Revolving Borrowing” means an initial borrowing of Revolving Loans on the Closing Date in an amount no less than $30,000,000, the proceeds of which will be used, together with the proceeds of the Initial Term Loans borrowed on the Closing Date, to consummate the Transactions and pay Transaction Costs.
“Initial Revolving Commitment” means the commitment of a Lender set forth on Appendix A-2 to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder, and “Initial Revolving Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Initial Revolving Commitment, if any, is subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Revolving Commitments as of the Closing Date is $60,000,000.
“Initial Term Loan” means a Term Loan made by a Lender to the Borrower on the Closing Date pursuant to Section 2.1 and, upon the borrowing thereof, each Delayed Draw Term Loan.
“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of the outstanding principal amount of the Initial Term Loans of such Lender and the undrawn amount of the Delayed Draw Term Loan Commitments of such Lender; provided, at any time prior to the making of any Initial Term Loans, the Initial Term Loan Exposure of any Lender will be equal to the sum of such Lender’s Closing Date Initial Term Loan Commitment and such Lender’s Delayed Draw Term Loan Commitment.
“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation: copyrights (including copyrights in software) whether registered or unregistered and all applications therefor, patents and certificates of invention, or similar industrial property rights, and applications therefor, software, trademarks (whether registered or unregistered and applications therefor), goodwill associated with trademarks, service-marks, domain names, technology, know-how and processes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement to be executed by the Borrower and the Subsidiaries substantially in the form of Exhibit J.

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“Interest Payment Date” means with respect to (a) any Base Rate Loan, the last Business Day of each calendar quarter, commencing on the first such date to occur after the borrowing of such Loan and the final maturity date or conversion date of such Loan; and (b) any SOFR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, “Interest Payment Date” will also include the respective dates that fall every three months after the commencement of such Interest Period and prior to the last day of such Interest Period.
“Interest Period” means, in connection with a SOFR Loan, an interest period of one-, three- or six-months (or, if available, twelve-months with the consent each applicable Lender or shorter periods with the consent of the Administrative Agent) (in each case, subject to the availability thereof), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period will expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period will expire on the immediately preceding Business Day;
(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will, subject to clauses (iii) and (iv) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of any Class of Term Loans will extend beyond such Class’s Term Loan Maturity Date; (iv) no Interest Period with respect to any portion of the Revolving Loans will extend beyond the Revolving Credit Commitment Termination Date applicable to such Revolving Loans; and (v) no tenor that has been removed from this definition pursuant to Section 2.18(b)(iv) shall be available for specification in a Funding Notice or Conversion/Continuation Notice unless reinstated pursuant to Section 2.18(b).
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Internally Generated Cash” means, with respect to any Person, funds of such Person and its Subsidiaries not constituting (a) proceeds of the issuance of (or contributions in respect of) Capital Stock of such Person, (b) proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Loans) by such Person or any of its Subsidiaries or (c) proceeds of dispositions (other than dispositions of inventory in the ordinary course of business) and Casualty Events.
“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower or any Subsidiary of, or of a beneficial interest in, any of the Securities of any other Person; (b) any direct or indirect redemption or retirement, for value, by any Subsidiary from any Person (other than the Borrower or a Subsidiary), of any Capital Stock of such Subsidiary; (c) any direct or indirect loan, advance or capital contribution by the Borrower or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (d) any acquisition, whether by purchase, merger or otherwise, of all or a material portion of the assets of, or a division, unit, business line or product line of, any other Person. The amount of any Investment will be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

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“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued”, “Issuance” and “Issuing” have correlative meanings.
“Issuing Bank” means (i) Ares Capital Corporation (or one or more of its designees), in its capacity as either the issuer of Letters of Credit issued by it or in its capacity as the issuer of support agreements, reimbursement agreements, guarantees or otherwise, in respect of Letters of Credit issued by any other Person and (ii) any other Lender (or any of its Subsidiaries or Affiliates) or other bank or financial institution that becomes an Issuing Bank in accordance with Section 2.4(i), in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, in each case, reasonably acceptable to the Administrative Agent and the Borrower (such approvals not to be unreasonably withheld or delayed). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any Subsidiary and (b) any Person in whom the Borrower or any of the Subsidiaries beneficially owns any Capital Stock that is not a Subsidiary (other than an Unrestricted Subsidiary); provided that in no event will any Subsidiary of any Person be considered a Joint Venture of such Person.
“Joint Venture Subsidiary” means any Subsidiary that is not wholly-owned, directly or indirectly, by the Borrower and the business and management thereof is jointly controlled by the holders of the Capital Stock in such Subsidiary pursuant to customary joint venture arrangements.
“Joint Voting Amendments” means any amendment, waiver or modification under clauses (iii), (v), (vii) and (viii) (to the extent related to amendments, waivers or modifications under clause (iii), (v) and/or (vii)) of the definition of “Superpriority Revolver Specific Amendments.”
“JOTEC Loan Agreement” means that certain Loan Agreement, dated as of the Closing Date, by and between JOTEC GmbH, as borrower, and the Borrower, as lender.
“Judgment Currency” as defined in Section 10.26(a).
“Junior Financing” means any Junior Lien Indebtedness, any Subordinated Debt and any Indebtedness of the Borrower or its Subsidiaries that is unsecured.
“Junior Lien Indebtedness” means any Indebtedness of any Credit Party that is secured by Liens on Collateral that rank junior in priority to the Liens that secure the Obligations.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably acceptable to the Borrower, the Collateral Agent and the applicable Debt Representatives for Junior Lien Indebtedness permitted hereunder.
“L/C Reimbursement Agreement” as defined in Section 2.4(a).
“Latest Term Loan Maturity Date” means, as at any date of determination, the latest maturity or expiration date applicable to any Term Loan (including any Incremental Term Loan), as extended in accordance with this Agreement from time to time.

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“Laws” means, collectively, all applicable international, foreign, federal, state, commonwealth and local statues, treaties, rules, guidelines, regulations, ordinances, codes, common law and administrative or judicial precedents or authorities, in each case whether now or hereafter in effect, including the interpretation thereof by a Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. The term Laws includes without limitation the FDA Laws and the Federal Health Care Program Laws.
“LCA Election” as defined in Section 1.5. “LCA Test Date” as defined in Section 1.5.
“Lender” means, collectively, (a) each Person listed on the signature pages hereto as a Lender holding a Commitment or a Loan and (b) any other Person (other than a Natural Person) that becomes a party hereto pursuant to an Assignment Agreement and holds a Commitment or a Loan. Notwithstanding the foregoing, any Disqualified Lender that purports to become a Lender hereunder, and to which the Borrower has not consented in writing to allow to become a Lender hereunder, shall be deemed for all purposes to be a Defaulting Lender (except for purposes of Cash Collateralization to the extent required by Section 2.22) until such time as such Disqualified Lender no longer owns any Loans or Commitments and shall not be entitled to receive confidential information or attend Lender meetings.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on Appendix B hereto or in the administrative questionnaire delivered by such Lender to the Borrower and the Administrative Agent, or, in each case, such other office or offices of such Lender as it may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means a standby letter of credit Issued or to be Issued by an Issuing Bank pursuant to this Agreement.
“Letter of Credit Fees” as defined in Section 2.11(b).
“Letter of Credit Obligations” means all outstanding obligations incurred by any Issuing Bank or any Lender at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance or any other amendment to Letters of Credit by any Issuing Bank or the purchase of a participation as set forth in Section 2.4(e) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations will equal the maximum amount that may be payable by the Issuing Banks and the Lenders thereupon or pursuant thereto; provided that such calculation will, with respect to Foreign Currency Letters of Credit, be made using the Dollar Equivalent of any Foreign Currency Letters of Credit (or obligations owing with respect thereto) denominated in Available Foreign Currencies.
“Letter of Credit Sub-limit” means, as of any date of determination, an amount equal to the lower of (a) $3,000,000 and (b) the aggregate amount of the Revolving Credit Commitments as of such date.
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Borrower; provided that such

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calculation will, with respect to Foreign Currency Letters of Credit, be made using the Dollar Equivalent of any Foreign Currency Letters of Credit (or amounts owing with respect thereto) denominated in Available Foreign Currencies.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities; provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Limited Condition Acquisition” means any Permitted Acquisition or other similar Investment permitted hereunder by the Borrower and/or one or more Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an Initial Term Loan (including any Delayed Draw Term Loan), an Incremental Term Loan, an Extended Term Loan, a Refinancing Term Loan or a Revolving Loan (including any Incremental Revolving Loan).
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Borrower and the Subsidiaries, taken as a whole; (b) the ability of any Credit Party to fully and timely perform its payment Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.
“Material Indebtedness” means Indebtedness with an aggregate principal amount (including undrawn commitments) in excess of $5,000,000.
“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value (as reasonably determined by the Borrower) equal to or in excess of $1,500,000 that is not located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”.
“Maximum Refinancing Amount” means, with respect to any Credit Agreement Refinancing Indebtedness, Permitted Refinancing or other refinancing, the principal amount (including interest paid in kind or otherwise capitalized to principal) and/or undrawn commitments, as applicable, of such Refinanced Indebtedness plus the sum of (a) the amount of all accrued and unpaid interest on such Refinanced Indebtedness, (b) the amount of any premiums (including tender premiums), make-whole amounts or penalties on such Refinanced Indebtedness, (c) the amount of all fees (including any exit

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consent fees) on such Refinanced Indebtedness, (d) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Refinancing Indebtedness and (e) the amount of all original issue discount and upfront fees associated with such Refinancing Indebtedness (“Refinancing Amount”); provided that to the extent on the date of such Permitted Refinancing the Borrower has capacity under the clause of Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable) to incur additional principal amount of the same type as the Refinanced Indebtedness (“Additional Incurrence Capacity”), then the Borrower and the Subsidiaries may incur Refinancing Indebtedness in an aggregate principal amount not to exceed the maximum Additional Incurrence Capacity if greater than the Refinancing Amount; provided, further, that the amount of Refinancing Indebtedness incurred in reliance on the Additional Incurrence Capacity will be considered to have been incurred under the clause of Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable).
“MFN Adjustment” means, with respect to the incurrence of any MFN Eligible Debt, in the event that the All-In Yield applicable to such MFN Eligible Debt exceeds the All-In Yield of the Initial Term Loans at the time of such incurrence by more than 50 basis points, then the interest rate margins for the Initial Term Loans will automatically be increased on the date of incurrence of such MFN Eligible Debt to the extent necessary so that the All-In Yield of the Initial Term Loans is equal to the All-In Yield of such MFN Eligible Debt minus 50 basis points (provided that any increase in All-In Yield of the Initial Term Loans due to the increase in an Adjusted Term SOFR or Base Rate floor on such MFN Eligible Debt will be effected solely through an increase in any Adjusted Term SOFR or Base Rate floor applicable to the Initial Term Loans).
“MFN Eligible Debt” means any Indebtedness that is incurred as (a) Incremental Term Loans or
(b)Incremental Equivalent Debt or Permitted Ratio Debt that is, in each case, Pari Passu Lien Indebtedness in the form of term loans or notes.
“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or other document creating a Lien on any Real Estate Asset or any interest in any Real Estate Asset, as applicable, made in favor of the Collateral Agent for the benefit of the Secured Parties in form reasonably acceptable to the Administrative Agent.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NAIC” means The National Association of Insurance Commissioners and any successor thereto.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the results of operations and financial condition of the Borrower and the Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the Fiscal Year in which such Fiscal Quarter occurs to the end of such Fiscal Quarter.
“Natural Person” means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

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“Net Cash Proceeds” means:
(a)with respect to any Asset Sale subject to Section 2.14(a) or Casualty Event subject to Section 2.14(b), an amount equal to: (i) cash payments (including any cash received by way of release from escrow or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, minus
(ii) any bona fide direct costs incurred in connection with such Asset Sale, including (A) Taxes payable in connection with such Asset Sale (including taxes imposed on the distribution or repatriation of such Net Cash Proceeds), (B) payment of the outstanding principal amount of, premium or penalty, if any, interest and breakage costs on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question (and, to the extent such stock or assets constitute Collateral, which Lien is senior to the Lien of the Agent) and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reserve for any purchase price adjustment or indemnification payments (fixed or contingent) established in accordance with GAAP or attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any Subsidiary in connection with such Asset Sale, (D) the out-of-pocket expenses, costs and fees (including with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements, survey costs, title insurance premiums and related search and recording charges, transfer taxes and deed or mortgage recording taxes or following a Casualty Event, restoration costs) in each case actually incurred in connection with such sale or disposition and payable to a Person that is not an Affiliate of the Borrower, (E) in the case of any Asset Sale or Casualty Event by a non-wholly-owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Borrower as a result thereof and (F) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (F)); and
(b)with respect to the sale, incurrence or issuance of any Indebtedness by the Borrower or any Subsidiary, the excess, if any, of (i) the sum of all cash and Cash Equivalents received in connection with such incurrence or issuance, over (ii) the sum of all Taxes paid or reasonably estimated to be payable as a result thereof, all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and all other customary expenses, in each case incurred by the Borrower or such Subsidiary in connection with such sale, incurrence or issuance.
“Non-Consenting Lender” as defined in Section 2.23.
“Non-Credit Party” means any Subsidiary that is not a Credit Party.
“Non-U.S. Lender” means a Lender (including any Issuing Bank) that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Nonpublic Information” means material information with respect to the Borrower or any Subsidiary or their respective securities which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

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“Note” means a Term Loan Note or a Revolving Loan Note.
“Notice” means a Funding Notice, an Application, an Issuance Notice or a Conversion/Continuation Notice.
“Notified Body” means an organization designated by an EU Member State (or by other countries under specific agreements or regulations) as responsible for assessing the conformity of certain medical devices before they may be placed on the market.
“Obligations” means all obligations of every nature of each Credit Party from time to time owed to any Agent (including any former Agent), any Lender, any Issuing Bank, any Indemnitee or any other Secured Party under any Credit Document (including, without limitation, Letter of Credit Obligations), any obligations owed to any Secured Swap Provider under any Secured Rate Contract, or any obligations owed to any Bank Product Provider in respect of Bank Product Obligations under any Bank Product Agreement, in each case, whether for principal, premium, interest (including interest premiums, fees and other amounts incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not due and payable and whether or not allowed or allowable in such proceeding), reimbursement of amounts drawn under Letters of Credit payments for early termination of Secured Rate Contracts, fees, expenses, indemnification, the obligations of the Credit Parties to pay, discharge and satisfy the Erroneous Payment Subrogation Rights or otherwise. For the avoidance of doubt, “Obligations” will include obligations arising under any Incremental Term Loan or any Extended Term Loan.
“Obligee Guarantor” as defined in Section 7.6.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the SDN List and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any applicable executive orders.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” will only be to a document of a type customarily certified by such governmental official.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed as a result of a present or former connection between a Recipient and the jurisdiction imposing such Tax other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document or sold or assigned an interest in any

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Loan or Credit Document imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Parent” means, with respect to any Person, any other Person of which the first Person is a direct or indirect Subsidiary.
“Pari Passu Lien Indebtedness” means any Indebtedness of any Credit Party that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Obligations.
“Pari Passu Lien Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and one or more Debt Representatives for Pari Passu Lien Indebtedness permitted hereunder in form and substance reasonably acceptable to the Borrower, the Collateral Agent and the applicable Debt Representatives for such Pari Passu Lien Indebtedness; provided that, in any case, any Pari Passu Lien Intercreditor Agreement shall provide that after (x) the occurrence and during the continuance of a Waterfall Triggering Event, (y) the exercise of remedies in respect of the Collateral after the occurrence and during the continuation of an Event of Default or any event of default under such Pari Passu Lien Indebtedness or (z) the acceleration of the principal amount of any Loans hereunder or any such Pari Passu Lien Indebtedness, and until the payment in full in cash of all Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up, contingent obligations and other similar claims, in each case that are not then owing or with respect to which no claim has been made) (i) any and all payments, proceeds or other amount received by any secured party thereunder in respect of such obligations (including through the Debt Representative), including proceeds of Collateral, will be applied in a manner consistent with Section 8.3(b) and (ii) if any such secured party shall receive any such payment, proceeds or other amount in respect of such obligations, such secured party shall hold such payment, proceeds or other amount in trust for the benefit of the holders of such obligations and the holders of the Obligations, and shall promptly transfer such payment to the Collateral Agent for application in a manner consistent with Section 8.3(b).
“Participant Register” as defined in Section 10.6(g).
“Participating Member State” means each state as described in any EMU Legislation. “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.
“Payment Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office or Person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Perfection Certificate” shall mean a certificate in the form of Exhibit K or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

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“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.
“Permitted Acquisition” means the purchase or other acquisition of property and assets or the business of any Person or of assets constituting a business unit, a line of business or division of such Person, a facility or Capital Stock in a Joint Venture or other Capital Stock in another Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or, in the case of a purchase or acquisition of assets (other than Capital Stock), will be owned by the Borrower and/or any one or more Subsidiaries; provided that:
(a)subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to such acquisition, immediately prior to and after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)the Person, assets or division acquired are in the same business as the Business engaged in by the Borrower and the Subsidiaries on the Closing Date, after giving effect to the Transactions, or other similar, ancillary or related, or reasonable or logical extensions of such, Business;
(c)in connection with any acquisition for consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders) any quality of earnings report or similar report if and only to the extent any such report is prepared and received by the Borrower in connection with such acquisition; and
(d)to the extent any acquired Person is required to become a Guarantor, the Borrower takes all actions required by Sections 5.10 and 5.11, as applicable, within the time periods specified thereunder; provided that the Borrower and the Guarantor Subsidiaries shall not make Permitted Acquisitions of Persons that do not become Guarantor Subsidiaries (or pay for the purchase of assets that are acquired directly by Non-Credit Parties) for aggregate consideration, together with any Investments made in reliance on the proviso in Section 6.6(b) (in each case determined as of the date of making any such Investment, and after giving effect to clause (1) in the last paragraph of Section 6.6), in excess of the greater of (i) $10,000,000 and (ii) an amount equal to 20.0% of TTM Consolidated Adjusted EBITDA.
“Permitted Liens” as defined in Section 6.2.
“Permitted Ratio Debt” means Indebtedness of the Borrower and/or any one or more Subsidiaries; provided that:
(a)subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to a Permitted Acquisition or other permitted Investment to be funded with the proceeds of such Indebtedness, immediately before and after giving effect thereto and to the use of the proceeds thereof no Default or Event of Default has occurred and is continuing or would result therefrom;
(b)immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness and excluding the cash proceeds to the Borrower or any Subsidiary therefrom that are actually applied or intended to be applied to a particular use or transaction as of the date of incurrence thereof (but otherwise giving effect to the use of such proceeds so applied or intended to be applied):
(i)with respect to any Permitted Ratio Debt to be incurred as Pari Passu Lien Indebtedness, the First Lien Net Leverage Ratio being equal to or less than 3.60:1.00;
(ii)with respect to any Permitted Ratio Debt to be incurred as Junior Lien Indebtedness, the Secured Net Leverage Ratio being equal to or less than 3.60:1.00; and

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(iii)with respect to any Permitted Ratio Debt to be incurred as unsecured Indebtedness, the Total Net Leverage Ratio being equal to or less than 4.50:1.00;
(c)to the extent that such Indebtedness is incurred by a Credit Party, such Indebtedness does not mature prior to the Latest Term Loan Maturity Date at the time such Indebtedness is incurred, or have a shorter Weighted Average Life to Maturity than, the Term Loans at the time such Indebtedness is incurred, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (c);
(d)if such Indebtedness is (i) Pari Passu Lien Indebtedness, then (A) a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Pari Passu Lien Intercreditor Agreement and (B) any mandatory prepayments of such any Permitted Ratio Debt shall be made on a pro rata basis or less than pro rata basis with mandatory prepayments of the Term Loans, and (ii) Junior Lien Indebtedness, then a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement;
(e)the interest rate, fees, and original issue discount for any Indebtedness will be as determined by the Borrower and the Persons providing such Indebtedness; provided that the MFN Adjustment will apply to any such Indebtedness that constitutes MFN Eligible Debt;
(f)prior to incurring such Permitted Ratio Debt, the Borrower shall have provided notice to the Administrative Agent (who shall promptly notify the Term Lenders) of the proposed incurrence and the terms of such Permitted Ratio Debt, and, at the time of delivery of such notice to the Term Lenders, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Term Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice (or such shorter period as the Administrative Agent shall reasonably agree)). Each Term Lender shall notify the Administrative Agent within the time period specified in the immediately preceding sentence whether or not it agrees to provide such Permitted Ratio Debt and, if so, whether by an amount equal to, greater than or less than its Pro Rata Share of the Term Loans, it being understood that each existing Lender will have the right (but not the obligation) to provide any Permitted Ratio Debt. Any Term Lender not responding within such time period shall be deemed to have declined to provide such Permitted Ratio Debt. The Administrative Agent shall notify the Borrower of the Term Lenders’ response to each request made under this clause (f). To the extent that the aggregate principal amount of the requested Permitted Ratio Debt exceeds the aggregate principal amount agreed to be provided by the Term Lenders pursuant to this clause (f), one or more additional Persons may provide such Permitted Ratio Debt in an aggregate amount not to exceed such excess;
(g)the aggregate amount of Permitted Ratio Debt incurred by non-Credit Parties at any one time outstanding shall not exceed the greater of (x) $5,000,000 and (y) 10.0% of TTM Consolidated Adjusted EBITDA; and
(h)the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders or holders providing such Permitted Ratio Debt than, those applicable to the Initial Term Loans; provided that this clause (f) will not apply to (A) interest rate, fees, funding discounts and other pricing terms, (B) redemption, prepayment or other premiums, (C) optional prepayment terms, and (D) covenants and other terms that are (1) applied to the Term Loans existing at the time of incurrence of such Permitted Ratio Debt (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness;

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provided further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Permitted Refinancing” means, with respect to any specified Indebtedness of any Person (“Refinanced Indebtedness”), any modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge (the Indebtedness incurred to effect such modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge, “Refinancing Indebtedness”) of such Refinanced Indebtedness; provided that:
(a)the principal amount (and/or undrawn commitments, as applicable) of such Refinancing Indebtedness is not greater than the Maximum Refinancing Amount;
(b)(i) except with respect to Refinancing Indebtedness of the Borrower and the Subsidiaries incurred pursuant to Section 6.1(x) the net proceeds of which are applied to modify, refinance, refund, replace, renew, extend, defease or discharge Indebtedness incurred pursuant to Section 6.1(b), (c) or (d), such Refinancing Indebtedness has a scheduled final maturity that is no sooner than, and a Weighted Average Life to Maturity that is no shorter than, the final scheduled final maturity date and Weighted Average Life to Maturity of such Refinanced Indebtedness and (ii) with respect to Indebtedness of the Borrower and the Subsidiaries incurred pursuant to Section 6.1(x) the net proceeds of which are used to modify, refinance, refund, replace, renew, extend, defease or discharge Indebtedness incurred pursuant to Section 6.1(b) (and excluding, for the avoidance of doubt, any refinancing of such Indebtedness with the proceeds of Delayed Draw Term Loans), such Refinancing Indebtedness has a scheduled final maturity that is no sooner than one hundred eighty (180) days after the Latest Term Loan Maturity Date, and a Weighted Average Life to Maturity that is no shorter than the Initial Term Loans;
(c)the only obligors in respect of such Refinancing Indebtedness are the obligors on such Refinanced Indebtedness; provided that, in the case of a Permitted Refinancing that occurs in connection with a Permitted Acquisition or other Investment permitted pursuant to Section 6.6, additional Persons that are created or acquired as part of such Permitted Acquisition or Investment may be added as obligors to the Refinancing Indebtedness;
(d)the other terms applicable to such new Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness; provided that this clause (d) will not apply to (i) interest rate, fees, funding discounts and other pricing terms, (ii) redemption, prepayment or other premiums, (iii) optional prepayment terms, and (iv) covenants and other terms that are (A) applied to the Term Loans existing at the time of incurrence of such Refinancing Indebtedness (so that existing Lenders also receive the benefit of such provisions) and/or (B) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower or applicable Subsidiary is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof);

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(e)to the extent such Refinanced Indebtedness is (i) Subordinated Debt, such Refinancing Indebtedness is Subordinated Debt, (ii) unsecured, such Refinancing Indebtedness shall be unsecured or
(iii) subordinated in right of security to the Obligations, such Refinancing Indebtedness shall be subordinated on terms at least as favorable to the Lenders as the Refinanced Indebtedness being refinanced thereby (as reasonably determined by the Borrower in good faith) and pursuant to documentation reasonably acceptable to the Administrative Agent; and
(f)to the extent such Refinanced Indebtedness is secured by Liens on any property or assets of the Borrower or any Subsidiary, such Refinancing Indebtedness is either (i) unsecured or (ii) secured by Liens on property or assets securing such Refinanced Indebtedness (and additional property and assets, to the extent such property or assets would have been required to secure such Refinanced Indebtedness pursuant to the terms thereof), and any and all proceeds and products of, or after-acquired property that is affixed or incorporated into, any of the foregoing property or assets; provided that, if such Refinancing Indebtedness is secured by Liens on Collateral and (A) such Refinanced Indebtedness is Junior Lien Indebtedness, the Refinancing Indebtedness is Junior Lien Indebtedness subject to intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness and (B) such Refinanced Indebtedness is Pari Passu Lien Indebtedness, the Refinancing Indebtedness is either Pari Passu Lien Indebtedness or Junior Lien Indebtedness, in either case subject to intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness (as reasonably determined by the Borrower in good faith);
provided further that in the case of clauses (d), (e) and (f) of this definition, a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Refinancing Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the requirements of such clause shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Permitted Sale Leaseback Transaction” means a transaction whereby the Borrower or any of its Subsidiaries sells or transfers, or agrees to sell or transfer, property (whether real, personal or mixed) and subsequently the Borrower or one of its Subsidiaries becomes liable as lessee or as guarantor or other surety with respect to any lease (whether an operating lease or a Capital Lease) of the property which was sold or transferred or any other property which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the property which was sold or transferred; provided, that (i) at the time of such transaction, no Event of Default shall exist or result from such transaction, and
(ii)the fair market value of all property so sold by the Credit Parties and their Subsidiaries shall not exceed $5,000,000 in the aggregate during the term of this Agreement.
“Person” means and includes Natural Persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

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“Platform” as defined in Section 5.1(o).
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by the Borrower and each Guarantor substantially in the form of Exhibit I.
“Potential Transfers” means the transfers (in one or more transactions) by the Borrower of 100% of the equity interests in (x) either, or both, of CryoLife France, SAS and CryoLife Europa Ltd. to CryoLife Germany Holdco GmbH or to any of its direct or indirect Subsidiaries or (y) Jotec do Brasil Ltda. to Artivion LATAM Holdings Spain, S.L.U. or to any of its direct or indirect Subsidiaries, in each case, solely to the extent such transfers are to Subsidiaries (and not Unrestricted Subsidiaries).
“Prepayment Deferred Amount” as defined in Section 2.15(f).
“Prime Rate” means the “Prime Rate” in the United States appearing in the “Money Rates” section of The Wall Street Journal or another national publication selected by Administrative Agent in the event that the prime rate is no longer published by The Wall Street Journal.
“Pro Forma” or “Pro Forma Basis” means, with respect to the calculation of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or for any other pro forma calculation called for by this Agreement to be made Pro Forma or on a Pro Forma Basis, as of any time, that pro forma effect will be given to the Transactions, any Permitted Acquisition or any other Specified Transaction (including any such transaction prior to the Closing Date), as follows:
(a)with respect to any incurrence, assumption, guarantee, redemption or permanent repayment of Indebtedness, such ratio will be calculated giving pro forma effect thereto as if such incurrence, assumption, guarantee, redemption or permanent repayment of Indebtedness had occurred on the first day of such Test Period;
(b)with respect to the Transactions, acquisitions prior to the Closing Date, any Permitted Acquisition or other permitted Investment or the redesignation of an Unrestricted Subsidiary, such ratio or other calculation will be calculated giving pro forma effect thereto as if such action occurred on the first day of such Test Period in a manner consistent, where applicable, with the pro forma adjustments (along with the limitations pertaining thereto) set forth in the definition of “Consolidated Adjusted EBITDA” (including for the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from (i) actions taken, (ii) actions relating to any acquisition, disposition or operational change committed to be taken or expected to be taken no later than 18 months after the end of such acquisition, disposition or operational change and (iii) actions related to the Transactions and acquisitions that occurred prior to the Closing Date reasonably expected to be taken no later than 18 months after the Closing Date, in each case, which cost savings, operating expense reductions and synergies will be calculated as though such cost savings, operating expense reductions and synergies had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined; provided that the amounts so added back (other than with respect to amounts permitted under Regulation S-X as in effect prior to December 31, 2020), when aggregated with amounts added back pursuant to subclauses (b)(xxi) and (b)(xxii) of the definition of “Consolidated Adjusted EBITDA”, shall not exceed 20% of Consolidated Adjusted EBITDA for such Test Period (prior to giving effect to amounts so added back));
(c)with respect to any merger, sale, transfer or other disposition, and the designation of an “Unrestricted Subsidiary”, such ratio will be calculated giving pro forma effect thereto as if such action had occurred on the first day of such Test Period; and

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(d)all Indebtedness assumed to be outstanding pursuant to preceding clause (a) shall be deemed to have borne interest at (i) in the case of fixed rate indebtedness, the rate applicable thereto, or
(ii) in the case of floating rate Indebtedness, (A) with respect to any portion of the relevant Test Period that such Indebtedness was outstanding, the actual rates applicable thereto and (B) with respect to any portion of the relevant Test Period that such Indebtedness was not in fact outstanding (or if such Indebtedness was not outstanding at any time during the relevant Test Period), the rate applicable thereto as of the applicable date of determination as if such rate had been the applicable rate for such portion of the Test Period (or the entire Test Period), in any such case under this clause (ii), after giving effect to the operation of any Rate Contracts applicable to such floating rate Indebtedness).
Notwithstanding the foregoing, for purposes of the calculation of Total Net Leverage Ratio as used in Section 6.7, in the determination of the ECF Percentage pursuant to Section 2.14(d) and in the definition of “Applicable Margin”, such calculation shall be made on the last day of the applicable Test Period (or, in the case of the ECF Percentage, the last day of the applicable Fiscal Year), and no Pro Forma effect shall be given to any Specified Transaction that is consummated after the last day of such Test Period (or such Fiscal Year, as applicable).
“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Initial Term Loans of any Lender, the percentage obtained by dividing (i) the Initial Term Loan Exposure of that Lender by (ii) the aggregate Initial Term Loan Exposure of all of the Lenders; (b) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (i) the Delayed Draw Term Loan Exposure of that Lender by (ii) the aggregate Delayed Draw Term Loan Exposure of all of the Lenders, (c) with respect to all payments, computations and other matters relating to any Class of Incremental Term Loans of any Lender, the percentage obtained by dividing (i) the Incremental Term Loan Exposure of that Lender with respect to such Class by (ii) the aggregate Incremental Term Loan Exposure of all of the Lenders with respect to such Class; (d) with respect to all payments, computations and other matters relating to any Class of Extended Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender arising from the Extended Term Loans of such Class of such Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders arising from the Extended Term Loans of such Class; (e) with respect to all payments, computations and other matters relating to any Class of Refinancing Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender arising from the Refinancing Term Loans of such Class of such Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders arising from the Refinancing Term Loans of such Class; (f) with respect to all payments, computations and other matters relating to the Revolving Credit Commitments or Revolving Loans of any Lender or any Letters of Credit Issued or participations purchased therein by any Lender, the percentage obtained by dividing (i) the Revolving Credit Exposure of that Lender by (ii) the aggregate Revolving Credit Exposure of all of the Lenders; and (g) with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Credit Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Credit Exposure of all of the Lenders. Notwithstanding the foregoing, any payment by the Borrower upon exercise of its option in Section 2.22(e) shall be made to the Administrative Agent for further payment only to the applicable Defaulting Lender, and no other Lender or Secured Party shall be entitled to a Pro Rata Share of such payment.
“Projections” as defined in Section 4.6.

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“Public Information” means material information with respect to the Borrower or any Subsidiary or their respective securities that is not Nonpublic Information.
“Public Lender” as defined in Section 5.1(o).
“Purchase Money Indebtedness” means Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of the Borrower and the Subsidiaries, taken as a whole.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Term Loans” as defined in Section 2.25(c).
“Rate Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, interest rate options, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, derivative transactions, insurance transactions, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing whether relating to interest rates, commodities, investments, securities, currencies or any other reference measure (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Refinanced Indebtedness” means, (a) with respect to any Credit Agreement Refinancing Indebtedness, as defined in the definition thereof, (b) with respect to any Permitted Refinancing, as defined in the definition thereof and (c) with respect to any other refinancing, the obligations being refinanced.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.26.

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“Refinancing Commitments” means any Refinancing Term Commitments or Refinancing Revolving Commitments.
“Refinancing Indebtedness” means, (a) with respect to any Loans or Revolving Credit Commitments, Credit Agreement Refinancing Indebtedness, (b) with respect to any Permitted Refinancing, as defined in the definition thereof and (c) with respect to any other refinancing, the new obligations being incurred the proceeds of which will be used to refinance other obligations.
“Refinancing Loans” means any Refinancing Term Loans or Refinancing Revolving Loans. “Refinancing Revolving Commitments” means one or more Classes of commitments in respect of Revolving Loans hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” as defined in Section 2.7(b).
“Registrations” means authorizations, approvals, licenses, permits, certificates, or exemptions issued by any Governmental Authority (including pre-market approval applications, premarket notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by the Borrower or their Subsidiaries immediately prior to the Closing Date, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the products of the Borrower and its Subsidiaries.
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time. “Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange
Commission under the Securities Act and Exchange Act as in effect from time to time.
“Reimbursement Date” as defined in Section 2.4(d).
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, partner, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into

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the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Remedial Action” means all actions required pursuant to applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Delayed Draw Lenders” means, as of any date of determination, one or more Lenders having or holding Delayed Draw Term Loan Exposure representing more than 50% of the aggregate Delayed Draw Term Loan Exposure of all of the Lenders; provided, that the Delayed Draw Term Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Delayed Draw Lenders at any time.
“Required Initial Term Loan Lenders” means, as of any date of determination, one or more of the Lenders having or holding Initial Term Loan Exposure and representing more than 50% of the aggregate Initial Term Loan Exposure of all of the Lenders; provided that the Initial Term Loan Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Initial Term Loan Lenders.
“Required Lenders” means, as of any date of determination, one or more of the Lenders having or holding Term Loan Exposure and/or Revolving Credit Exposure and representing more than 50% of the sum of (a) the aggregate Term Loan Exposure of all of the Lenders, and (b) the aggregate Revolving Credit Exposure of all of the Lenders; provided that the Term Loan Exposure and the Revolving Credit Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Prepayment Date” as defined in Section 2.15(e).
“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having or holding more than 50% of the aggregate Revolving Credit Exposure of all Revolving Lenders; provided that the Revolving Credit Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Reset Date” as defined in Section 1.6(c).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president or chief financial officer of the Borrower.
“Restricted Debt Payment” means any payment of principal of, or any payment of any premium, if any, or interest on, or fees on, or indemnities or expenses owing to any holder of, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment, in each case prior to the stated maturity or due date thereof, with respect to any Junior Financing.

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“Restricted Equity Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in Capital Stock of the Borrower (other than Disqualified Capital Stock) including share exchanges; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, other than in exchange for Capital Stock of the Borrower (other than Disqualified Capital Stock); and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, other than in exchange for Capital Stock of the Borrower (other than Disqualified Capital Stock).
“Restricted Junior Payment” means any Restricted Equity Payment and any Restricted Debt Payment.
“Retained ECF Percentage” means, with respect to any Fiscal Year, (a) 100% minus (b) the ECF Percentage with respect to such Fiscal Year.
“Revolving Credit Commitment” means (a) the Initial Revolving Commitments and (b) each additional commitment of a Lender to make or otherwise fund any Revolving Loan (including any Incremental Revolving Loan and any Refinancing Revolving Loan) and to acquire participations in Letters of Credit hereunder, and “Revolving Credit Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Revolving Credit Commitment is set forth on Appendix A-2, or, if applicable, in (i) the applicable Assignment Agreement, (ii) the Incremental Amendment evidencing an Incremental Revolving Facility, (iii) the Refinancing Amendment evidencing Refinancing Revolving Commitments or (iv) the Extension Amendment evidencing any Extended Revolving Credit Commitments, and in each case is subject to adjustment or reduction pursuant to the terms and conditions hereof.
“Revolving Credit Commitment Period” means the period from and including the Closing Date to but excluding the Revolving Credit Commitment Termination Date.
“Revolving Credit Commitment Termination Date” means the earliest to occur of (a) January 18, ~~2030~~2031, as extended in accordance with this Agreement from time to time solely with respect to any Extended Revolving Credit Commitments, as applicable, (b) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.2.
“Revolving Credit Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (b) after the termination of the Revolving Credit Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit Issued by that Lender (net of any participations by the Lenders in such Letters of Credit) and (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit (it being understood that such calculation will, with respect to Foreign Currency Letters of Credit, be made using the Dollar Equivalent of any such amounts).
“Revolving Credit Limit” means, as of any date of determination, the aggregate amount of the Revolving Credit Commitments as of such date.

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“Revolver Early Termination Fee” as defined in Section 2.11(e).
“Revolver Early Termination Fee Principal Amount” as defined in Section 2.11(e). “Revolving Lender” means a Lender that has Revolving Credit Exposure.
“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.2(a).
“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.
“S&P” means S&P Global Ratings, or any successor entity thereto.
“Sanctioned Country” means, at any time, any country or territory, or whose government is, the subject or target of any comprehensive economic or financial sanctions or trade embargoes under Anti-Terrorism Laws (including, but not limited to, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“SDN List” means the Specially Designated Nationals and Blocked Persons List maintained by
OFAC.
“Second Amendment” means the Second Amendment to Credit and Guaranty Agreement, dated as of September 12, 2025, by and among the Borrower, the Guarantor Subsidiaries, the Administrative Agent and the Lenders party thereto.
“Second Amendment Delayed Draw Commitment Period” means the period from and including the Second Amendment Effective Date to but excluding the Second Amendment Delayed Draw Termination Date.
“Second Amendment Delayed Draw Funding Date” means one or more dates after the Second Amendment Effective Date and before the Second Amendment Delayed Draw Termination Date on which Second Amendment Delayed Draw Term Loans are made and on which the conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with Section 10.5.
“Second Amendment Delayed Draw Term Loan Commitment” means, as of the Second Amendment Effective Date, the commitment of a Lender to fund Second Amendment Delayed Draw Term Loans in an aggregate principal amount set forth opposite the name of such Lender on Schedule 1 of the Second Amendment, and “Second Amendment Delayed Draw Term Loan Commitments” means such commitments of all the Lenders in the aggregate. The amount of each Lender’s Second Amendment Delayed Draw Term Loan Commitment, if any, is subject to adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Second Amendment Delayed Draw Term Loan Commitments on the Second Amendment Effective Date is $150,000,000.00
“Second Amendment Delayed Draw Term Lender” means each Lender having a Second Amendment Delayed Draw Term Loan Commitment or a Second Amendment Delayed Draw Term Loan.
“Second Amendment Delayed Draw Term Loan” as defined in Section 2.1(b)(ii).

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“Second Amendment Delayed Draw Termination Date” as defined in Section 2.1(b)(ii).
“Second Amendment Effective Date” means September 12, 2025.
“Second Amendment Fee Letter” means that certain Second Amendment Fee Letter, dated as of the Second Amendment Effective Date, by and among the Borrower and the Administrative Agent.
“Secured Net Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt that is secured by a Lien on any asset or property of the Borrower or the Subsidiaries outstanding as of such date, minus (ii) all Unrestricted Cash as of such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“Secured Party” means the Administrative Agent, the Collateral Agent, each other Agent (including any former Agent), each Lender, each Issuing Bank, each other Indemnitee solely to the extent of any outstanding claim under Section 10.2 or for Indemnified Liabilities of such Indemnitee pursuant to and in accordance with Section 10.3, each Secured Swap Provider and each Bank Product Provider.
“Secured Rate Contract” means any Rate Contract between (a) the Borrower and/or any Subsidiary and the counterparty thereto, which has been provided by the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (or a Person who was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time of execution and delivery of a Rate Contract) or (b) subject to the limitations set forth in the Collateral Documents, any other financial institution to the extent such Rate Contract is designated by the Borrower to the Administrative Agent as a “Secured Rate Contract”.
“Secured Swap Provider” means (a) an Agent or a Lender or an Affiliate of an Agent or a Lender (or a Person who was an Agent or a Lender or an Affiliate of an Agent or a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with the Borrower and/or any Subsidiary or (b) any other Person with whom the Borrower and/or any Subsidiary has entered into a Secured Rate Contract and any assignee thereof.
“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any borrowing, the SOFR Loans comprising such borrowing.

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“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Sole Bookrunner” means Ares Capital Management, LLC, in its capacity as sole bookrunner. “Sole Lead Arranger” means Ares Capital Management, LLC, in its capacity as sole lead arranger.
“Solvent” means, with respect to the Borrower and its Subsidiaries, that as of the date of determination, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole; (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (c) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (d) the Borrower and its Subsidiaries, taken as a whole, are able to pay their debts (including current obligations and contingent liabilities) as such debts mature and do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Financial Accounting Standards Board Accounting Standards Codification 450 (Topic 450, “Contingencies”)).
“SPC” as defined in Section 10.6(k).
“Specified Letter of Credit Commitment” shall mean, with respect to any Issuing Bank, (a) in the case of each Issuing Bank that is an Issuing Bank on the Closing Date, the percentage of the Letter of Credit Sub-limit set forth opposite such Issuing Bank’s name on Appendix A-2 as such Issuing Bank’s “Specified Letter of Credit Commitment” or such other percentage as the Borrower and such Issuing Bank may agree in writing from time to time, and (b) in the case of any other Issuing Bank that becomes party hereto pursuant to an Assignment Agreement, the Letter of Credit Sub-limit so assigned to such new Issuing Bank as is specified in such Assignment Agreement (or, if no such Letter of Credit Sub-limit is specified therein, the percentage of the Letter of Credit Sub-limit that equals (i) the aggregate amount of the Revolving Credit Commitments and Revolving Loans assigned thereunder divided by (ii) the aggregate amount of all Revolving Credit Commitments and Revolving Loans then outstanding).
“Specified Transaction” means any Permitted Acquisition, any permitted Investment or other acquisition (including acquisition of a book of business), any issuance, incurrence, assumption, guarantee, redemption or permanent repayment of indebtedness (including indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction), the creation of any Lien, any designation or re-designation of an “Unrestricted Subsidiary,” any merger or other fundamental change, any sale, transfer or other disposition of any Subsidiary, line of business or division or any Restricted Junior Payment.
“Subordinated Debt” means, collectively, any Incremental Equivalent Debt, Permitted Ratio Debt or other Indebtedness, in each case permitted to be incurred hereunder, that is subject to a Subordination Agreement made by the holders or lenders of such Indebtedness (or a Debt Representative with respect thereto) in favor of the Obligations. For the avoidance of doubt, no Indebtedness will be

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construed to be Subordinated Debt due to the fact that such Indebtedness is unsecured or secured by Liens that rank junior in priority to any other Liens.
“Subordination Agreement” means, collectively, each agreement with respect to Indebtedness (other than the Obligations) that provides that such Indebtedness is expressly subordinated in right of payment to the payment of the Obligations. For the avoidance of doubt, neither the subordination of the priority of any Lien securing any Indebtedness (other than the Obligations), nor the fact that any Indebtedness is unsecured, shall be construed to be the subordination of such Indebtedness in right of payment to the Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person will be deemed to be outstanding. For purposes of this Agreement, except to the extent expressly stated otherwise, (a) references to any “Subsidiary” will mean a Subsidiary of the Borrower and (b) with respect to the Borrower or any of its direct or indirect subsidiaries, references to “Subsidiary” will not include any Unrestricted Subsidiary; provided, however, that purposes of all representations and warranties, negative covenants and affirmative covenants relating to Anti-Terrorism Laws and Anti-Corruption Laws (including, but not limited to, Sections 2.6(d), 4.17(b), 4.17(c), 5.1(k), 5.7(a) and 5.8) references to “Subsidiary” will include all Unrestricted Subsidiaries.
“Superpriority Revolver Enhanced Voting Rights” as defined in Section 10.5(a).
“Superpriority Revolver Specific Amendments” means any amendment, waiver or modification of (i) the terms and provisions of Section 2 that are specific to the Revolving Lenders, (ii) the terms and provisions of Section 3.2(a) or (b) with respect to Credit Extensions of Revolving Loans or Issuances of Letters of Credit, (iii) the terms and provisions of the Credit Documents that has the effect of subordinating any Revolving Loans in contractual right of payment to any senior Indebtedness, (iv) [reserved], (v) the terms and provisions of Section 6.7 (including any defined terms specific to such provisions) to the extent such amendment, waiver or modification would cause (or have an effect of causing) an increase of the applicable Consolidated Total Net Leverage Ratio levels set forth therein (as in effect on the Closing Date) by more than 20%, taking into account all amendments, waivers and modifications entered into or granted since the Closing Date, for any particular covenant level, (vi) any provision of this Agreement or any other Credit Document (x) requiring any Indebtedness to comply with or be subject to any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement or the Superpriority Revolver Enhanced Voting Rights or (y) permitting the incurrence or assumption of any Indebtedness that is secured on a pari passu basis in payment with the Revolving Loans, (vii) Section 5.1, solely to the extent waiving (or extending the time for) delivery of financial statements that are not delivered to the Administrative Agent for delivery to each Lender within 30 days following the date such financial statements were required to be delivered pursuant to Sections 5.1(a) and (b) (in each case after giving effect to the grace period applicable thereto) or Section 6.6 (other than Section 6.6(j) and in any case solely with respect to any exceptions and baskets with fixed amounts or amounts permitted under incurrence-based tests that permit Investments into any Person that is not the Borrower or any Credit Party) and/or (viii) any amendment, waiver or modification of the definitions of “Joint Voting Amendments”, “Pari Passu Lien Intercreditor Agreement”, “Required Revolving Lenders”, “Revolving

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Lenders”, “Superpriority Revolver Enhanced Voting Rights”, “Superpriority Revolver Specific Amendments” and “Waterfall Triggering Event”.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include a Lender or any Affiliate of a Lender)
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, levied, collected, withheld or assessed by any Governmental Authority, together with any interest thereon, additions to tax or penalties imposed with respect thereto.
“Term Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan. “Term Loan” means, individually and collectively, the Initial Term Loans, the Incremental
Term Loans, if any, Extended Term Loans, if any, and Refinancing Term Loans, if any.
“Term Loan Commitment” means, collectively, the Closing Date Initial Term Loan Commitments, the Delayed Draw Term Loan Commitments, the Incremental Term Loan Commitments (if any) and commitments to make Refinancing Term Loans, if any, and Extended Term Loans, if any.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender will be equal to such Lender’s Term Loan Commitment.
“Term Loan Maturity Date” means (a) for the Initial Term Loans, the earlier of (i) January 18, ~~2030~~2031, as extended in accordance with this Agreement from time to time and (ii) the date that all such Initial Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise;
(b)for any Incremental Term Loans, the earlier of (i) the date identified in the applicable Incremental Amendment, as extended in accordance with this Agreement from time to time, and (ii) the date that all such Incremental Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; (c) for any Extended Term Loans, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such Extended Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; and (d) with respect to any Refinancing Term Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

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“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S.
Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Terminated Lender” as defined in Section 2.23.
“Termination Conditions” means that the Commitments have been terminated, the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank.
“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 5.1(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.1(a) or (b), the Test Period in effect will be the period of four consecutive Fiscal Quarters of the Borrower ended September 30, 2023. A Test Period may be designated by reference to the last day thereof (i.e., the “December 31,

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2024 Test Period” refers to the period of four consecutive Fiscal Quarters ended on December 31, 2024) or by reference to the applicable fiscal period (i.e., references to the “Q4-2024 Test Period” and the “Fiscal Year 2024 Test Period” also both refer to the period of four consecutive Fiscal Quarters ended on December 31, 2024), and a Test Period will be deemed to end on the last day thereof.
“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Debt as of such date, minus all Unrestricted Cash as of such date to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, all of the foregoing determined on a Pro Forma Basis.
“Total Utilization of Revolving Credit Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied) and (b) the Letter of Credit Usage.
“Transaction Costs” means the fees, costs and expenses paid or payable by the Borrower or the Subsidiaries in connection with the Transactions paid on or about the Closing Date.
“Transactions” means the Initial Credit Extension, the repayment and release of the Borrower Existing Credit Agreement on the Closing Date and the payment of the Transaction Costs.
“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.1(a) or (b) (or, in the case of a determination date that occurs prior to the first such delivery pursuant to such Sections, for the four consecutive Fiscal Quarters ended as of September 30, 2023), on a Pro Forma Basis.
“Type of Loan” means, with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its direct or indirect parent under or pursuant to the law in the

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country where such Lender or parent is subject to home jurisdiction supervision, if applicable law requires that such appointment is not to be publicly disclosed.
“Unrestricted Cash” means the sum of the aggregate amount of cash and Cash Equivalents held in accounts of the Borrower and the Subsidiaries reflected in the consolidated balance sheet of the Borrower and the Subsidiaries to the extent that (a) it would not appear as “restricted” on the consolidated balance sheet of the Borrower and the Subsidiaries (unless such appearance is related to the Credit Documents (or the Liens created thereunder)), (b) it is not subject to any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties or (c) for purposes of calculating any of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, it does not represent the cash proceeds of any Indebtedness then being incurred.
“Unrestricted Subsidiary” means, as of any date, collectively and individually, any direct or indirect subsidiary (determined in accordance with the definition of “Subsidiary” but without giving effect to clause (b) of the last sentence thereof) of the Borrower identified by the Borrower in writing to the Administrative Agent as being an “Unrestricted Subsidiary” pursuant to Section 5.13; provided that
(a) except to the extent provided in Section 5.13, no Subsidiary may be designated (or re-designated) as an Unrestricted Subsidiary and (b) no Person may be designated as an “Unrestricted Subsidiary” if such Person is not an “Unrestricted Subsidiary” or is a “Guarantor” under any agreement, document or instrument evidencing any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or other Material Indebtedness of the Borrower or any of its Subsidiaries, or any Permitted Refinancing in respect of the foregoing, or has otherwise guaranteed or given assurances of payment or performance under or in respect of any such Indebtedness. For purposes of calculating Investments permitted under Section 6.6, (i) the designation of any Subsidiary as an “Unrestricted Subsidiary” will constitute an Investment in an amount equal to the fair market value of such Subsidiary, determined as of the date of such designation by the Borrower in its good faith and reasonable business judgment and (ii) the aggregate amount of all Investments permitted to be made in all “Unrestricted Subsidiaries” will be limited as provided in Section 6.6(s). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. On the Closing Date, immediately after giving effect to the Transactions, there are no Unrestricted Subsidiaries.
“U.S.” or “United States” means United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means each Lender (including any Issuing Bank) that is a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Voting Capital Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors of such Person and any other Capital Stock of such Person treated as voting stock for purposes of Treasury Regulation Section 1.956-2(c)(2).

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“Waivable Mandatory Prepayment” as defined in Section 2.15(e).
“Waterfall Triggering Event” means any Event of Default under Sections 8.1(a), 8.1(c) (solely with respect to failures under Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7 or 6.8), 8.1(e) (solely with respect to failures under Sections 5.1(a) or (b)), 8.1(f), 8.1(g), 8.1(h), 8.1(i) or 8.1(m).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein will have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.1(a) and 5.1(b) will be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(f), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Credit Document, and either the Borrower or the Required Lenders will so request, the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (a) such ratio, requirement or covenant will continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower will provide to the Administrative Agent reconciliation statements to the extent provided in Section 5.1(f), if applicable. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein will be construed, and all computations of amounts and ratios referred to in Section 5 and Section 6 will be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof may utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements, including those identified as exceptions to generally accepted accounting principles in the definition of “GAAP.”
1.3Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References to “hereof” or “herein” mean

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of or in this Agreement, as applicable. References herein to any Section, Appendix, Schedule or Exhibit will be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license will include sub-lease and sub-license, as applicable. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any Organizational Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document). Any reference herein to any Person will be construed to include such Person’s successors and permitted assigns. The words “asset” and “property” will be construed to have the same meaning and effect. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to any law or regulation will (a) include all statutory and regulatory provisions consolidating, replacing or interpreting or supplementing such law or regulation and (b) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.3 will apply, mutatis mutandis, to all Credit Documents.
1.4Certifications. Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person will be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.
1.5Limited Condition Acquisitions. Notwithstanding anything in this Agreement or any Credit Document to the contrary, when (a) (i) calculating any applicable ratio or the use of any basket, (ii) determining the accuracy of the representations and warranties set forth in Section 4 hereof or (iii) determining satisfaction of any conditions precedent, in the case of each of clause (i), (ii) and (iii), in connection with any Specified Transaction or (b) determining compliance with any provision that requires that no Default or Event of Default has occurred, is continuing or would result thereof, in each case of clauses (a) and (b) in connection with a Limited Condition Acquisition, the date of determination of such ratio and determination of such compliance (other than the absence of an Event of Default pursuant to Section 8.1(a), (f) or (g)) will, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recently ended Test Period ending prior to the LCA Test Date for which financial statements are delivered (or were required to have been delivered), the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios, then such provisions will be deemed to have been complied with; provided, that it shall be a condition to such Limited Condition Acquisition that no Event of Default pursuant to Section 8.1(a), (f) or (g) shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (A) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Current Assets) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such

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fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (B) such ratios and compliance with such conditions will not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions, unless on such date an Event of Default pursuant to Section 8.1(a), (f) or (g) will be continuing. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket will be calculated and tested (A) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof and the use of cash which would have otherwise constituted Unrestricted Cash for the purpose of calculating any applicable ratio) have not been consummated and (B) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof and the use of cash which would have otherwise constituted Unrestricted Cash for the purpose of calculating any applicable ratio) have been consummated, until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated or expires. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Credit Document, no LCA Election shall be given any effect in the determination of the satisfaction of the conditions set forth in Section 3.2(c).
1.6Currency Conversion and Fluctuations.
(a)If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Credit Documents to, and any obligations arising under the Credit Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down (to the next 1/16 of 1%) by the Administrative Agent as it deems appropriate.
(b)If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.
(c)No later than 11:00 a.m. London time on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each applicable currency; provided that, upon receipt of an Application or Issuance Notice for a Foreign Currency Letter of Credit pursuant to Section 2.4(b), the Administrative Agent shall determine the Exchange Rate with respect to the relevant currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.4(a) with respect to such Application). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.26 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and any other currency.

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(d)No later than 11:00 a.m. London time on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the Letter of Credit Obligations then outstanding in a currency other than Dollars.
(e)The Administrative Agent shall promptly notify the Borrower of each determination of an Exchange Rate hereunder.
1.7Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, comparable, replacement or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable, replacement or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes made in accordance with the definition thereof. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any alternative, successor or replacement rate thereto, or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any Guarantor.
The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Guarantor, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.8Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 2.    LOANS AND LETTERS OF CREDIT
2.1        Term Loans.
(a)Closing Date Initial Term Loan Commitments. Subject to the terms and conditions hereof, each Lender identified on Appendix A-1 hereto severally agrees to make, on the Closing Date, an Initial Term Loan to the Borrower in an amount equal to such Lender’s Closing Date Initial Term Loan Commitment as of such date; provided that the Borrower will deliver to Administrative Agent on behalf of the Lenders a fully executed Funding Notice no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed funding date (in the case of a Base Rate Loan) or at least three (3) Business Days in advance of the proposed funding date (in the case of a SOFR Loan) (or such later date and time as may be agreed by the Administrative Agent). The Borrower may make only one borrowing under the Closing Date Initial Term Loan Commitment, which will be on the

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Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12, 2.13(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans will be paid in full no later than the Term Loan Maturity Date. Each Lender’s Closing Date Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.
(b)Delayed Draw Term Loan Commitments.
(i)Subject to the terms and conditions hereof, each Lender with a Closing Date Delayed Draw Term Loan Commitment severally agrees to make, during the Closing Date Delayed Draw Commitment Period, a term loan (a “Closing Date Delayed Draw Term Loan”) to the Borrower on each Closing Date Delayed Draw Funding Date in an amount up to but not exceeding the undrawn amount of such Lender’s Closing Date Delayed Draw Term Loan Commitment on such date. The Closing Date Delayed Draw Term Loan Commitments shall terminate on the earliest of (i) July 2, 2025, (ii) the date the Closing Date Delayed Draw Term Loan Commitments are terminated pursuant to Section 2.13(c) or Section 8.2 and (iii) the date on which the Closing Date Delayed Draw Term Loan Commitments have been fully drawn (such earliest date, the “Closing Date Delayed Draw Termination Date”). The Closing Date Delayed Draw Term Loans (if and when funded) shall have, to the extent not otherwise set forth herein, the same terms as the Initial Term Loans (except for the date from which interest begins to accrue). Any amount borrowed under this Section 2.1(b)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Closing Date Delayed Draw Term Loans will be paid in full no later than the Term Loan Maturity Date.
(ii)    Subject to the terms and conditions hereof, each Lender with a Second Amendment Delayed Draw Term Loan Commitment severally agrees to make, during the Second Amendment Delayed Draw Commitment Period, a term loan (a “Second Amendment Delayed Draw Term Loan”) to the Borrower on each Second Amendment Delayed Draw Funding Date in an amount up to but not exceeding the undrawn amount of such Lender’s Second Amendment Delayed Draw Term Loan Commitment on such date. The Second Amendment Delayed Draw Term Loan Commitments shall terminate on the earliest of (i) ~~July 2~~September 13, ~~2025~~2027, (ii) the date the Second Amendment Delayed Draw Term Loan Commitments are terminated pursuant to Section 2.13(c) or Section 8.2 and (iii) the date on which the Second Amendment Delayed Draw Term Loan Commitments have been fully drawn (such earliest date, the “Second Amendment Delayed Draw Termination Date”). The Second Amendment Delayed Draw Term Loans (if and when funded) shall have, to the extent not otherwise set forth herein, the same terms as the Initial Term Loans (except for the date from which interest begins to accrue). Any amount borrowed under this Section 2.1(b)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Second Amendment Delayed Draw Term Loans will be paid in full no later than the Term Loan Maturity Date.
(c)Borrowing Mechanics for Delayed Draw Term Loans.
(i)Delayed Draw Term Loans will be made in an aggregate minimum amount of (x) in the case of the first borrowing of Delayed Draw Term Loans, $10,000,000 and integral multiples of $1,000,000 in excess of that amount and (y) in the case of any subsequent borrowing of Delayed Draw Term Loans,
$5,000,000 and integral multiples of $500,000 in excess of that amount.
(ii)Whenever the Borrower desires that the Lenders make Delayed Draw Term Loans, the Borrower will deliver to the Administrative Agent by Electronic Transmission a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) at least three Business Days in advance of

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the applicable Delayed Draw Funding Date (or such later time as the Administrative Agent may agree). Except as otherwise provided herein, a Funding Notice for a Delayed Draw Term Loan that is a SOFR Loan will be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower shall be bound to make a borrowing in accordance therewith.
(iii)Notice of receipt of each Funding Notice in respect of Delayed Draw Term Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by the Administrative Agent to each applicable Lender by Electronic Transmission with reasonable promptness, but (provided the Administrative Agent will have received such notice by the time required pursuant to clause (ii) above) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower.
(iv)Each Lender will make the amount of its Delayed Draw Term Loans available to the Administrative Agent not later than 12:00 noon (New York City time) on the applicable Delayed Draw Funding Date by wire transfer of same day funds in Dollars at the Payment Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent will make the proceeds of such Delayed Draw Term Loans available to the Borrower on the applicable Delayed Draw Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Term Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower as set forth in the applicable Funding Notice or to such other account as may be designated in writing to the Administrative Agent by the Borrower.
2.2        Revolving Loans.
(a)Revolving Credit Commitments. Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to the Borrower during the Revolving Credit Commitment Period in an aggregate amount up to but not exceeding such Lender’s Revolving Credit Commitment; provided that, after giving effect to the making of any Revolving Loans in no event will the Total Utilization of Revolving Credit Commitments exceed either (i) as to any Revolving Loans made on the Closing Date, the Initial Revolving Borrowing or (ii) at all times, the Revolving Credit Limit. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Credit Commitment Period. Each Lender’s Revolving Credit Commitment will expire on the Revolving Credit Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Credit Commitments will be paid in full no later than such date.
(b)Borrowing Mechanics for Revolving Loans.
(i)Revolving Loans that are Base Rate Loans will be made in an aggregate minimum amount of
$1,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are SOFR Loans will be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.
(ii)Whenever the Borrower desires that the Lenders make Revolving Loans, the Borrower will deliver to the Administrative Agent by Electronic Transmission a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, in the case of a Revolving Loan that is a Base Rate Loan, and 11:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date, in the case of a Revolving Loan that is a SOFR Loan (or, in the case of any borrowing of Revolving Loans made on the Closing Date, such later date and time as may be agreed by the Administrative Agent). Except with

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respect to a Funding Notice for borrowings of Revolving Loans on the Closing Date and as otherwise provided herein, a Funding Notice for a Revolving Loan that is a SOFR Loan will be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower will be bound to make a borrowing in accordance therewith.
(iii)Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, will be provided by the Administrative Agent to each applicable Lender by Electronic Transmission with reasonable promptness, but (provided the Administrative Agent will have received such notice by the time required pursuant to clause (ii) above) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower.
(iv)Each Lender will make the amount of its Revolving Loan available to the Administrative Agent not later than 12:00 noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Payment Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower as set forth in the applicable Funding Notice or to such other account as may be designated in writing to the Administrative Agent by the Borrower.
2.3        [Reserved].
2.4        Letters of Credit.
(a)Letters of Credit. From time to time on any Business Day from the Closing Date through the earlier of the Revolving Credit Commitment Termination Date and the fifth Business Day prior to the date specified in clause (a) of the definition of “Revolving Credit Commitment Termination Date”, subject to the terms and conditions hereof, each Issuing Bank agrees to Issue, in accordance with such Issuing Bank’s usual and customary business practices, Letters of Credit for the account of the Borrower (which, at the Borrower’s discretion, may be issued on behalf of the Borrower or any Subsidiary) in the aggregate amount up to but not exceeding the Letter of Credit Sub-limit; provided that
(i) each Letter of Credit will be denominated in Dollars or in one or more Available Foreign Currencies;
(ii) the stated amount of each Letter of Credit will not be less than $10,000 or such lesser amount as is acceptable to such applicable Issuing Bank; (iii) after giving effect to such Issuance, in no event will the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Limit then in effect; (iv) after giving effect to such Issuance, in no event will the Letter of Credit Usage exceed the Letter of Credit Sub-limit then in effect; (v) in no event will any Letter of Credit have an expiration date that is not a Business Day or is later than the earlier of (A) the fifth Business Day prior to the date specified in clause (a) of the definition of “Revolving Credit Commitment Termination Date” unless the Borrower provides collateral in the form of cash or Cash Equivalents or otherwise backstops such Letter of Credit in a manner reasonably satisfactory to the applicable Issuing Bank and (B) the date which is one year from the date of Issuance of such Letter of Credit (subject to the immediately following sentence); and (vi) no Letter of Credit shall be issued (or deemed issued) by any Issuing Bank the stated amount of which, when added to the Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank, would exceed the Specified Letter of Credit Commitment of such Issuing Bank then in effect. Subject to the foregoing, each Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and in any event not to exceed the period prescribed in clause (v)(A) above subject to the exception therein), unless such Issuing Bank elects not to extend for any such additional period; provided that such Issuing Bank will not extend any

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such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided further that no Issuing Bank will Issue any Letter of Credit if (1) any fee due in connection with, and on or prior to, the Issuance of such Letter of Credit has not been paid, (2) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuing Bank or (3) such Issuing Bank will not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower, the documents that such Issuing Bank generally uses in the ordinary course of business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”); provided further that so long as any Revolving Lender is a Defaulting Lender, such Issuing Bank will not be required to Issue any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage, and participating interests in any such newly issued or increased Letter of Credit will be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22 (and Defaulting Lenders will not participate therein). No Issuing Bank shall be under any obligation to issue Letters of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)Notice of Issuance. Whenever the Borrower desires the Issuance of a Letter of Credit, it will deliver in a writing or Electronic Transmission to the applicable Issuing Bank and the Administrative Agent an Application or an Issuance Notice no later than 12:00 noon (New York City time) at least three (3) Business Days or such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the proposed date of Issuance. For each Issuance, the applicable Issuing Bank may, but will not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit will be Issued during the period starting on the first Business Day after the receipt by such Issuing Bank of notice from the Administrative Agent or the Lenders holding more than 50% of the aggregate Revolving Credit Exposure of all Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived. Upon receipt by the applicable Issuing Bank of the L/C Reimbursement Agreement, in form and substance reasonably acceptable to such Issuing Bank and duly executed by the Borrower, the applicable Issuing Bank will Issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. Upon the Issuance of any Letter of Credit or amendment or modification to a Letter of Credit, such Issuing Bank will promptly notify the Administrative Agent, which will in turn promptly notify each Revolving Lender of such Issuance, which notice will be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e). Each Issuing Bank further agrees to provide the Administrative Agent, in form and substance satisfactory to the Administrative Agent, upon the request of the Administrative Agent (or any Revolving Lender through the Administrative Agent), copies of any Letter of Credit Issued by such Issuing Bank and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Administrative Agent. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.4, the provisions of this Section 2.4 shall control.
(c)Responsibility of the Issuing Banks With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank will be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to determine whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. The parties hereto expressly agree

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that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable order) with respect to such a determination, such Issuing Bank will be deemed to have exercised reasonable care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. As between the Borrower and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit Issued by the Issuing Banks, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Banks will not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, email, cable, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, including any Governmental Acts; none of the above will affect or impair, or prevent the vesting of, any of the Issuing Banks’ rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Issuing Banks under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, will not give rise to any liability on the part of the Issuing Banks to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), the Borrower will retain any and all rights it may have against the applicable Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order.
(d)Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event any Issuing Bank has determined to honor a drawing under a Letter of Credit, it will immediately notify the Borrower and the Administrative Agent, and the Borrower will reimburse the applicable Issuing Bank, or the Administrative Agent for the benefit of such Issuing Bank, on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing or, in the case of reimbursement in an Available Foreign Currency, in such Available Foreign Currency and in same day funds equal to the amount of such honored drawing; provided that anything contained herein to the contrary notwithstanding, (i) unless the Borrower will have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that the Borrower intends to reimburse the applicable Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower will be deemed to have given a timely Funding Notice to the Administrative Agent requesting each Revolving Lender to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing (and in the event such amount is payable in respect of a Foreign Currency Letter of Credit, such amount shall be converted to Dollars based on the

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Dollar Equivalent thereof), and (ii) without regard to the satisfaction of the conditions specified in Section 3.2 (each of which conditions precedent the Revolving Lenders hereby irrevocably waive), each Revolving Lender will, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing (and in the event such amount is payable in respect of a Foreign Currency Letter of Credit, such amount shall be converted to Dollars based on the Dollar Equivalent thereof), the proceeds of which will be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower will reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. In the event any amount denominated in an Available Foreign Currency is not paid when due, such amount shall, for all purposes of this Agreement, be converted to an amount in Dollars based on the Dollar Equivalent thereof. Nothing in this Section 2.4(d) will be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower will retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).
(e)Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the Issuance of each Letter of Credit, each Revolving Lender will be deemed to have purchased, in each case, without recourse or warranty, and hereby agrees to irrevocably purchase, from the Issuing Banks a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share (with respect to the Revolving Credit Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower will fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.4(d), the applicable Issuing Bank will promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing (and in the event such amount is payable in respect of a Foreign Currency Letter of Credit, such amount shall be converted to Dollars based on the Dollar Equivalent thereof) and of such Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share of the Revolving Credit Commitments. Each Revolving Lender will make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Revolving Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), such Issuing Bank will be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) will be deemed to prejudice the right of any Revolving Lender to recover from such Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order. In the event such Issuing Bank will have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank will distribute to the Administrative Agent, which will in turn distribute to each Revolving Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing, such Lender’s Pro Rata Share of all payments subsequently received by such Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution will be made to a Lender at its primary address set forth

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below its name on Appendix B, in the administrative questionnaire delivered by such Lender to the Borrower and the Administrative Agent or at such other address as such Lender may request.
(f)Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Banks for drawings honored under the Letters of Credit Issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.4(d) and the obligations of the Lenders under Section 2.4(e) will be unconditional and irrevocable and will be performed strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit, any document transferring or purporting to transfer any Letter of Credit, any Credit Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing; (ii) the existence of any claim, set-off, defense, abatement, recoupment or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Banks, Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any transaction (including any underlying transaction between the Borrower or the Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that an Event of Default or a Default will have occurred and be continuing; or (ix) solely with respect to the obligations of the Lenders under Section 2.4(c), the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive); provided that, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit will not have constituted gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order under the circumstances in question.
(g)Indemnification. Without duplication of any obligation of the Borrower under Section 10.2 or Section 10.3, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Banks from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Banks may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit by an Issuing Bank, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Bank as determined by a court of competent jurisdiction in a final non-appealable order or (B) the failure by such Issuing Bank to exercise reasonable care when determining whether a proper demand for payment is made under any Letter of Credit Issued by it, or (ii) the failure of an Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. For the avoidance of doubt, this Section 2.4(g) will not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim.
(h)Cash Collateralization of Letters of Credit. In the event that any Letter of Credit is outstanding at the time that the Borrower prepays, or is required to repay, the Obligations or the Revolving Credit Commitments are terminated or the Borrower is required to provide Cash Collateral under Section 8.2(a), the Borrower will (i) deposit with the Administrative Agent, for the benefit of all Lenders having Revolving Credit Exposure, Cash Collateral (or procure a backstop letter of credit satisfactory to the relevant Issuing Bank) to be available to Administrative Agent, for its benefit and the

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benefit of Issuing Banks, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.11(a)(ii) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. All deposits made pursuant to preceding clause (i) shall be made in Dollars or, with respect to Foreign Currency Letters of Credit, in the applicable Available Foreign Currency or as the applicable Issuing Bank may otherwise agree. Upon termination of any such Letter of Credit and provided no Event of Default will have occurred and be continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit will be refunded to the Borrower, together with the deposit described in the preceding clause (i) to the extent not previously applied by the Administrative Agent in the manner described herein.
(i)Addition of an Issuing Bank. The Borrower may, at any time and from time to time, designate one or more additional financial institutions to act as an issuing bank under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such financial institution; provided that in the event the Administrative Agent requests that the Borrower designate (x) one or more of Capital One, N.A., Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Truist Bank or Deutsche Bank AG or any of their respective Affiliates to act as an issuing bank hereunder, the Borrower agrees to so designate such financial institution or (y) one or more other financial institutions to act as an issuing bank hereunder, such other financial institution shall be designated as an issuing bank to the extent consented to by the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). Upon execution of a written agreement among the Borrower, the Administrative Agent and such financial institution, such financial institution shall be deemed to be an “Issuing Bank” in respect of Letters of Credit issued or to be issued by such financial institution, and shall be entitled to all of the rights and obligations of an Issuing Bank hereunder. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.
2.5        Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares. All Loans will be made, and all participations will be purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares. No Lender will be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor will any Term Loan Commitment or any Revolving Credit Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds. Unless the Administrative Agent will have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but will not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent will be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower and the Borrower will immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in Section 2.1(c)(iv), Section 2.2(b)(iv) or this Section 2.5(b) will be deemed to relieve any Lender from its obligation to fulfill its Closing Date Initial Term Loan

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Commitment, Delayed Draw Term Loan Commitment or Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.6    Use of Proceeds.
(a)The proceeds of the Initial Term Loans funded on the Closing Date will be used to consummate the Transactions. The Initial Revolving Borrowing will be used to consummate the Transactions and to pay all or a portion of the Transaction Costs.
(b)The proceeds of the Revolving Loans and Letters of Credit made after the Closing Date will be applied by the Borrower for working capital, capital expenditures and general corporate purposes of the Borrower and the Subsidiaries, including for Permitted Acquisitions, other investments, Restricted Junior Payments permitted under Section 6.4 and other transactions, in each case not prohibited under the terms of this Agreement.
(c)Delayed Draw Term Loan Proceeds.
(~~c~~i) The proceeds of the Closing Date Delayed Draw Term Loans shall be applied as soon as reasonably practicable (and in any case within thirty (30) days of receipt thereof) by the Borrower solely to (iA) fund the repurchase or repayment of the Convertible Senior Notes on or prior to the scheduled maturity date thereof, (~~ii~~B) pay transaction fees and expenses incurred in connection with the foregoing, including any premiums thereto and (~~iii~~C) (x) replenish cash on the balance sheet of the Borrower or (y) repay Revolving Loans, in each case of clauses (x) and (y), used or incurred, as applicable, no more than thirty (30) days prior to the initial borrowing of the applicable Closing Date Delayed Draw Term Loans for any of the foregoing purposes.
(ii)The proceeds of the Second Amendment Delayed Draw Term Loans shall be applied as soon as reasonably practicable (and in any case within sixty (60) days of receipt thereof) by the Borrower solely (A) to fund Permitted Acquisitions (including any earnouts and other similar payments in connection therewith) and other Investments permitted by Section 6.6, but excluding any Investments in cash and Cash Equivalents, (B) to acquire Material Real Estate Assets and (C) to fund capital expenditures.
(d)No portion of the proceeds of or draws related to any Credit Extension will be used to purchase or carry Margin Stock or in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors.
(e)No Credit Party, nor any of its Controlled Entities or any of their respective directors and officers, will directly or, to its knowledge, indirectly use any part of any proceeds of any Credit Extension or lend, contribute, or otherwise make available such proceeds to any Person (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject or the target of Anti-Terrorism Laws except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws, (ii) to fund or facilitate any activities or business of or in any Sanctioned Country except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws or (iii) in any other manner that will result in a violation by any party hereto of Anti-Terrorism Law. No part of the proceeds of any Credit Extension will be used, directly or, to the Credit Parties’ knowledge, indirectly for any payments to any Government Official or employee, political party, official of a political party, candidate for political

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office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
2.7    Evidence of Debt; Register; Disqualified Lender List; Notes.
(a)Evidence of Debt. Each Lender will maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation will be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any Lender’s Commitments or the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register will govern.
(b)Register. The Administrative Agent, as a non-fiduciary agent of the Borrower, will maintain a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments and the Loans of each Lender from time to time (the “Register”). The Register will be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time from time to time upon reasonable prior notice. The Administrative Agent will record in the Register the Revolving Credit Commitments and the Loans, the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from to time and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation will be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any Lender’s Revolving Credit Commitments or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates will constitute “Indemnitees.”
(c)Disqualified Lender List. The list of Disqualified Lenders will be available to the Lenders, other Agents and Issuing Banks upon written request to the Borrower and the Administrative Agent. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.7(c), nor will the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, inquire as to whether any Person is a Disqualified Lender or otherwise take (or omit to take) any action with respect thereto.
(d)Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower will execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the date that is three (3) Business Days prior to the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan or Revolving Loan, as the case may be.
2.8    Interest on Loans.

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(a)Except as otherwise set forth herein, each Class of Loan will bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

Class of Loans	Interest
Initial Term Loans and Revolving Loans that are Base Rate Loans	Base Rate plus the Applicable Margin
Initial Term Loans and Revolving Loans that are SOFR Loans	Adjusted Term SOFR Rate plus the Applicable Margin
Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that are Base Rate Loans	Base Rate plus the applicable margin set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that are SOFR Loans	Adjusted Term SOFR plus the applicable margin set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, will be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan will be a Base Rate Loan.
(c)In connection with SOFR Loans there will be no more than five (5) Interest Periods outstanding at any time (unless otherwise agreed by the Administrative Agent). In the event the Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower will be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent will determine (which determination will, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that will apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)Interest payable pursuant to Section 2.8(a) will be computed (i) in the case of Base Rate Loans with the Base Rate determined pursuant to subclause (a) of the definition of “Base Rate”, on the basis of a 365-day year (or 366-day year, in the case of a leap year), (ii) in the case of Base Rate Loans with the Base Rate determined pursuant to subclause (b) or (c) of the definition of “Base Rate”, on the basis of a 360-day year and (iii) in the case of SOFR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable

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to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, will be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, will be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest will be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Loan will accrue on a daily basis and be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) at the time of any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity (or, in the case of Revolving Loans, such earlier date on which the Revolving Credit Commitments are terminated) and, after such maturity (or termination), on each date on which demand for payment is made; provided, however, that, with respect to any voluntary prepayment of a Revolving Loan outstanding as a Base Rate Loan, accrued interest will instead be payable on the applicable Interest Payment Date.
(f)The Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.
(g)Interest payable pursuant to Section 2.8(f) will be computed (i) in the case of interest determined pursuant to subclause (a) of the definition of “Base Rate”, on the basis of a 365-day year (or 366-day year, in the case of a leap year) and (ii) in the case of interest determined pursuant to subclause (b) or (c) of the definition of “Base Rate”, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, and will be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.8(f), such Issuing Bank will distribute to the Administrative Agent, which will in turn distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank will have been reimbursed by the Lenders for all or any portion of such honored drawing, such Issuing Bank will distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
2.9    Conversion/Continuation.
(a)Subject to Section 2.18 and so long as no Default or Event of Default will have occurred and then be continuing, the Borrower will have the option:

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(i)to convert at any time all or any part of any Term Loan or Revolving Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless the Borrower will pay all amounts due under Section 2.18 in connection with any such conversion; or
(ii)upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount as a SOFR Loan.
(b)The Borrower will deliver a Conversion/Continuation Notice to the Administrative Agent by Electronic Transmission no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans will be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower will be bound to effect a conversion or continuation in accordance therewith.
2.10    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), the overdue principal amount of any Loans and, to the extent permitted by applicable law and due and owing, any overdue interest payments on the Loans and any other overdue fees and other overdue amounts, will bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) from the date of such Event of Default, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Revolving Loans outstanding as Base Rate Loans); provided that in the case of any overdue principal or interest with respect to SOFR Loans, upon the expiration of the Interest Period in effect at the time any increase in interest rate is effective, such SOFR Loans will thereupon become Base Rate Loans and thereafter such overdue principal or interest, as applicable, will bear interest payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder for such Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and will not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.11    Fees; Loan Call Protection.
(a)Revolving Credit Commitment Fee. The Borrower agrees to pay to the Lenders having Revolving Credit Exposure the following fees:
(i)commitment fees equal to (A) the average of the daily difference between (1) the Revolving Credit Commitments, and (2) the Total Utilization of Revolving Credit Commitments, times (B) the Applicable Commitment Fee Rate; and
(ii)letter of credit fees equal to (A) the Applicable Margin for Revolving Loans that are SOFR Loans, times (B) the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued and outstanding under this Agreement (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); provided that, in the case of Foreign Currency Letters of Credit, such calculation will be based on the Dollar Equivalent of the face amount thereof.

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All fees referred to in this Section 2.11(a) will be paid to the Administrative Agent at the Payment Office and upon receipt, the Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share thereof.
(b)Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent (in U.S. dollars), for the account of each Issuing Bank, the following fees (together with the fees described in Section 2.11(a)(iii), the “Letter of Credit Fees”) in respect of Letters of Credit:
(i)a fronting fee equal to (A) the Issuing Bank’s prevailing rate (not to exceed 0.25% per annum) times (B) the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by it and outstanding under this Agreement (determined as of the close of business on any date of determination); provided that, in the case of Foreign Currency Letters of Credit, such calculation will be based on the Dollar Equivalent of the maximum amount available to be drawn thereunder; and
(ii)such documentary and processing charges for any Issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such Issuance, amendment, transfer or payment, as the case may be.
(c)Delayed Draw Commitment Fee.
(~~c~~i) ~~Delayed Draw Commitment Fee.~~ The Borrower agrees to pay to Lenders holding Closing Date Delayed Draw Term Loan Commitments, commitment fees equal to (A) the average of the daily amount of the undrawn Closing Date Delayed Draw Term Loan Commitments times (B) 1.00% per annum.
(ii) The Borrower agrees to pay to Lenders holding Second Amendment Delayed Draw Term Loan Commitments, commitment fees equal to (A) the average of the daily amount of the undrawn Second Amendment Delayed Draw Term Loan Commitments times (B) 1.00% per annum.
All fees referred to in this Section 2.11(c) will be paid to the Administrative Agent at the Payment Office and upon receipt, the Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share thereof.
(d)Term Loan Call Protection. In the event that (i) the Borrower prepays all or any portion of the Initial Term Loans pursuant to Section 2.13, (ii) the Borrower causes a Non-Consenting Lender to assign its Initial Term Loans to a Replacement Lender pursuant to Section 2.23, (iii) the Borrower prepays all or any portion of the Initial Term Loans pursuant to Section 2.14 (other than Section 2.14(d)) or (iv) the Borrower repays the Initial Term Loans upon the occurrence of any Event of Default described in Section 8.1(a), 8.1(f) or 8.1(g), concurrently with any such prepayment, assignment or repayment, the Borrower shall pay to Administrative Agent, for the pro rata benefit of the applicable Term Lenders, a fee in an amount equal to (x) if the fee is triggered prior to January 18, 2025, 5.00% of the aggregate principal amount of such Initial Term Loans so prepaid, assigned or repaid and (y) if the fee is triggered on and after January 18, 2025 but prior to ~~January~~July 18, ~~2026~~2027, 1.00% of the aggregate principal amount of such Initial Term Loans so prepaid, assigned or repaid.
(e)Revolver Early Termination Fee. In the event that (i) the Borrower terminates any Revolving Credit Commitments pursuant to Section 2.13 or 2.14(h) or permanently prepays all or any portion of the Revolving Loans pursuant to Section 2.13, (ii) the Borrower causes a Non-Consenting Lender to assign its Revolving Credit Commitments and/or Revolving Loans to a Replacement Lender pursuant to Section 2.23, (iii) the Borrower refinances any Revolving Credit Commitments and/or Revolving Loans in connection with any incurrence of Credit Agreement Refinancing Indebtedness or

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(iv) the Revolving Credit Commitments are terminated upon the occurrence of any Event of Default described in Section 8.1(a), 8.1(f) or 8.1(g), and in each case the aggregate principal amount of Revolving Credit Commitments outstanding after giving effect to such termination, prepayment, assignment or repayment is less than $30,000,000 (such difference, the “Revolver Early Termination Fee Principal Amount”), the Borrower shall pay to the Administrative Agent, for the pro rata benefit of the applicable Revolving Lenders, a fee in an amount equal to (x) if the fee is triggered prior to January 18, 2025, 5.00% of the Revolver Early Termination Fee Principal Amount and (y) if the fee is triggered on and after January 18, 2025 but prior to ~~January~~July 18, ~~2026~~2027, 1.00% of the Revolver Early Termination Fee Principal Amount (the “Revolver Early Termination Fee”). Payment of the Revolver Early Termination Fee hereunder constitutes liquidated damages and not a penalty, and the actual amount of damages to the Lenders or profits lost by the Lenders as a result of the relevant commitment reduction would be impracticable and extremely difficult to ascertain. Accordingly, the Revolver Early Termination Fee hereunder is provided by mutual agreement of the Borrower, the Administrative Agent and the Lenders as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Lenders. THE CREDIT PARTIES HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REVOLVER EARLY TERMINATION FEE IN CONNECTION WITH ANY SUCH COMMITMENT REDUCTION. The Borrower expressly agrees that with respect to the Revolver Early Termination Fee payable hereunder: (I) the Revolver Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (II) the Revolver Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (III) there has been a course of conduct between the Administrative Agent and Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Revolver Early Termination Fee; and (IV) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Revolver Early Termination Fee as herein described is a material inducement to the Administrative Agent and Lenders to provide the Commitments and make the Loans.
(f)All fees referred to in Section 2.11(a) and 2.11(c) will be calculated on the basis of a 360-day year and the actual number of days elapsed. The fees referred to in Sections 2.11(a) and 2.11(b)(i) will be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Revolving Credit Commitment Period, commencing ~~on the first such date to occur at the end~~with the last Business Day of the first calendar quarter ending after the Closing Date, and on the Revolving Credit Commitment Termination Date. The fees referred to in ~~Sections 2.11(c~~Section 2.11(c)(i) will be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Closing Date Delayed Draw Commitment Period, commencing with the last Business Day of the first full calendar quarter ending after the Closing Date, and on the Closing Date Delayed Draw Termination Date. The fees referred to in Section 2.11(c)(ii) will be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Second Amendment Delayed Draw Commitment Period, commencing on the first ~~such~~ date to occur at the end of the first full calendar quarter ending after the ~~Closing~~Second Amendment Effective Date, and on the Second Amendment Delayed Draw Termination Date.
(g)In addition to the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon in writing.

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(h)Once paid, none of the foregoing fees will be refundable under any circumstances.
(i)The parties agree that for U.S. federal income tax purposes, the fees payable under Sections 2.11(a) and (c) are each intended to be treated as put option premium in accordance with the principles of Rev. Rul. 81-160, and neither party shall take (or cause to be taken) any position on any tax return or otherwise that is inconsistent therewith, except as otherwise required by applicable Law.
2.12    Scheduled Payments.
(a)The Borrower will repay to the Administrative Agent for the ratable account of the Lenders on the Term Loan Maturity Date, the aggregate principal amount of all Initial Term Loans outstanding on such date.
(b)In the event any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans are made, such Incremental Term Loans, Extended Term Loans or Refinancing Term Loans will be repaid in such installments as may be set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, as applicable.
(c)Notwithstanding the foregoing clause (b):
(i)any installment payments contemplated by (b) above will be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable, or any Discounted Prepayments of the Term Loans in accordance with Section 2.25 or 10.6(j);
(ii)the rate of amortization (or the amount of any installment) with respect to any Class of Loans may be increased (and the provisions of the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment may be amended accordingly) without the consent of the Lenders or the Administrative Agent in connection with the incurrence of any subsequent Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that also comprise part of such Class of Loans; and
(iii)the Term Loans, together with all other amounts owed hereunder with respect thereto, will, in any event, be paid in full no later than the applicable Term Loan Maturity Date.
2.13    Voluntary Prepayments/Commitment Reductions.
(a)Voluntary Prepayments. Any time and from time to time, with respect to any Type of Loan, the Borrower may prepay the Loans, in whole or in part, on any Business Day in whole or in part, in an aggregate minimum amount of and integral multiples in excess of that amount (or, in each case, if less the entire amount thereof), and upon prior written notice given to the Administrative Agent, by 12:00 noon (New York City time) on the applicable date indicated below, in each case, as set forth in the following table:

Class of Loans	Minimum Amount	Integral Multiple	Prior Notice
Base Rate Loans	$100,000	$50,000	One Business Day
SOFR Loans	$100,000	$50,000	Three Business Days

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Any amounts received after such time on such date will be deemed to have been received on the next succeeding Business Day. Upon the giving of any such notice, the principal amount of the Loans specified in such notice will become due and payable without premium or penalty (except as set forth in Section 2.11(d) or 2.11(e) and subject to Section 2.18(c)) on the prepayment date specified therein; provided that such notice may be conditioned on receiving the proceeds necessary for such prepayment in a refinancing or otherwise. Any such voluntary prepayment will be applied as specified in Section 2.15(a). The foregoing provisions will not apply with respect to any Discounted Prepayment governed by Section 2.25.
(b)Voluntary Revolving Credit Commitment Reductions. The Borrower may, upon not less than three (3) Business Days’ prior written notice, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Limit exceeds the Total Utilization of Revolving Credit Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Credit Commitments must be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount (or, in each case, if less the entire amount thereof); provided, further, that the Borrower may rescind any notice of termination under this Section 2.13(b) if such notice was delivered in connection with a refinancing or other transaction, that is not consummated or is otherwise delayed. The Borrower’s notice to the Administrative Agent will designate the date (which must be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Credit Commitments will be effective on the date specified in the Borrower’s notice and will reduce the Revolving Credit Commitment of each Lender proportionately to its Pro Rata Share thereof.
(c)Voluntary Delayed Draw Term Loan Commitment Reductions. The Borrower may, upon not less than three (3) Business Days’ prior written notice, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Delayed Draw Term Loan Commitments; provided that any such partial reduction of the Delayed Draw Term Loan Commitments must be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount (or, in each case, if less the entire amount thereof); provided, further, that the Borrower may rescind any notice of termination under this Section 2.13(c) if such notice was delivered in connection with a refinancing or other transaction, that is not consummated or is otherwise delayed. The Borrower’s notice to the Administrative Agent will designate the date (which must be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments will be effective on the date specified in the Borrower’s notice and will reduce the Delayed Draw Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.
2.14    Mandatory Prepayments/Commitment Reductions.
(a)Asset Sales. No later than the fifth Business Day following the date of receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from Asset Sales made pursuant to Section 6.8(e) exceeding $5,000,000 in the aggregate in any year for all such Asset Sales, the Borrower will prepay, or cause to be prepaid, the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such excess (subject to Sections 2.15(e) and 2.15(f)); provided that:
(i)the Borrower will have the option, directly or through one or more Subsidiaries, to invest such Net Cash Proceeds within three hundred sixty-five (365) days of receipt thereof (subject to extension as provided in subclause (ii) below) in assets of the type used or useful in the Business;

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(ii)if the Borrower or any Subsidiary enters into a legally binding commitment (and has provided the Administrative Agent a copy of such binding commitment) to invest such Net Cash Proceeds within the 365-day period specified in subclause (i) above, it may directly or through one or more Subsidiaries, so invest such Net Cash Proceeds within one hundred eighty (180) days following the end of such initial 365-day period; and
(iii)pending any investment of any Net Cash Proceeds pursuant to the foregoing subclauses (i)-(ii), such Net Cash Proceeds may be applied to prepay Revolving Loans to the extent then outstanding (without a reduction in Revolving Credit Commitments).
(b)Casualty Events. No later than the fifth Business Day following the date of receipt by the Borrower or any Subsidiary, or the Administrative Agent as loss payee, of any Net Cash Proceeds from a Casualty Event exceeding $5,000,000 in the aggregate in any year for all such Casualty Events, the Borrower will prepay, or cause to be prepaid, the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such excess (subject to Sections 2.15(e) and 2.15(f)); provided that:
(i)the Borrower will have the option, directly or through one or more of the Subsidiaries, to invest such Net Cash Proceeds within three hundred sixty-five (365) days of receipt thereof (subject to extension as provided in subclause (ii) below) in assets used or useful in the Business, which investment may include the repair, restoration or replacement of the applicable assets thereof;
(ii)if the Borrower or any Subsidiary enters into a legally binding commitment (and has provided the Administrative Agent a copy of such binding commitment) to invest such Net Cash Proceeds within the 365-day period specified in subclause (i) above, it may directly or through one or more of the Subsidiaries, so invest such Net Cash Proceeds within one hundred eighty (180) days following the end of such initial 365-day period; and
(iii)pending any such investment of such Net Cash Proceeds pursuant to the foregoing clauses (i)-(ii), such Net Cash Proceeds may be applied to prepay Revolving Loans to the extent then outstanding (without a reduction in Revolving Credit Commitments).
(c)Issuance of Debt. No later than the first Business Day following receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the incurrence of any Indebtedness of the Borrower or any Subsidiary (other than any Indebtedness permitted to be incurred or issued pursuant to Section 6.1 (excluding Credit Agreement Refinancing Indebtedness and Replacement Term Loans)), the Borrower will prepay the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(d)Consolidated Excess Cash Flow. In the event that there is positive Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2025), the Borrower will, within five (5) days of delivery (or, if later, required delivery) of the annual financial statements pursuant to Section 5.1(a) (the date of such payment, the “ECF Payment Date”), prepay the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 50% (such percentage, as it may be reduced as described below, the “ECF Percentage”) of the sum of (subject to Sections 2.15(e) and 2.15(f)):
(i)Consolidated Excess Cash Flow for such Fiscal Year, minus
(ii)the aggregate amount of all voluntary repayments or prepayments of Loans (including Incremental Term Loans) and any other Pari Passu Lien Indebtedness, in each case made during such

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Fiscal Year or after such Fiscal Year end but prior to the ECF Payment Date (other than (A) repayments or prepayments of Revolving Loans, unless such repayments or prepayments are accompanied by a permanent reduction of the Revolving Credit Commitments in like amount, (B) repurchases or other refinancing of Term Loans pursuant to Section 2.26 or substantially comparable repurchase or refinancing provisions in the definitive documentation governing such other Indebtedness and (C) repayments or prepayments of Loans or such other Indebtedness with proceeds of Funded Debt (other than revolving credit Indebtedness)), minus
(iii)the aggregate amount of all voluntary purchases, repayments or prepayments of the Term Loans (including Incremental Term Loans) and any other Pari Passu Lien Indebtedness made at a discount to par in compliance with Section 2.25 or Section 10.6(j) or comparable provisions in the definitive documentation governing such other Indebtedness (in each case, other than any such purchase, repayment or prepayment made with proceeds of Funded Debt (other than revolving credit Indebtedness), with such amount being equal to the discounted amount actually paid in respect of such prepayment for such Indebtedness during such Fiscal Year or after such Fiscal Year end but prior to the ECF Payment Date;
provided that so long as no Default or Event of Default has occurred and is continuing, if, as of the last day of the most recently ended Fiscal Year, the Total Net Leverage Ratio on a Pro Forma Basis (determined for any such period by reference to the applicable Compliance Certificate delivered pursuant to Section 5.1(e), calculating the Total Net Leverage Ratio on a Pro Forma Basis as of the last day of such Fiscal Year) is (i) less than 4.00:1.00 but equal to or greater than 3.50:1.00, the ECF Percentage will be 25% and (ii) less than 3.50:1.00, the ECF Percentage will be 0%.
(e)Maximum Amount of Revolving Loans. If, on any day, the Total Utilization of Revolving Credit Commitments exceeds the Revolving Credit Limit then in effect the Borrower shall prepay on such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Obligations exceeds the Revolving Credit Limit at such time, the Borrower shall pay to the Administrative Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Obligations at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Banks and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.
(f)Maximum Letter of Credit Usage. If, on any day, (i) the Letter of Credit Usage as of such date exceeds the Letter of Credit Sub-limit or (ii) the Letter of Credit Usage with respect to Letters of Credit Issued by an Issuing Bank exceeds the Specified Letter of Credit Commitment of such Issuing Bank (including, without limitation, in either case as a result of the determination by the Administrative Agent of the aggregate amount of the Dollar Equivalents of the Letter of Credit Usage outstanding on any Reset Date pursuant to Section 1.6 hereof), the Borrower shall pay to the Administrative Agent within one Business Day after receiving notice thereof an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Usage at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Banks and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent but which shall be released to the Borrower once the Administrative Agent determines that such excess no longer exists.
(g)Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(d), the Borrower will deliver to the Administrative Agent a calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that the Borrower will subsequently determine that the actual amount received exceeded the amount applied pursuant to this Section 2.14, the Borrower will promptly make an

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additional prepayment of the Loans in an amount equal to such excess, and the Borrower will concurrently therewith deliver to the Administrative Agent a calculation of such excess.
(h)Mandatory Reduction of Revolving Credit Commitments. In the event that the principal amount of Revolving Loans outstanding on any date of determination is less than 50% of the Revolving Credit Commitments as of such date, the Revolving Credit Commitments of the Lenders shall be automatically ratably reduced (by reference to each Lender’s pro rata portion of the Revolving Credit Commitments) by such amount necessary to cause the Revolving Loans outstanding as of such date to be equal to 50% of the Revolving Credit Commitments.
2.15    Application of Prepayments/Reductions.
(a)Application of Voluntary Prepayments. Subject to Section 2.15(d), any prepayment of any Loan of any Class pursuant to Section 2.13(a) will be applied to reduce the outstanding principal amount thereof ratably among holders of such Class of Loans in direct order of maturity.
(b)Application of Mandatory Prepayments. Subject to Section 2.15(d), any amount required to be paid pursuant to Sections 2.14(a) through 2.14(d) will be applied as follows:
(A)except as set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment, such prepayment will be applied to each Class of Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); provided that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness will be applied solely to each applicable Class of Refinanced Indebtedness, and
(B)such prepayment will be applied to the succeeding installments of each applicable Class of Term Loans in direct order of maturity, with the balance, if any, applied to the amount due at maturity.
Notwithstanding anything to the contrary in any Credit Document, the Borrower may use a portion of the amounts required to be paid pursuant to Sections 2.14(a), 2.14(b) and 2.14(d) to prepay, repurchase, redeem, defease or otherwise repay, or offer to prepay, repurchase, redeem, defease or otherwise repay, other Pari Passu Lien Indebtedness and the amount required to be paid pursuant to such Sections will be ratably reduced; provided that the definitive documentation in respect of such Pari Passu Lien Indebtedness requires the issuer or borrower thereof to prepay, repurchase, redeem, defease or otherwise repay, or offer to prepay, repurchase, redeem, defease or otherwise repay, such Pari Passu Lien Indebtedness with such amounts, in each case, on a pro rata basis with the outstanding principal amount of Term Loans.
(c)Application of Prepayments of Loans to Base Rate Loans and SOFR Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof will be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case, in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.18(c).
(d)Application of Payments or Proceeds. During the continuance of an Event of Default, the Administrative Agent may and will upon the direction of the Required Lenders apply any and all payments received by the Administrative Agent in respect of any Obligation in accordance with

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Section 8.3. All payments made by a Credit Party to the Administrative Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, will be applied in accordance with Section 8.3.
(e)Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event the Borrower is required to make any mandatory prepayment pursuant to Section 2.14(a) through (d) (other than any mandatory prepayment with the Net Cash Proceeds of any Credit Agreement Refinancing Indebtedness or Replacement Term Loans) (a “Waivable Mandatory Prepayment”), not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is are required to make such Waivable Mandatory Prepayment, the Borrower will notify the Administrative Agent of the amount of such prepayment. Each such Lender may exercise its option to refuse any Waivable Mandatory Prepayment by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date will be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower will pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount will be applied to those Lenders that have elected not to exercise such option, as prepayment of the Term Loans (which prepayment will be applied to the scheduled installments of principal of the Term Loans of Lenders not electing to exercise such option, in accordance with Section 2.15(b)), with any balance of the Waivable Mandatory Prepayment to be retained by the Borrower and used for any purpose permitted by the terms of this Agreement.
(f)Repatriation; Foreign Considerations. Notwithstanding any provisions of Section 2.14 or this Section 2.15 to the contrary:
(i)to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) giving rise to a prepayment event pursuant to Section 2.14(a) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) giving rise to a prepayment event pursuant to Section 2.14(b) (a “Foreign Casualty Event”) or Consolidated Excess Cash Flow are prohibited or delayed by applicable local law or restrictions in Organizational Documents of Joint Venture Subsidiaries (including, without limitation, as to financial assistance, restrictions on upstreaming of cash, corporate benefit restrictions and as to fiduciary and statutory duties of directors and managers) from being repatriated to the United States (each, a “Foreign Mandatory Prepayment Event”), the amount of the Term Loan required to be repaid as a result of such Foreign Mandatory Prepayment Event shall be reduced by the amount of the portion of such Net Cash Proceeds or Consolidated Excess Cash Flow so affected by such local law restrictions (the “Prepayment Deferred Amount”) (and no Default or Event of Default will arise therefrom) and such Term Loan repayment obligation shall be deferred so long as the applicable local law or restrictions in Organizational Documents of Joint Venture Subsidiaries will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable local law or restrictions in Organizational Documents of Joint Venture Subsidiaries to permit such repatriation, provided that in no event will the Borrower be required to undertake any action that would result in any material costs or Taxes payable by the Borrower or their Affiliates), and once such repatriation of any of such affected Net Cash Proceeds or Consolidated Excess Cash Flow is permitted under the applicable local law or restrictions in Organizational Documents of Joint Venture Subsidiaries, the Prepayment Deferred Amount will be promptly (and in any event not later than three (3) Business Days after repatriation of any Net Cash Proceeds or Consolidated Excess Cash Flow) applied (net of costs, expenses and additional Taxes

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payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.14 to the extent provided therein, and
(ii)to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Casualty Event or Consolidated Excess Cash Flow would result in material adverse Tax consequences to the Borrower, their Subsidiaries or any direct or indirect equity owners of the Borrower, the amount of the Term Loan required to be repaid as a result of such Foreign Mandatory Prepayment Event shall be reduced by an amount equal to the portion of the Net Cash Proceeds or Consolidated Excess Cash Flow so affected (and no Default or Event of Default will arise therefrom) (the Borrower hereby agreeing to promptly take and cause such Subsidiary to take all commercially reasonable actions to eliminate or minimize any such adverse Tax consequences in furtherance of allowing the repatriation of such Net Cash Proceeds or Consolidated Excess Cash Flow, provided that in no event will the Borrower be required to undertake any action that would result in any material costs or Taxes payable by the Borrower or their Affiliates).
For the avoidance of doubt, while the provisions of Section 2.14 and Section 2.15 may give rise to an obligation on the part of the Credit Parties to repay certain Term Loan amounts, in no event will these provisions require a Foreign Subsidiary to distribute any Net Cash Proceeds or Consolidated Excess Cash Flow or to apply any Net Cash Proceeds or Consolidated Excess Cash Flow to the payment of the Term Loans.
2.16    General Provisions Regarding Payments.
(a)All payments by the Borrower of principal, interest, fees and other Obligations will be made in Dollars (or, in the case of any reimbursement payment by the Borrower in an Available Foreign Currency pursuant to Section 2.4(d), in such Available Foreign Currency) in same day funds and by wire transfer or ACH transfer (which will be the exclusive means of payment hereunder), without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Payment Office (or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.1) for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date will be deemed to have been paid by the Borrower on the next succeeding Business Day. If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in an Available Foreign Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Available Foreign Currency payment amount.
(b)All payments of the principal amount of any Term Loan made pursuant to Section 2.13 will be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments will be applied to the payment of interest then due and payable before application to principal.
(c)The Administrative Agent (or its agent or sub-agent appointed by it) will promptly distribute to each Lender at such address as such Lender may indicate in writing, (i) such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due to such Lender pursuant to Sections 2.8, 2.10, 2.12, 2.13 or 2.14, and (ii) all other amounts due to such Lender, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate

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Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent will give effect thereto in apportioning payments received thereafter.
(e)Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder is stated to be due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in the computation of the payment of interest hereunder or of the Revolving Credit Commitment fees hereunder.
(f)[Reserved].
(g)The Administrative Agent will deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment will not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. The Administrative Agent will give prompt written notice to the Borrower if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest will continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.
(h)Notwithstanding any other provisions hereof, so long as no Event of Default has occurred and is continuing, if any prepayment of SOFR Loans is required to be made prior to the last day of the Interest Period therefor, in lieu of making any payment in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in the sole discretion of the Borrower, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an escrow account designated by the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent will be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Loans in accordance with the provisions of this Agreement otherwise applicable to such payment. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent will also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the provisions of this Agreement otherwise applicable to such payment.
2.17    Ratable Sharing. The Lenders hereby agree among themselves that, except as otherwise provided in Section 8.3(b) or the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or as a distribution in connection with a plan of reorganization, plan of liquidation or similar dispositive plan, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment will (a) notify the Administrative Agent

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and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it will be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due will be shared by all of the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases will be rescinded and the purchase prices paid for such participations will be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 will not be construed to apply to (i) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it, (ii) the exchange of any Loans held by a Lender for all or a portion of a new tranche of Loans issued hereunder, (iii) the acceptance of the Waivable Mandatory Prepayment in accordance with Section 2.15(e), or (iv) any termination of a Lender pursuant to Section 2.22.
2.18    Making or Maintaining SOFR Loans.
(a)Inability to Determine Applicable Interest Rate. Subject to clause (b) below, in the event that the Administrative Agent determines (which determination will be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any SOFR Loans, that (i) adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Term SOFR” or (ii) Adjusted Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to Lenders of funding such SOFR Loan, the Administrative Agent will on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, SOFR Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made will be deemed to be rescinded by the Borrower.
(b)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(b)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative

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Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing, or any conversion of a borrowing to or continuation of a borrowing as a SOFR Borrowing, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(vi)As used in this Section 2.18(b):

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(1)“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(b)(iv).
(2)“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b)(i).
(3)“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and
(b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
(4)“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
(5)“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which

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the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
(6)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the

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published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
(7)“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
(8)“Benchmark Unavailability Period” means, the period (if any)
(a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.18(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.18(b).
(9)“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18(d) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
(10)“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification,

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amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR.
(11)“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
(12)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(c)Illegality of SOFR Loans. In the event that on any date any Lender determines in good faith (which determination will be final and conclusive and binding upon all parties hereto but will be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, each such Lender will be an “Affected Lender” and it will on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent will promptly transmit to each other Lender). If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (A) the obligation of such Lender to make Loans as, or to convert Loans to, SOFR Loans will be suspended until such notice is withdrawn by such Affected Lender, (B) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender makes such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) such Lender’s obligations to maintain its outstanding SOFR Loans (the “Affected Loans”) will be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans will automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower will have the option, subject to the provisions of Section 2.18(d), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent will promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(c) will affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms hereof.
(d)Compensation for Breakage or Non-Commencement of Interest Periods. In the event of (i) the payment or prepayment (voluntary or otherwise) of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),
(ii)the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto,
(iii)the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23, then, in any such event, the Borrower will compensate each Lender for the actual loss, cost and expense incurred by such Lender attributable to such event, excluding loss of anticipated profits or margin and

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without giving to any applicable Floor. A certificate of any Lender computing any amount or amounts that such Lender is entitled to receive pursuant to this Section in reasonable detail will be delivered to the Borrower and will be presumptively correct. The Borrower will pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(e)Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(f)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.19    Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which will be controlling with respect to the matters covered thereby), in the event that any Lender (which term includes each Issuing Bank for purposes of this Section 2.19(a)) determines in good faith (which determination will, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other Governmental Authority: (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (other than
(A) Indemnified Taxes and (B) Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder or thereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or
(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, the Borrower will pay to such Lender, within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion may determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender will deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement will be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender (which term includes each Issuing Bank for purposes of this Section 2.19(b)) determines that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any

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provision thereof) regarding capital or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office) or any entity controlling any Lender with any guideline, request or directive regarding capital or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any entity controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Credit Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling entity could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling entity with regard to capital or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling entity for such reduction. Such Lender will deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement will be conclusive and binding upon all parties hereto absent manifest error.
(c)Dodd-Frank; Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, will, in each case, be deemed to be a change in law, treaty or governmental rule, regulation or order under subsection (a) above and/or a change in law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.
(d)Delay in Requests. The failure or delay on the part of any Lender (which term will include each Issuing Bank for purposes of this Section 2.19(d)) to demand compensation pursuant to the foregoing provisions of this Section 2.19 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender sends the Borrower written notice of such Lender’s intention to claim compensation therefor; provided further that if the circumstance giving rise to such increased costs or reductions suffered is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.
2.20    Taxes; Withholding, etc.
(a)Except as required by Law or otherwise provided in this Section 2.20, each payment by any Credit Party under any Credit Document will be made without deduction or withholding for any Taxes with respect thereto.
(b)If any Taxes will be required by any Law to be deducted from or in respect of any amount payable under any Credit Document to any Recipient (i) to the extent such Taxes required to be deducted are Indemnified Taxes, such amount will be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions for Indemnified Taxes applicable to any increases to any amount under this Section 2.20(b)(i)), such Recipient receives the amount it would have received had no such deductions for Indemnified Taxes been made, (ii) the

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relevant Credit Party or the Administrative Agent, as applicable, will make such deductions, (iii) the relevant Credit Party or the Administrative Agent, as applicable, will timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Law and (iv) as soon as practicable after any such payment by a Credit Party is made, the relevant Credit Party will deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent.
(c)In addition, the Credit Parties will timely pay to the relevant Governmental Authority, in accordance with applicable law, any Other Taxes. As soon as practicable, after the date of any payment of Other Taxes by any Credit Party pursuant to this Section 2.20(c), the Borrower will deliver to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent.
(d)Without duplication of Section 2.20(b) or Section 2.20(c), the Credit Parties will jointly and severally indemnify and reimburse, within 30 days after receipt of a written demand therefor (with copy to the Administrative Agent), each Recipient for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) imposed on or with respect to any payment made by the Credit Parties hereunder, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Any Recipient claiming indemnity pursuant to this Section 2.20(d) will notify the Credit Parties of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate of the Recipient (or of the Administrative Agent on behalf of such Recipient) claiming any compensation under this clause (d), setting forth in reasonable detail the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, will be conclusive, binding and final for all purposes, absent manifest error.
(e)Without limiting Section 2.21, any Lender claiming any additional amounts payable pursuant to this Section 2.20 will use its reasonable efforts (consistent with its internal policies and Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(f)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document will deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), Section 2.20(f)(ii)(B) and Section 2.20(f)(ii)(D) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)Without limiting the generality of the foregoing:
(A)any U.S. Lender will deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a party to this Agreement from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed copies of IRS Form W-9 (certifying that such U.S. Lender is exempt from U.S. federal backup withholding tax);
(B)Any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
1.in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.executed copies of IRS Form W-8ECI or W-8EXP;
3.in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8-BEN-E; or
4.to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax
Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

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(C)any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient will deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(f)(ii)(D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Any Administrative Agent that (i) is a U.S. Person will deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) is not a U.S. Person will deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of (A) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and (B) IRS Form W-8IMY (for all other payments) establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.
(h)If any Recipient determines in its sole discretion exercised in good faith that it has received a refund (which for purposes of this paragraph shall include a credit received in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it will pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all reasonable, documented, out-of-pocket expenses of such Recipient and without interest (other than any interest paid

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by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Recipient, will repay to such Recipient the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges properly imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Recipient be required to pay any amount to a Credit Party pursuant to this paragraph (h) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph will not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(i)Each Lender will severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(i).
(j)Each party’s obligations under this Section 2.20 will survive the resignation or replacement of the Administrative Agent or any assignment of right by, or the replacement of, a Recipient.
2.21    Obligation to Mitigate. Each Lender (which term includes each Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, Issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) to take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, Issuing, funding or maintaining of such Revolving Credit Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Credit Commitments, Loans or Letters of Credit or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by

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such Lender to the Borrower (with a copy to the Administrative Agent) will be conclusive absent manifest error.
2.22    Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then:
(a)during any Default Period with respect to such Defaulting Lender, such Defaulting Lender will be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers, except with respect to Section 10.5(b) or any other matter which disproportionately affects such Defaulting Lender) with respect to any of the Credit Documents;
(b)to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.3 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.4(h); fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) Cash Collateralize the Issuing Banks’ future fronting exposure with respect to such Defaulting Lender with respect to such future Letters of Credit issued under this Agreement, in accordance with Section 2.4(h); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or Letter of Credit Usage in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Usage owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Usage owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments of the applicable Class without giving effect to Section 2.22(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Such Defaulting Lender will not be entitled to receive (i) any increased rate of interest pursuant to Section 2.10 and (ii) any fee pursuant to Section 2.11(a), in each case, in respect of any Default Period with respect to such Defaulting Lender;

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(c)all or any part of a Defaulting Lender’s participation in Letter of Credit Obligations will be reallocated among the non-Defaulting Lenders holding Revolving Credit Commitments on a pro rata basis according to their Revolving Credit Commitments (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause any non-Defaulting Lender’s Revolving Credit Exposure (defined, solely for purposes of this clause (c), by reference to clause (b) of the definition of “Revolving Credit Exposure”) at such time to exceed such Lender’s Revolving Credit Commitment (it being understood that no reallocation hereunder will constitute a waiver or release of any claim of a non-Defaulting Lender against a Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation); provided that:
(i)if the reallocation described in this clause (c) cannot, or can only partially, be effected, the Borrower will, without prejudice to any right or remedy available to it hereunder or under Law, within one (1) Business Day following written notice by the Administrative Agent Cash Collateralize such Defaulting Lender’s portion of the Revolving Credit Exposure in respect of Letters of Credit (after giving effect to any partial reallocation pursuant to this clause (c)) in accordance with the procedures set forth in Section 2.4(h) for so long as such Revolving Credit Exposure in respect of Letters of Credit is outstanding;
(ii)if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit pursuant to this proviso, the Borrower will not be required to pay any letter of credit participation fee to such Defaulting Lender during the period such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit is Cash Collateralized;
(iii)if the Revolving Credit Exposure in respect of Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to this clause (c), then the fees payable to the Lenders pursuant to Section 2.11(a)(i) will be adjusted in accordance with such non-Defaulting Lenders’ reallocated Revolving Credit Exposure in respect of Letters of Credit; and
(iv)if any Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit is neither Cash Collateralized nor reallocated pursuant to this clause (c), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Revolving Credit Exposure in respect of Letters of Credit) and letter of credit participation fee payable with respect to such Defaulting Lender’s Revolving Credit Exposure in respect of Letters of Credit will be payable to the applicable Issuing Banks until such Revolving Credit Exposure in respect of Letters of Credit is Cash Collateralized and/or reallocated;
(d)the Total Utilization of Revolving Credit Commitments as at any date of determination will be calculated as if such Defaulting Lender has funded all Defaulted Loans. No Commitment of any Lender will be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by the Borrower of its obligations hereunder and the other Credit Documents will not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section
2.22 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default; and

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(e)as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may, in its sole discretion, elect to prepay any Defaulting Lender and/or terminate the Commitments of any Defaulting Lender, in each case, without penalty or premium; provided that, if such Defaulting Lender is a Revolving Lender, the Required Revolving Lenders shall have consented to such prepayment and/or termination.
For purposes of this Agreement, (i) “Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” and (ii) “Defaulted Loan” means any Loan of a Defaulting Lender with respect to which such Defaulting Lender is a Defaulting Lender.
2.23    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:
(a)(i) any Lender (an “Increased Cost Lender”) gives notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18,
2.19 or 2.20, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments remain in effect, and (iii) such Lender fails to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; or
(b)(i) any Lender becomes a Defaulting Lender, (ii) the Default Period for such Defaulting Lender remains in effect, and (iii) such Defaulting Lender fails to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after the Borrower’s request that it cures such default; or
(c)in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of a Credit Document as contemplated by Section 10.5(b), the consent of Required Lenders, Required Revolving Lenders or Required Delayed Draw Lenders, as applicable, has been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained;
then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and the Borrower will pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender will pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided that (i) on the date of such assignment, the Replacement Lender must pay to a Terminated Lender that is not a Defaulting Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (ii) on the date of such assignment, the Borrower must pay any amounts payable to such Terminated Lender pursuant to Section 2.11(d) (if applicable), 2.18(c), 2.19 or 2.20; and (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender will consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided that the Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Borrower has caused each outstanding Letter of

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Credit Issued thereby to be cancelled, backstopped or Cash Collateralized. Upon the assignment of all amounts owing to any Terminated Lender and the termination or assignment of such Terminated Lender’s Revolving Credit Commitments, if any, such Terminated Lender will no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder will survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender will, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power of attorney will be coupled with an interest) to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent will be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.24    Incremental Facilities.
(a)Notice.
(i) At any time and from time to time, on one or more occasions, the Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders), request (i) an increase to the aggregate principal amount of any outstanding Class of Term Loans or add one or more additional Classes of Term Loans under the Credit Documents (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”) or (ii) an increase to the aggregate principal amount of Revolving Credit Commitments on the same terms (including with respect to Section 8.2, Section 8.3, and Section 10.5 with respect to the Superpriority Revolver Enhanced Voting Rights) as the then-existing Revolving Credit Commitments (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”) (each such increase or additional Class pursuant to clauses (i) and (ii), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”).
(b)Ranking.
(i)Incremental Term Facilities will rank pari passu in right of payment and security with the Initial Term Loans.
(ii)Incremental Revolving Facilities will rank pari passu in right of security and right of payment with the Initial Revolving Commitments.
(iii)Incremental Facilities will (A) be secured by the same Liens on the Collateral that secure the Initial Revolving Commitments and the Initial Term Loans and (B) benefit from the same Guarantees as the Initial Revolving Commitments and the Initial Term Loans.
(c)Size. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred (or in the case of Incremental Revolving Facilities, first committed), together with the aggregate principal amount of Incremental Equivalent Debt incurred as of such date, will not exceed an amount equal to the sum of the Incremental Fixed Amount and the Incremental Ratio Amount (the “Incremental Amount”); provided, that the aggregate amount of Incremental Revolving Facilities shall not exceed $10,000,000 and after giving effect to any proposed Incremental Revolving Facilities, the aggregate Revolving Credit Commitments shall not exceed

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$70,000,000. Calculation of the Incremental Ratio Amount, if used, will be made on Pro Forma Basis and for purposes of the calculation thereof all Incremental Revolving Facilities shall be deemed fully utilized. For the avoidance of doubt, if the Borrower incurs indebtedness under an Incremental Facility under the Incremental Fixed Amount on the same date that it incurs indebtedness under the Incremental Ratio Amount, then the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, will be calculated with respect to such incurrence under the Incremental Ratio Amount without regard to any incurrence of indebtedness under the Incremental Fixed Amount. Unless the Borrower elects otherwise, each Incremental Facility will be deemed incurred first under the Incremental Ratio Amount to the extent permitted, with the balance incurred under the Incremental Fixed Amount, provided that in the event any Incremental Facility (or any portion thereof) could be incurred under either the Incremental Fixed Amount or the Incremental Ratio Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Incremental Facility (or portion thereof) in any manner that complies with this covenant. Each Incremental Facility will be in an integral multiple of $500,000 and in an aggregate principal amount that is not less than $2,500,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above.
(d)Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan) or by any Additional Lender on terms permitted by this Section 2.24; provided, that prior to incurring any Incremental Facility:
(i)The Borrower shall have provided notice to the Administrative Agent (who shall promptly notify the applicable Lenders) of the proposed incurrence and the terms of such Incremental Facility, and, at the time of delivery of such notice to the applicable Lenders, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice (or such shorter period as the Administrative Agent shall reasonably agree)).
(ii)Each applicable Lender shall notify the Administrative Agent within the time period specified in paragraph (i) above whether or not it agrees to extend a Commitment in respect of the applicable Incremental Facility and, if so, whether by an amount equal to, greater than or less than its Pro Rata Share of the Term Loans (in the case of an Incremental Term Facility) or the Revolving Credit Commitments (in the case of an Incremental Revolving Facility), it being understood that each existing Lender will have the right (but not the obligation) to extend a Commitment in respect of any Incremental Facility. Any applicable Lender not responding within such time period shall be deemed to have declined to extend such Commitment.
(iii)The Administrative Agent shall notify the Borrower of the applicable Lenders’ responses to each request made under this Section 2.24(d). To the extent the aggregate principal amount of the requested Incremental Facility exceeds the aggregate principal amount of Commitments in respect thereof agreed to be provided by the applicable Lenders pursuant to paragraph (ii) above, one or more Additional Lenders may extend a Commitment in respect of such Incremental Facility in an aggregate amount not to exceed such excess on terms permitted by this Section 2.24; provided that the Administrative Agent and/or each Issuing Bank will have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s extending a Commitment in respect of such Incremental Facility if such consent would be required under Section 10.6(c)(ii) for an assignment of Term Loans (in the case of an Incremental Term Facility) or Revolving Commitments (in the case of an Incremental Revolving Facility) to such Person.

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(e)Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Person providing such Incremental Facility and the Administrative Agent. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable good faith opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24. An Incremental Amendment may at the election of the Borrower effect such amendments as may be reasonably necessary or advisable so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans or so that such Incremental Term Loans are fungible with other outstanding Loans, including by (i) extending or adding “call protection” to any existing Class of Term Loans, including amendments to Section 2.11(d), and (ii) amending the schedule of amortization payments relating to any existing Class of Term Loans (provided that any such amendment will not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender immediately prior to the effectiveness of the applicable Incremental Amendment); provided that such amendments are not adverse to the existing Term Lenders (as determined in good faith by the Borrower). Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Credit Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.24 will supersede any provisions in Section 2.17 or 10.5 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(f)Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions:
(i)no Default or Event of Default will have occurred and be continuing on the date such Incremental Loans are incurred or would occur immediately after giving effect thereto, subject to Section 1.5; and
(ii)the representations and warranties in the Credit Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Facility (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); provided that if such Incremental Facility is being provided in connection with a Permitted Acquisition or other permitted Investment or acquisition, the condition set forth in this clause (ii) may be satisfied with (A) the accuracy of customary “specified representations” and “acquisition agreement representations” and (B) such other limitations or exceptions to representations and warranties as may be agreed by the lenders providing such Incremental Facility.
(g)Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The other terms of each tranche of Incremental Term Loans will be as agreed between the Borrower and the Persons providing such Incremental Term Loans; provided that:

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(i)the final maturity date of such Incremental Term Loans will be no earlier than the Latest Term Loan Maturity Date of the Initial Term Loans;
(ii)the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Initial Term Loans, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (ii);
(iii)any such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Initial Term Loans (other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche); and
(iv)the other terms applicable to such Incremental Term Loans are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders providing such Incremental Term Facility than, those applicable to the Initial Term Loans; provided that this clause (iv) will not apply to (A) interest rate, fees, funding discounts and other pricing terms, (B) redemption, prepayment or other premiums, (C) optional prepayment terms, and (D) covenants and other terms, in each case that are (1) applied to the Term Loans existing at the time of incurrence of such Incremental Term Facility (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees); provided further that, in each case, the operational and agency provisions contained in such documentation are reasonably satisfactory to the Administrative Agent; provided, further, that in any event, such Incremental Term Loans shall be subject to the provisions of Section 8.2, Section 8.3, and Section 10.5 with respect to the Superpriority Revolver Enhanced Voting Rights.
(h)Pricing. The interest rate, fees, and original issue discount for any Incremental Term Loans will be as determined by the Borrower and the Persons providing such Incremental Term Loans; provided that the MFN Adjustment will apply to any Incremental Term Loans that constitute MFN Eligible Debt.
(i)Adjustments to Revolving Loans. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.24:
(i)each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Facility Lender”), and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit will equal the percentage of the aggregate Revolving Credit

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Commitments of all Lenders represented by such Revolving Lender’s Revolving Credit Commitments; and
(ii)if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans will on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment will be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 2.18(c).
The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement will not apply to the transactions effected pursuant to the immediately preceding sentence.
2.25    Discounted Prepayments.
(a)Generally. Notwithstanding anything in any Credit Document to the contrary, so long as (i) no Default or Event of Default has occurred and is continuing on both the date a Discounted Prepayment Notice (as defined below) is delivered to the Administrative Agent and Lenders and the date a Discounted Prepayment (as defined below) is made (both before and after giving effect thereto), (ii) all parties to such transaction render a Big Boy Letter and (iii) no proceeds of Revolving Loans are used to make any such Discounted Prepayment, the Borrower or other Credit Party (in such capacity, the “Discounted Prepayment Offeror”) will be permitted to (A) offer to make voluntary prepayments of the Term Loans (each, a “Discounted Prepayment”) on one or more occasions pursuant to the provisions of this Section 2.25, and (B) make such Discounted Prepayment on one or more occasions pursuant to the provisions of this Section 2.25 (it being understood that no Lender will have an obligation to accept a Discounted Prepayment). As used herein, “Big Boy Letter” means a letter from a Lender acknowledging that (1) the Borrower may have information regarding the Borrower and the Subsidiaries, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to the Borrower pursuant to this Section 2.25 notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, the Borrower and the Subsidiaries with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and assigning such Lender
(b)Procedures. In connection with any Discounted Prepayment, the Discounted Prepayment Offeror will notify the Administrative Agent in writing (the “Discounted Prepayment Notice”) that the Discounted Prepayment Offeror desires to prepay the Term Loans on a specified Business Day, in a maximum aggregate amount (which amount will be not less than $1,000,000 and whole increments of $100,000 in excess thereof) (the “Discounted Prepayment Amount”) at a discount to par (which will be expressed as a range of percentages of par of the principal amount of the Term Loans) specified by the Discounted Prepayment Offeror with respect to each Discounted Prepayment (the “Discount Price Range”); provided that (i) such notice will be received by the Administrative Agent and Lenders no earlier than 15 Business Days and no later than 5 Business Days prior to the proposed date by which Lenders are required to respond to the Discounted Prepayment Notice if they desire to participate (the “Discounted Prepayment Response Date”) and (ii) at the Discounted Prepayment Offeror’s discretion, the offer in any such notice will be made to all Lenders holding Term Loans (it being understood that different Discount Price Ranges may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this

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Section 2.25). The Administrative Agent will promptly provide each Lender of the applicable Classes a copy of such Discounted Prepayment Notice. In connection with a Discounted Prepayment, each Lender holding the Term Loans of the applicable Classes will be entitled to specify to the Administrative Agent a discount to par (which will be expressed as a price equal to a percentage of par of the principal amount of the Term Loans held by such Lender, the “Acceptable Discount Price”) within the Discount Price Range for a principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans of the applicable Class held by such Lender at which such Lender is willing to accept such Discounted Prepayment. Each response by a Lender to a Discounted Prepayment Notice (A) will be due no later than 5:00 p.m. (New York City time) on the Discounted Prepayment Response Date, (B) to the extent not timely received by the Administrative Agent will be disregarded and such Lender will be deemed to have declined the Discounted Prepayment offer and (C) to the extent timely received by the Administrative Agent will be irrevocable. The Administrative Agent will provide the Discounted Prepayment Offeror with a summary of all tenders by Lenders in response to the Discounted Prepayment Notice and, based on the Acceptable Discount Prices and principal amounts of the Term Loans of the applicable Classes specified by Lenders, the Administrative Agent, in consultation with the Discounted Prepayment Offeror, will determine the applicable discount price (the “Applicable Discount Price”) for the applicable Discounted Prepayment of all Loans to be prepaid in such Discounted Prepayment, which will be the lower of (1) the lowest Acceptable Discount Price at which the Discounted Prepayment Offeror can complete the Discounted Prepayment for 100% of the Discounted Prepayment Amount and
(2) if the Lenders’ response is such that the Discounted Prepayment could not be completed for 100% of the Discounted Prepayment Amount, the highest Acceptable Discount Price specified by the Lenders that is within the Discount Price Range specified by the Discounted Prepayment Offeror. The Discounted Prepayment Offeror will have the right, by written notice to the Administrative Agent, to revoke in full (but not in part) its offer to make a Discounted Prepayment and rescind any Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Discounted Prepayment Response Date (and if such offer is revoked or notice rescinded, any failure by the Discounted Prepayment Offeror to make a prepayment to a Lender, as applicable, pursuant to this Section will not constitute a Default or Event of Default under Section 8.1 or otherwise).
(c)Prepayments; Application. The Discounted Prepayment Offeror will prepay the Term Loans of the applicable Classes (or the respective portion thereof) accepted by Lenders at the Acceptable Discount Prices specified by each such Lender that are equal to or less than (expressed as a percentage of par of the principal amount of Term Loans) the Applicable Discount Price (“Qualifying Term Loans”) at the Applicable Discount Price; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under this Section 2.25) would exceed the Discounted Prepayment Amount for such Discounted Prepayment, the Discounted Prepayment Offeror will prepay such Qualifying Term Loans at the Applicable Discount Price ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent). The portion of the Term Loans prepaid by the Discounted Prepayment Offeror pursuant to this Section 2.25 will be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment. The par principal amount of the Term Loans prepaid pursuant to this Section 2.25 will be applied to reduce the remaining installments of Term Loans pro rata against all such scheduled installments (including, for the avoidance of doubt, the amount of scheduled installments owing to Lenders not prepaid pursuant to this Section 2.25). The Administrative Agent will notify the Discounted Prepayment Offeror and the Lenders that received the Discounted Prepayment Notice of the results of the offer promptly after completion of the determinations referred to above, and the Discounted Prepayment Offeror will make the Discounted Prepayment no later than 3 Business Days after receipt of such notice. The par principal amount of the Term Loans prepaid pursuant to this Section 2.25 will be deemed immediately cancelled upon payment of the applicable Discounted Prepayment.

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(d)Lender Consent. The Lenders hereby consent to the transactions described in this Section 2.25 and waive (i) the requirements of Section 2.17 or any other requirement to the extent it would require that the Discounted Prepayment be made in respect of the Lenders’ Pro Rata Share of the Term Loans or with respect to all Classes of Term Loans, and (ii) the requirements of any provision of this Agreement or any other Credit Document that might otherwise result in a Default or Event of Default as a result of a Discounted Prepayment.
(e)Miscellaneous. Each Discounted Prepayment will be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, type and Interest Periods of accepted Term Loans, conditions for terminating a Discounted Prepayment or rescinding an acceptance of prepayment, forms of other notices (including notices of offer and acceptance) by the Discounted Prepayment Offeror and Lenders and determination of Applicable Discount Price) established by the Administrative Agent acting in its reasonable discretion in consultation with the Discounted Prepayment Offeror. The making of a Discounted Prepayment will be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Discounted Prepayment set forth in this Section 2.25 were satisfied in all respects.
2.26    Credit Agreement Refinancing Indebtedness; Refinancing Amendments.
(a)Refinancing Loans. At any time after the Closing Date, the Borrower may obtain (i) from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in the form of Refinancing Loans or Refinancing Commitments, in each case pursuant to a Refinancing Amendment, or (ii) from any bank, other financial institution or institutional investor that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness in any other form, such other Credit Agreement Refinancing Indebtedness, in each case in exchange for, or to extend, renew, replace or refinance, in whole or in part, any Class of Term Loans, the Revolving Loans or the Revolving Credit Commitments.
(b)Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction or waiver on the date thereof of such of the conditions set forth in Section 3.2 as may be requested by the providers of the applicable Credit Agreement Refinancing Indebtedness. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Term Loans, Revolving Loans or Revolving Credit Commitments subject thereto as Refinancing Term Loans, Refinancing Revolving Loans or Refinancing Revolving Commitments, respectively).
(c)Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.26. This Section 2.26 supersedes any provisions in Section 10.5 to the contrary.
(d)Providers of Refinancing Loans. Credit Agreement Refinancing Indebtedness may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Refinancing Loan or extend any Refinancing Commitment) or by any Additional Lender on terms permitted by this Section 2.26; provided that the Administrative

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Agent and each Issuing Bank will have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Credit Agreement Refinancing Indebtedness if such consent would be required under Section 10.6(c) for an assignment of the applicable Refinanced Indebtedness to such Person.
SECTION 3. CONDITIONS PRECEDENT
3.1    Closing Date. The obligation of the Lenders on the Closing Date to fund the Initial Term Loans and the Initial Revolving Borrowings on the Closing Date (collectively, the “Initial Credit Extension”) is subject to the satisfaction, or waiver by the Administrative Agent, of only the following conditions on or before the Closing Date:
(a)Credit Documents. The Administrative Agent will have received a copy of each of the following Credit Documents, in each case where applicable, executed and delivered by the Borrower and each Guarantor Subsidiary: (i) this Agreement; (ii) the Pledge and Security Agreement;
(iii)each of the Notes (if such Notes have been requested at least three (3) Business Days prior to the Closing Date); (iv) the Intercompany Subordination Agreement and (v) the Perfection Certificate.
(b)Organizational Documents; Incumbency; Resolutions; Good Standing Certificates. The Administrative Agent will have received:
(i)Organizational Documents. A copy of each Organizational Document of the Borrower and each Guarantor Subsidiary and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto.
(ii)Incumbency Certificate. A signature and incumbency certificate of the officers or other authorized representatives of the Borrower and each Guarantor Subsidiary executing the Credit Documents referenced in Section 3.1(a).
(iii)Resolutions. Resolutions of the board of directors or similar governing body of the Borrower and each Guarantor Subsidiary approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary (or any other officer with an equivalent role) as being in full force and effect without modification or amendment.
(iv)Good Standing Certificates. A good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of the Borrower and each Guarantor Subsidiary.
(c)[Reserved].
(d)Funding Notice. The Administrative Agent will have received a fully executed and delivered Funding Notice as required pursuant to Section 2.1 and/or 2.2, as applicable (or, in the case of the Issuance of a Letter of Credit, an Issuance Notice pursuant to Section 2.4); provided that all certifications made under such Funding Notice will be made (or deemed made) as of the Closing Date.
(e)Closing Date Certificate and Attachments. The Administrative Agent will have received an executed Closing Date Certificate, together with all attachments thereto, certifying to the satisfaction of the conditions set forth in Section 3.1(g).

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(f)[Reserved].
(g)Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents will be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which will be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which will have been true and correct in all respects) on and as of such earlier date.
(h)[Reserved].
(i)Financial Statements. The Administrative Agent and the Lenders will have received (i) the audited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Years ending December 31, 2021 and December 31, 2022 (which the Administrative Agent acknowledges have been received); and (ii) the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each completed Fiscal Quarter of the Borrower ended after December 31, 2022 and ended at least 45 days prior to the Closing Date (which the Administrative Agent acknowledges have been received).
(j)[Reserved].
(k)Solvency. The Administrative Agent will have received a solvency certificate in the form attached as Exhibit D from the chief financial officer or other officer with equivalent duties of the Borrower certifying to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions.
(l)Borrower Existing Credit Agreement. On the Closing Date, the Administrative Agent will have received a customary payoff letter with respect to the Borrower Existing Credit Agreement from or on behalf of the applicable lenders with respect thereto, regarding the discharge and release of obligations of the Borrower and its Subsidiaries thereunder (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up or contingent obligations, in each case that are not then owing or with respect to which no claim has been made) and the release of Liens securing such obligations.
(m)Personal Property Collateral. The Collateral Agent will have received:
(i)to the extent required to be delivered to the Collateral Agent under the Pledge and Security Agreement, certificates, if any, representing Capital Stock held by the Credit Parties and instruments, if any, representing Indebtedness owing to the Credit Parties, together with customary blank stock or other equity transfer powers and instruments of transfer and irrevocable powers duly executed in blank;
(ii)the results of customary lien searches with regard to the Borrower and each Guarantor Subsidiaries; and
(iii)UCC financing statements in appropriate form for filing under the UCC, documents suitable for filing with the United States Patent and Trademark Office and United States Copyright Office and all other documents and instruments required under the Pledge and Security Agreement to be executed, filed, registered or recorded, as applicable, to establish and perfect the Collateral Agent’s first priority Lien in the Collateral (subject to Permitted Liens), in each case, in proper form for filing (if applicable);

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provided that, to the extent any Liens on the Collateral have not attached or are not perfected on the Closing Date (other than to the extent that a Lien on such Collateral may be perfected by (A) the filing of a financing statement under the UCC or (B) the delivery of certificated securities representing Capital Stock of direct wholly-owned material domestic Subsidiaries of the Borrower) after use of commercially reasonable efforts to do so, such attachment or perfection will not constitute a condition precedent to the borrowing on the Closing Date, but will be required in accordance with Section 5.17.
(n)Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel will have received a copy of (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent) a customary legal opinion, dated as of the Closing Date, of Cravath, Swaine & Moore LLP, special counsel to the Borrower and the Guarantor Subsidiaries.
(o)Fees and Expenses. All costs, fees, expenses (including reasonable, documented, out-of-pocket legal fees and expenses of legal counsel) and other compensation payable to the Sole Lead Arranger, Administrative Agent and the Lenders will have been paid (or will concurrently be paid) to the extent then due; provided that an invoice of such expenses will have been presented no less than two (2) Business Days prior to the Closing Date.
(p)“Know-Your-Customer.” The Administrative Agent will have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations including the PATRIOT Act at least five (5) Business Days prior to the Closing Date, to the extent requested from the Borrower at least ten (10) Business Days prior to the Closing Date.
For purposes of determining compliance with the conditions specified in this Section 3.1, (i) each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto and (ii) transactions occurring (or to occur) on the Closing Date in accordance with, and as expressly set forth in, the funds flow memorandum delivered to (and approved by) the Administrative Agent shall be deemed to occur and have occurred substantially simultaneously with the Initial Credit Extension.
3.2    Conditions to Each Credit Extension After the Closing Date.
(a)Conditions Precedent. Except (x) in connection with the Initial Credit Extension and (y) as may be limited in respect of certain conditions precedent as set forth in Section 2.24(f) with respect to Incremental Term Loans, in Section 2.26(b) with respect to any Credit Agreement Refinancing Indebtedness or in Section 1.5 with respect to any Limited Condition Acquisition and other related Specified Transactions, the obligation of each Lender to make any Loan, or each Issuing Bank to Issue any Letter of Credit, on any Credit Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)Notice.    The Administrative Agent will have received a fully executed Funding Notice, Application or Issuance Notice, as the case may be.
(ii)Revolving Credit Limit. After making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Credit Commitments will not exceed the Revolving Credit Limit then in effect; provided that the condition set forth in this clause (ii) shall not apply in the case of any borrowing of Delayed Draw Term Loans.

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(iii)Representations and Warranties. As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents will be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will have been true and correct in all respects) on and as of such earlier date.
(iv)No Default or Event of Default. Both immediately before and after the Credit Extension on such Credit Date, no Default or an Event of Default shall have occurred and be continuing.
(b)Letters of Credit. In addition, with respect to any Letter of Credit, the Administrative Agent will have received all other information required by the applicable Application or Issuance Notice, and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the Issuance of such Letter of Credit.
(c)Delayed Draw Term Loans.
~~. In addition, the~~(i) Closing Date Delayed Draw Term Loans. The obligation of each Lender having a Closing Date Delayed Draw ~~Lender~~Term Loan Commitment to make any Closing Date Delayed Draw Term Loan on any Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(iA) ~~Capacity.~~ The amount of the requested Closing Date Delayed Draw Term Loans shall not exceed the undrawn amount of the Closing Date Delayed Draw Term Loan Commitments then in effect.
(~~ii~~B) ~~Fees.~~ All fees payable pursuant to the Agency Fee Letter in connection with such Closing Date Delayed Draw Term Loans shall have been paid (or will concurrently be paid) to the extent then due.
(iii)~~Leverage Incurrence.~~ (C) As of such Credit Date, the Total Net Leverage Ratio of the Borrower and its Subsidiaries, calculated on a Pro Forma Basis immediately after giving effect to the funding of such Closing Date Delayed Draw Term Loans, shall not exceed 5.75:1.00.
(ii)Second Amendment Delayed Draw Term Loans. The obligation of each Second Amendment Delayed Draw Term Lender to make any Second Amendment Delayed Draw Term Loan on any Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(A)The amount of the requested Second Amendment Delayed Draw Term Loans shall not exceed the undrawn amount of the Second Amendment Delayed Draw Term Loan Commitments then in effect.

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(B)All fees payable pursuant to the Second Amendment Fee Letter in connection with such Second Amendment Delayed Draw Term Loans shall have been paid (or will concurrently be paid) to the extent then due.
(C)As of such Credit Date, the Total Net Leverage Ratio of the Borrower and its Subsidiaries, calculated on a Pro Forma Basis immediately after giving effect to the funding of such Second Amendment Delayed Draw Term Loans and the application of the proceeds therefrom, shall not exceed 4.75:1.00.
(d)Notices. Any Notice will be executed by an Authorized Officer in a writing delivered to the Administrative Agent. The Administrative Agent, any Lender or any Issuing Bank will not have any obligation to verify the veracity of any such Notice nor will the Administrative Agent, any Lender or any Issuing Bank incur any liability to the Borrower in acting upon any Notice that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Borrower. Each delivery of a Notice will constitute a representation and warranty that as of the date of any Credit Extension (both immediately before and immediately after such Credit Extension) the conditions contained in Section 3.2 applicable to such Credit Extension have been satisfied.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders, each Agent and each Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to the Lenders, the Agents and the Issuing Banks, on the Closing Date and on each Credit Date, that the following statements are true and correct:
4.1    Organization; Requisite Power and Authority; Qualification. The Borrower and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization which, as of the Closing Date, is identified in Schedule 4.10(b), (b) has all requisite organizational power and authority to (i) own and operate its properties, to lease the property it operates as lessee, and to carry on its business as now conducted and as proposed to be conducted, (ii) to enter into the Credit Documents to which it is a party and (iii) to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing as a foreign entity in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where (i) such Person is organized, (ii) there is no requirement to be so registered, or (iii) the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2    Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.3    No Conflict; Government Consents.
(a)No Conflict with Organizational Documents, Law or Contractual Obligations; No Creation of Liens. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (i) (A) violate any of the Organizational Documents of such Credit Party or (B) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise

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binding on such Credit Party, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under,
(A) any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (B) any Material Indebtedness, and in each case, except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens).
(b)Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such filings and recordings with respect to the Collateral made as of the Closing Date or made or to be made in accordance with Sections 5.10, 5.12 and 5.17.
4.4    Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing.
4.5    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto, and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, except (a) as reserved for in the Historical Financial Statements, (b) liabilities incurred on behalf of the Borrower and the Subsidiaries in connection with the Credit Documents in accordance with the terms thereof, and (c) liabilities incurred since September 30, 2023 in the ordinary course of business, none of the Borrower or any Subsidiary has any material liabilities or obligations of a nature (whether accrued, absolute, contingent or otherwise) required by GAAP (as modified by the first sentence of this Section 4.5) to be set forth on a combined consolidated balance sheet of the Borrower and the Subsidiaries (or the notes thereto) prepared in accordance with GAAP (as modified by the first sentence of this Section 4.5).

4.6    Projections. On and as of the Closing Date, the projections of the Borrower and its Subsidiaries provided to the Administrative Agent in connection with the preparation of this Agreement (the “Projections”) are based on good faith estimates and assumptions made by the management of the Borrower; provided that (a) forecasts are not to be viewed as facts, (b) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties,
(c)no assurance can be given that any particular forecasts will be realized and (d) actual results may differ and such differences may be material.
4.7    No Material Adverse Effect. Since December 31, 2022, no event or change has occurred that has caused or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

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4.8    Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Borrower or the Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.9    Payment of Taxes. (a) The Borrower and the Subsidiaries have timely filed (or obtained valid extensions) with the appropriate United States federal, state, local and foreign taxing authorities all material tax returns and reports that were required to be filed and have timely paid all material Taxes owed by them, whether or not shown on such tax returns or reports, and (b) all such tax returns are true, correct and complete in all material respects. As of the Closing Date, no Executive Officer of the Borrower has any knowledge of any proposed material Tax assessment against the Borrower or any Subsidiary with respect to Taxes which is not being actively contested by the Borrower or the Subsidiaries in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as will be required in conformity with GAAP will have been made or provided therefor.

4.10    Ownership of Material Property.
(a)Generally. The Borrower and its Subsidiaries have (i) good and indefeasible title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or tangible personal property) and (iii) good title to (in the case of all other tangible personal property), all of their respective properties and material assets necessary in the ordinary conduct of the Business (as of the Closing Date, as reflected in the Historical Financial Statements and, from time to time after the Closing Date, as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) or (b)), in each case, to the extent necessary to not materially interfere with its ability to conduct the Business or utilize such assets for their intended purposes as of the date of such financial statements, except (A) for assets disposed of since the balance sheet date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and (B) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such properties and assets are free and clear of Liens, except for Permitted Liens.
(b)Capital Stock and Subsidiaries The Capital Stock of each Subsidiary has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 4.10(b) or with respect to Joint Venture Subsidiaries, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement (including preemptive rights) to which any Subsidiary is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Capital Stock of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary.
(c)Intellectual Property. The Borrower and the Subsidiaries own or have the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective Business as currently conducted, except where the failure of the foregoing could not reasonably be expected to have a Material Adverse Effect. The operation of the Business by the Borrower and the

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Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.
(d)Real Estate Assets. Schedule 4.10(d) is a complete and correct list as of the Closing Date of all Material Real Estate Assets of the Borrower and the Guarantor Subsidiaries.
4.11    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any Environmental Claim, or any Environmental Liability;
(b)there are and, to the knowledge of any Executive Officer of the Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form an Environmental Claim against the Borrower or any Subsidiary or give rise to any Environmental Liabilities of the Borrower or any Subsidiary; and
(c)the Borrower, each Subsidiary and their respective Facilities and operations are in compliance with applicable Environmental Laws, including obtaining, maintaining and complying with the terms of any Governmental Authorizations required under any applicable Environmental Law.
4.12    Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.13    Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to or for the benefit of any Credit Party or any Subsidiary will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, as in effect from time to time.
4.14    Employee Matters. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any Subsidiary, or to the knowledge of any Executive Officer of the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any Subsidiary or to the knowledge of any Executive Officer of the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or, to the knowledge of any Executive Officer of the Borrower, threatened involving the Borrower or any Subsidiary, (c) there are no collective bargaining agreements covering the employees of any Credit Party or any Subsidiary as of the Closing Date and (d) to the knowledge of any Executive Officer of the Borrower, no union representation question existing with respect to the employees of the Borrower or any Subsidiary, to the knowledge of any Executive Officer of the Borrower, no union organization activity that is taking place, except, with respect to any matter specified in clause (a), (b) or
(d)above, either individually or in the aggregate, as could not be reasonably likely to result in a Material Adverse Effect.
4.15    Employee Benefit Plans. (a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and

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requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of any Executive Officer of the Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no Liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (except in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (d) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (e) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan and (f) no ERISA Event has occurred or is reasonably expected to occur; in each case, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the extent applicable, each Foreign Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities except where the failure to comply or be maintained in good standing could not reasonably be expected to have a Material Adverse Effect. No Credit Party has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.
4.16    Solvency. On the Closing Date, after giving effect to the Transactions, including the making of the Credit Extensions to be made on the Closing Date and giving effect to the application of the proceeds thereof, the Borrower and the Subsidiaries, on a consolidated basis, are Solvent.
4.17    Compliance with Laws.
(a)Generally. Each of the Borrower and the Subsidiaries is in compliance with all applicable Laws in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)Anti-Terrorism Laws, Etc. Without limiting clause (a) above, no Credit Party nor any of its Controlled Entities or any of their respective directors or officers (i) is organized or resident in a Sanctioned Country, (ii) is in violation of any Anti-Terrorism Law, (iii) is a Blocked Person, or (iv) has been convicted by any Governmental Authority of a violation of any Anti-Terrorism Law. No Credit Party nor any of its Controlled Entities (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person except to the extent authorized or permissible by law for a Person required to comply with Anti-Terrorism Laws, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws.

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(c)Anti-Corruption Laws, Etc. Since five (5) years prior to the Closing Date, to the knowledge of the Responsible Officers, there has been no action taken by any Credit Party or any of its Controlled Entities or any officer, director, or employee thereof in violation of applicable Anti-Corruption Laws in any material respect. None of the Credit Parties or any of their Controlled Entities has been convicted of violating any Anti-Corruption Laws. As of the Closing Date, there is no material suit, litigation, arbitration, claim, audit, action, proceeding or investigation pending or, to the knowledge of any Executive Officer of the Borrower, threatened against or affecting the Credit Parties or any of their Controlled Entities related to any applicable Anti-Corruption Laws, before or by any Governmental Entity. In the five (5) years prior to the Closing Date, none of the Credit Parties or any of their respective Subsidiaries or Unrestricted Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing.
4.18    Disclosure. None of the written information and data (other than any projections, any information of a forward-looking nature and any general economic or specific industry information developed by, and obtained from, third-party sources) heretofore furnished to any Agent or the Lenders by or on behalf of the Borrower on or prior to the Closing Date for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to any Executive Officer of the Borrower, in the case of any document not furnished by the Borrower) necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates to such written information and data, in each case, furnished after the date on which such written information or data was originally delivered and prior to the Closing Date). Any projections and information of a forward-looking nature furnished to any Agent or the Lenders by or on behalf of the Borrower have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood and agreed that such projections and information of a forward-looking nature are not to be viewed as a guarantee of financial performance or achievement, that such projections and information of a forward-looking nature are subject to significant uncertainties and contingencies, many of which are beyond your control, and that actual results may differ from the Projections and such differences may be material).

4.19    Perfection of Security Interests in the Collateral. On the Closing Date, the Collateral Documents create valid security interests in, and Liens on, the Collateral of the Credit Parties purported to be covered thereby on such date and described therein (other than foreign Intellectual Property), which security interests and Liens will be first priority Liens (subject to Permitted Liens) with respect to personal property of the Credit Parties, to the extent such Liens are perfected by filing appropriate UCC-1 financing statements against each such Credit Party with the secretary of state of the state of incorporation or formation of each such Credit Party and appropriate filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, or the pledge of original stock certificates representing Capital Stock and customary stock and other equity powers related thereto upon the timely and proper filings, deliveries, notations and other actions contemplated by the Collateral Documents (to the extent that such security interests and Liens may be perfected by such filings, deliveries, notations and other actions contemplated by the Collateral Documents).

4.20    Use of Proceeds. The Borrower has used (or will use) the proceeds of the Initial Term Loans, the Delayed Draw Term Loans and the Revolving Loans in accordance with Section 2.6.
4.21    No Default. No Default or Event of Default has occurred and is continuing.
4.22    Insurance. The properties and business of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower in such

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amounts, with such deductibles and covering such risks as is deemed adequate and appropriate by Borrower. Such insurance is in full force and effect.
4.23    FDA Regulatory Compliance.
(a)Each of the Credit Parties and their Subsidiaries have all Registrations, or are pursuing such Registrations, from the FDA or other Governmental Authority required to conduct their respective businesses as currently conducted (other than the portion of such business conducted by distributors). With respect to jurisdictions in which Registrations are held by distributors, to the knowledge of the Credit Parties, each of the distributors has all Registrations, or is pursuing such Registrations, from the FDA or other Governmental Authority required to conduct its respective business as currently conducted. Each of the Registrations is, in all material respects, valid and subsisting in full force and effect. Except as set forth on Schedule 4.23 attached hereto, to the knowledge of the Credit Parties and their Subsidiaries, as of the Closing Date, the FDA is not considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling of the products of the Credit Parties and their Subsidiaries. To the knowledge of the Credit Parties and their Subsidiaries, there is no false or misleading information or significant omission in any product application or other submission to FDA or any comparable Governmental Authority. The Credit Parties and their Subsidiaries have fulfilled and performed their obligations under each existing Registration in all material respects, and no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Registration that could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Credit Parties and their Subsidiaries, any third party that is a manufacturer or contractor for the Credit Parties and their Subsidiaries is in compliance in all material respects with all Registrations from the FDA or comparable Governmental Authority insofar as they pertain to the manufacture of product components or products for the Credit Parties and their Subsidiaries.
(b)All products developed, manufactured, tested, distributed or marketed by or on behalf of the Credit Parties and their Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority have been and are being developed, tested, manufactured, distributed and marketed in compliance with the FDA Laws or any other applicable requirement of Law, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, except where a failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and have been and are being tested, investigated, distributed, marketed, and sold in compliance in all material respects with FDA Laws or any other applicable requirement of Law, except where a failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.
(c)Except as could not reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties and their Subsidiaries are not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, and (ii) the Credit Parties and their Subsidiaries have made all notifications, submissions, and reports required by any such obligation, and all such notifications, submissions and reports were true, complete, and correct in all material respects as of the date of submission to FDA or any comparable Governmental Authority.
(d)Since December 31, 2022, as of the Closing Date, no product has been seized, withdrawn, recalled, detained, or become subject to a suspension of manufacturing except as set forth on Schedule 4.23 attached hereto, and there are no facts or circumstances reasonably likely to cause, (i) the

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seizure, denial, withdrawal, recall, detention, field correction, safety alert or suspension of manufacturing relating to any product; (ii) a change in the labeling of any product; or (iii) a termination, seizure or suspension of marketing of any product, which would, in each case of clauses (i) through (iii), reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, no proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened against the Credit Parties and their Subsidiaries.
4.24    Healthcare Regulatory Compliance.
(a)To the knowledge of the Credit Parties and their Subsidiaries, none of the Credit Parties, their Subsidiaries and their other Affiliates, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement or other formal or informal agreement with any Governmental Authority concerning compliance with Federal Health Care Program Laws.
(b)To the knowledge of the Credit Parties and their Subsidiaries, none of the Credit Parties, their Subsidiaries and their other Affiliates, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof: (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the SSA; (iv) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (v) to the knowledge of the Borrower, as of the Closing Date, is the target or subject of any current or potential investigation relating to any Federal Health Care Program related offense.
(c)None of the Credit Parties, their Subsidiaries and their other Affiliates, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001): has engaged in any activity that is in violation, to the extent such violation could reasonably be expected to result in a Material Adverse Effect to any Credit Party or their Subsidiaries, of the federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C.
§§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), the antifraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347), or related regulations or other federal or state laws and regulations relating to healthcare fraud or government healthcare programs (collectively, “Federal Health Care Program Laws”), including the following:
(i)knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(ii)knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii)knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any Federal Health Care Program; or (B) in return for

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purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part under any Federal Health Care Program;
(iv)knowingly and willfully offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to any person to induce such person
(A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal Health Care Program; or (B) to purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a Federal Health Care Program; or
(v)any other activity that violates any state or federal law relating to prohibiting fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services or the billing for such items or services provided to a beneficiary of any Federal Health Care Program.
(d)To the knowledge of the Borrower, no person has filed or has threatened to file against any Credit Party, any of their Subsidiaries or other Affiliates an action under any federal or state whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
4.25    Reimbursement Coding. To the extent the Credit Parties or any of their Subsidiaries provide to their customers or any other Persons reimbursement coding or billing advice regarding products offered for sale by the Credit Parties and their Subsidiaries, such advice is complete and accurate in all material respects.

4.26    HIPAA. Each of the Credit Parties and their Subsidiaries is in compliance with the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party except for the non-compliance of which would not have a reasonable likelihood of resulting in a Material Adverse Effect and to the knowledge of each of the Credit Parties and their Subsidiaries has implemented adequate policies, procedures and training designed to assure continued compliance and to detect noncompliance.

SECTION 5.    AFFIRMATIVE COVENANTS
The Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, it will perform, and the Borrower will cause each of the Subsidiaries to perform (to the extent applicable to such Subsidiaries), all covenants in this Section 5.
5.1    Financial Statements; Notices and Other Reports. The Borrower will deliver to the Administrative Agent by Electronic Transmission, and the Administrative Agent will deliver to the Lenders by Electronic Transmission:

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(a)Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2023, (i) the consolidated balance sheet of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto, and (ii) with respect to such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by the Borrower (or another accounting firm selected by the Borrower and reasonably satisfactory to the Administrative Agent), which report (A) will not be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification or exception (other than with respect to (1) an upcoming maturity of any Loans under this Agreement within the subsequent twelve
(12) months or (2) any actual or anticipated inability to satisfy the Financial Covenant) or any qualification or exception as to the scope of such audit and (B) will state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements).
(b)Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of (x) each of the first three Fiscal Quarters of each Fiscal Year, commencing with the March 31, 2024 Fiscal Quarter, the consolidated balance sheet of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of comprehensive income and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in accordance with GAAP in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a Financial Officer Certification and a Narrative Report with respect thereto, and (y) the last Fiscal Quarter of each Fiscal Year, commencing with the December 31, 2023 Fiscal Quarter, a preliminary unaudited consolidated balance sheet of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Quarter and a preliminary unaudited consolidated statement of comprehensive income of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Quarter and the Fiscal Year then ended, all in reasonable detail and in accordance with GAAP in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a preliminary estimate of Consolidated Adjusted EBITDA for such Fiscal Year.
(c)Financial Plan. As soon as practicable and in any event no later than ninety (90) days after the beginning of each Fiscal Year, commencing with Fiscal Year 2024, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”) that includes (i) a forecasted consolidated balance sheet and forecasted consolidated statements of comprehensive income and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for each Fiscal Quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based.
(d)Information Regarding Unrestricted Subsidiaries. Notwithstanding anything to the contrary in this Section 5.1, if the Borrower has any Unrestricted Subsidiaries as of the last date on

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which the financial statements for any fiscal period are required to be delivered pursuant to Section 5.1(a) or 5.1(b), then the Borrower will include, together with delivery of such financial statements, consolidating information (which shall be audited or unaudited, as applicable) that shows in reasonable detail in accordance with GAAP the breakdown of assets and liabilities, and revenues and expenses, between the Borrower and the Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, as of the dates and for the periods covered by such financial statements.
(e)Compliance Certificate. Together with each delivery of financial statements of the Borrower and the Subsidiaries and Unrestricted Subsidiaries pursuant to Sections 5.1(a) and 5.1(b) (solely for the first three Fiscal Quarters), a duly executed and completed Compliance Certificate.
(f)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP from those used in the preparation of the Historical Financial Statements (other than converting or reconciling Swiss accounting principles to GAAP), the consolidated financial statements of the Borrower and the Subsidiaries and Unrestricted Subsidiaries delivered pursuant to this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered had no such change in GAAP occurred, then the Borrower will deliver, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all prior financial statements delivered for the Fiscal Year immediately preceding the Fiscal Year in which such change occurred.
(g)Accountants’ Report. Promptly upon receipt thereof, copies of all final management letters identifying a material weakness or significant deficiency submitted by the independent certified public accountants referred to in Section 5.1(a) in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any Subsidiary made by such accountants.
(h)Notice of Default. Promptly upon an Executive Officer of the Borrower obtaining knowledge:
(i)of the occurrence of any Default or Event of Default;
(ii)that any Person has given any notice to the Borrower or any Subsidiary or taken any other action with respect to any event or condition set forth in Section 8.1(b); or
(iii)of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;
a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.
(i)Notice of Litigation and Judgments. Promptly upon an Executive Officer of the Borrower obtaining knowledge of:
(i)the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent; or

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(ii)any material development in any Adverse Proceeding or the entry of any judgment;
that if adversely determined could be reasonably expected to result in a Material Adverse Effect, written notice thereof by the Borrower together with such other information as may be reasonably available to the Borrower to enable the Administrative Agent and its counsel to evaluate such matters.
(j)Notices of ERISA Events. (i) Promptly upon an Executive Officer of the Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower or any Subsidiary or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any Subsidiary or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by the Borrower or any Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent will reasonably request.
(k)Notices Related to OFAC, Etc. The Borrower will promptly notify the Administrative Agent if (i) an Executive Officer of the Borrower has knowledge that any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or any of their respective directors, officers, and employees is listed on the OFAC Lists or otherwise becomes a Blocked Person, (ii) any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or, to the their knowledge, any of their respective directors, officers, and, to the knowledge of an Executive Officer of the Borrower, employees is convicted on, pleads nolo contendere to, is indicted on, or is arraigned and held over on, charges involving money laundering or predicate crimes to money laundering, or (iii) any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or, to the knowledge of the Credit Parties, any of their respective directors, officers, and, to the knowledge of an Executive Officer of the Borrower, employees is subject to or has received formal notice of any proceeding or investigation by any Governmental Authority in connection with any violation of Anti-Terrorism Laws.
(l)Notices Related to FDA Compliance. The Borrower will promptly notify the Administrative Agent and each Lender of each of the following:
(i)any notice that the FDA or other similar Governmental Authority is limiting, suspending or revoking any Registration or changing the market classification or the indications, contraindications or warnings required in the labeling of the products of the Credit Parties and their Subsidiaries, in each case that would reasonably be expected to result in a Material Adverse Effect; and
(ii)any Credit Party or any of its Subsidiaries becoming subject to any administrative or regulatory action that could be reasonably expected to result in a Material Adverse Effect; any Credit Party or any of its Subsidiaries receiving a FDA Form 483, FDA warning letter or any other equivalent written or verbal communication from the FDA or any comparable Governmental Authority (other than (1) observations from the FDA during the course of an inspection that do not rise to the level of documentation on a FDA Form 483 or equivalent communication and (2) observations from a Notified Body or similar investigators during the course of an investigation that do not rise to the level of a written major nonconformity or equivalent communication), alleging material noncompliance with any requirement of Law; any product of any Credit Party or any of its Subsidiaries being seized, withdrawn, recalled,

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detained, or subject to a suspension of manufacturing that would reasonably be expected to result in a Material Adverse Effect; or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product of the Credit Parties or their Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.
(m)Other Material Indebtedness. Promptly after the delivery to the applicable Debt Representative for any Material Indebtedness (or any Refinancing Indebtedness in respect of any of the foregoing) of the definitive documentation evidencing such Indebtedness, the Borrower will deliver to the Administrative Agent copies of all such executed definitive documents and all material amendments, modifications, supplements, waivers or other material documents delivered pursuant to the terms of the definitive documentation for any such Material Indebtedness (including any such security documentation related thereto).
(n)Other Information. The Borrower will deliver to the Administrative Agent, promptly upon request therefor, such other information and data with respect to the Borrower, any Subsidiary or any Unrestricted Subsidiary the Administrative Agent may from time to time reasonably request (including on behalf of any Lender) relating to the Loans.
(o)Certification of Public Information.    Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, the Borrower will indicate in writing whether such document or notice contains Public Information; provided that, unless the Borrower has indicated that such document or notice contains Public Information, each Lender acknowledges that each such document or notice shall be presumed to contain Nonpublic Information. The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive Nonpublic Information, a “Public Lender”) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed by Electronic Transmission (including, through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform approved by the Administrative Agent (the “Platform”)), any document or notice that the Borrower has delivered will not be posted on that portion of the Platform designated for such Public Lenders unless the Borrower expressly indicated that such document or notice contains Public Information. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Nonpublic Information with respect to the Borrower and the Subsidiaries and their respective securities. Notwithstanding the foregoing or anything to the contrary in this Agreement, the following documentation, notices and information shall be deemed not to contain Nonpublic Information: (i) the Credit Documents, (ii) notification of changes in the terms of the Credit Documents and (iii) all information delivered pursuant to Section 5.1(a), (b) or (e).
(p)Substitution of SEC Reports; Purchase Accounting. Notwithstanding anything to the contrary in this Section 5.1:
(i)The filing by the Borrower of a Form 10-K or Form 10-Q (or any successor or comparable forms) with the Securities and Exchange Commission (or any successor thereto) with respect to any Fiscal Year or Fiscal Quarter will be deemed to satisfy the obligations under Section 5.1(a) or 5.1(b), as applicable, as to the Credit Parties and Subsidiaries covered by such filing to deliver financial statements and a Narrative Report; and

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(ii)any financial statements required to be delivered pursuant to Sections 5.1(a) or 5.1(b) will not be required to contain purchase accounting adjustments relating to any transaction(s) permitted hereunder (including Permitted Acquisitions or other Investments permitted under Section 6.6).
(q)Confidentiality and Privilege. Notwithstanding anything to the contrary in any Credit Document, neither the Borrower nor any Subsidiary will be required to deliver or disclose to the Administrative Agent or any Lender any financial information or data (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Laws, (iii) that is subject to bona fide attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is prohibited by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided the foregoing will not limit the Borrower’s obligation to deliver financial statements or forecasts pursuant to Section 5.1(a), 5.1(b) and 5.1(c).
5.2    Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of the Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights (charter and statutory), franchises, licenses, permits and approvals unless (other than with respect to the preservation of the existence of the Borrower) the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.3    Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes when due; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as may be required pursuant to GAAP has been made therefor.
5.4    Maintenance of Properties. Except as otherwise permitted under Section 6.8, the Borrower will, and will cause each of the Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties that are necessary in the operation of the business of such Person and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof in Borrower’s reasonable discretion, and prosecute, protect, defend, preserve, maintain, renew and enforce all Intellectual Property (except to the extent the Borrower reasonably determines in good faith that (a) such actions are not necessary or (b) the cost of such actions is excessive in relation to the value of such Intellectual Property).
5.5    Insurance.
(a)The Borrower will maintain or cause to be maintained, with financially sound and reputable unaffiliated insurers, such liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and Business of the Borrower and the Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar Business, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as may be customary for such Persons. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar Business. Subject to Section 5.17, each such policy of insurance will, (i) in the case of liability insurance, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder for any covered loss. The Borrower will

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use commercially reasonable efforts to cause such policy of insurance to provide for at least 30 days’ prior written notice to the Collateral Agent of any cancellation of the policy (10 days in the case of non-payment). To the extent that the requirements of this Section 5.5 are not satisfied on the Closing Date, the Borrower may satisfy such requirements within ninety (90) days of the Closing Date (as extended by the Administrative Agent in its reasonable discretion).
(b)If any portion of any improved Material Real Estate Asset subject to a Mortgage located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as in effect on the Closing Date or thereafter or any successor act thereto), then the Borrower shall, or shall cause each applicable Credit Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.
5.6    Books and Records; Inspections. Each Credit Party will, and the Borrower will cause each of the Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries will be made of all material dealings and transactions in relation to its business and activities. Subject to the last paragraph of Section 5.1, each Credit Party will, and the Borrower will cause each of the Subsidiaries to, permit the Administrative Agent and any Lender and their respective authorized representatives to visit and inspect any of the properties of such Person, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (a) unless an Event of Default has occurred and is continuing, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.6; provided further that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense and (b) in respect of any such discussions with any independent accountants, the Borrower or such Subsidiary, as the case may be, must receive reasonable advance notice thereof and a reasonable opportunity to participate therein and such discussions will be subject to the execution of any indemnity, non-reliance letter or other than requirements of such accountants.
5.7    Compliance with Laws.
(a)The Borrower will comply, and will cause each of the Subsidiaries to comply, with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws and ERISA, but excluding Export Controls, Anti-Terrorism Laws and Anti-Corruption Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower will comply, and will cause each of the Subsidiaries to comply, in all material respects with the requirements of all Export Controls, Anti-Terrorism Laws and Anti-Corruption Laws.
(b)Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by the FDA (“FDA Laws”) or any comparable Governmental Authority. All products developed, manufactured, tested, distributed or marketed by or on behalf of the Credit Parties and their Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority have been and shall be developed, tested, manufactured,

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distributed and marketed in compliance in all material respects with the requirements of Law of the jurisdiction in which the applicable product is marketed or commercialized, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting.
5.8    Anti-Terrorism Laws and Anti-Corruption Laws(a) . The Borrower will maintain in effect and enforce, and will procure that each of the Subsidiaries maintains in effect and enforces, policies, procedures and internal controls designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, and employees with Anti-Terrorism Laws and Anti-Corruption Laws.
5.9    [Reserved].
5.10    Additional Subsidiaries.
(a)In the event that any Person becomes a Subsidiary (which, for purposes of the foregoing reference to “Subsidiary”, will be deemed to include an Unrestricted Subsidiary) of the Borrower, such Person will be deemed to be a Subsidiary hereunder until such time as the Borrower has designated such Subsidiary as an Unrestricted Subsidiary in accordance with the terms hereof.
(b)In the event that any Person becomes a Subsidiary (other than an Excluded Subsidiary), the Borrower will, within 45 days (or such longer time as the Administrative Agent may agree in its sole discretion):
(i)cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and such other Collateral Documents (including the deliverables set forth in Section 5.11 below) and an acknowledgement to any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement then applicable, in each case as may be reasonably requested by the Collateral Agent and take and cause such Subsidiary to take such actions (including the actions set forth in Section 5.11 below) as are required by the Collateral Documents or are reasonably requested by the Collateral Agent to perfect the security interests created by the Collateral Documents;
(ii)upon reasonable request by the Administrative Agent, take all such actions and execute and deliver, or cause to be executed and delivered, all appropriate resolutions, secretary certificates, certified Organizational Documents and customary legal opinions relating to the matters described in this Section 5.10(b); and
(iii)deliver to the Administrative Agent a supplement to Schedule 4.10(b), which will be deemed to supplement Schedule 4.10(b) for all purposes hereof.
(c)In the event that any Person becomes an Excluded Foreign Subsidiary of the Borrower, and the ownership interests of such Excluded Foreign Subsidiary are owned directly by the Borrower or by any Guarantor Subsidiary, the Borrower will, or will cause such Guarantor Subsidiary to (in the absence of any other applicable limitation hereunder), within 45 days (or such longer time as the Administrative Agent may agree in its sole discretion), deliver all such applicable documents, instruments and agreements necessary in the reasonable determination of the Administrative Agent to grant to the Collateral Agent a perfected Lien in such ownership interests in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Pledge and Security Agreement; provided that in no event will more than 65.0% of the Voting Capital Stock of any such Excluded Foreign Subsidiary be required to be delivered or granted or perfected as a Lien for the benefit of the Secured Parties; provided

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further that in no event will the Borrower or any Subsidiary be required to execute any document, instrument or agreement, complete any filing or take any other action (i) with respect to the creation or perfection of the Collateral Agent’s security interest in such ownership interests in any jurisdiction outside of the United States or any State thereof, (ii) that would violate applicable Law or (iii) that would provide any Lien in respect of Excluded Assets (as defined in the Pledge and Security Agreement).
5.11    Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or an Executive Officer of the Borrower discovers that a Real Estate Asset (other than Excluded Real Estate Assets) owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Secured Parties, then such Credit Party, no later than ninety (90) days (or such later date agreed to by the Administrative Agent) following the acquisition of such Material Real Estate Asset or such discovery, will take all such actions and execute and deliver, or cause to be executed and delivered, all such applicable Mortgages covering, among other things, such interest in real property (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar tax, if such tax will be owed on the entire amount of the indebtedness evidenced hereby, the Collateral Agent will, to the extent permitted by applicable law, limit the amount secured by the Mortgage to the fair market value of the Material Real Estate Asset at the time the Mortgage is entered into if such limitation results in such tax being calculated based upon such fair market value), title insurance policies and endorsements thereto reasonably requested by the Collateral Agent and to the extent available in the applicable jurisdiction at reasonable cost (provided that any title insurance amounts shall not exceed the reasonably ascertainably fair market value of the applicable Material Real Estate Asset) based on readily available information, appraisals (solely to the extent required under the Financial Institutions Reform Recovery and Enforcement Act of 1989), Phase I environmental assessments (to the extent reasonably requested by the Collateral Agent), A.L.T.A. survey plans (provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and is sufficient for the title insurer to provide full survey coverage and issue the survey-based endorsements attached to the title insurance policies without the need for such new or updated surveys), “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determinations under Regulation H of the Federal Reserve Board, legal opinions and certificates that the Administrative Agent will reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected lien and security interest in such Material Real Estate Assets, with each of the foregoing documents in form and substance reasonably satisfactory to the Collateral Agent, provided that in no event shall any Credit Party be required to (a) execute any agreement, instrument or other document, complete any filing or take any other action with respect to the creation, perfection or maintenance of the Collateral Agent’s interest in any Material Real Estate Asset, in each case in or under the laws of any jurisdiction other than the United States or any State thereof or the District of Columbia or (b) deliver landlord waivers, estoppels or collateral access letters., provided further that, notwithstanding the foregoing, the time period for delivery of the requirements set forth in this Section 5.11 shall be extended to one (1) year for Material Real Estate Assets not in excess of $20,000,000 in the aggregate (and in the event any Material Real Estate Asset ceases to be owned by a Credit Party prior to the end of such one (1) year period, the requirements set forth in this Section 5.11 shall not be applicable with respect to such Material Real Estate Asset).
5.12    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party will take such actions as the

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Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral, including all of the outstanding Capital Stock of the Borrower and each of the Subsidiaries to the extent constituting Collateral.
5.13    Designation of Subsidiaries and Unrestricted Subsidiaries. The Borrower may designate any Subsidiary as an Unrestricted Subsidiary or re-designate any Unrestricted Subsidiary as a Subsidiary, in each case, so long as immediately before and after giving effect to such designation or re-designation, (a) no Default or Event of Default will have occurred and be continuing or would immediately result therefrom, (b) the Borrower is in compliance on a Pro Forma Basis with the Financial Covenant and (c) the Total Net Leverage Ratio of the Borrower and its Subsidiaries, calculated on a Pro Forma Basis immediately after giving effect to such designation, shall not exceed 4.50:1.00; provided that (i) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any equity interests of, or owns or holds any Lien on any property of, or holds any Indebtedness of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated, (ii) no Subsidiary previously designated as an Unrestricted Subsidiary hereunder may thereafter be re-designated as an Unrestricted Subsidiary, (iii) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the definition of “Unrestricted Subsidiary” shall be permitted by Section 6.6(s), (iv) no Unrestricted Subsidiary may own, hold or exclusively license any Intellectual Property that is material to the Borrower and its Subsidiaries (and no Credit Party nor any Subsidiary shall transfer or exclusively license any material Intellectual Property to any Unrestricted Subsidiary), (v) the Consolidated Adjusted EBITDA of any Unrestricted Subsidiary shall not exceed 5.00% of the aggregate TTM Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries and (vi) the Consolidated Adjusted EBITDA of all Unrestricted Subsidiaries shall not exceed 10.00% of the TTM Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries.
5.14    Quarterly Lender Calls. Quarterly, but not more than one time each Fiscal Quarter, at a time to be mutually agreed with, and at the written request of, the Administrative Agent that is reasonably promptly after the delivery of the information required pursuant to Sections 5.1(a) and clause (x) of Section 5.1(b) above, the Borrower will participate in a conference call for Lenders to discuss the financial condition and results of operations of the Borrower and the Subsidiaries for the most recently-ended Fiscal Quarter or Fiscal Year, as applicable, for which financial statements have been delivered.
5.15    [Reserved].
5.16    Use of Proceeds. All proceeds of the Term Loans and the Revolving Loans will be used in accordance with Section 2.6 (including that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, Regulation U or Regulation X).
5.17    Post-Closing Matters. The Borrower will, and will cause each of the Subsidiaries to, take each of the actions set forth on Schedule 5.17 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).
SECTION 6.    NEGATIVE COVENANTS
The Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in

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each case that are not then owing or with respect to which no claim has been made) have been paid in full and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, it will perform, and the Borrower will cause each Subsidiary to perform (to the extent applicable to such Subsidiary), all covenants in this Section 6.
6.1    Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume or guaranty, or otherwise become directly or indirectly liable with respect to any Indebtedness, except:
(a)the Obligations (including Incremental Facilities, Refinancing Term Loans, Refinancing Revolving Loans, Extended Term Loans, Extended Revolving Credit Commitments, all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations);
(b)the Convertible Senior Notes;
(c)Indebtedness of the Borrower or any Subsidiary described on Schedule 6.1 in existence on the Closing Date;
(d)Indebtedness of the Borrower or any Subsidiary with respect to Capital Leases and Purchase Money Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (i) $5,000,000 and (ii) an amount equal to 10% of TTM Consolidated Adjusted EBITDA, in each case determined at the time of incurrence (but not any refinancings thereof); provided that (A) such Indebtedness is issued and any Liens securing such Indebtedness are created within 180 days after the acquisition, construction, lease or improvement of the asset financed and (B) any such Indebtedness is secured only by the asset acquired, constructed, leased or improved in connection with the incurrence of such Indebtedness or proceeds thereof and related property; provided, further, that individual financings provided by a lender or group of lenders may be cross collateralized to other financings provided by such lender or group;
(e)Indebtedness in respect of Rate Contracts entered into for non-speculative purposes;
(f)Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary, or of the Borrower owing to any Subsidiary; provided that (i) all such Indebtedness owed by a Credit Party is subject to the Intercompany Subordination Agreement and (ii) in the case of any Indebtedness created after the Closing Date of any such Subsidiary that is not a Guarantor Subsidiary owing to the Borrower or any Guarantor Subsidiary, such Indebtedness is permitted under Section 6.6;
(g)Incremental Equivalent Debt;
(h)Credit Agreement Refinancing Indebtedness that does not constitute Obligations;
(i)Permitted Ratio Debt;
(j)intercompany Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary in consideration for the Potential Transfers to the extent reasonably necessary to effect the Potential Transfers; provided that all such Indebtedness (i) owed by a Credit Party is subject to the Intercompany Subordination Agreement and (ii) owed to a Credit Party from a non-Credit Party is pledged to the Collateral Agent to the extent required by and in accordance with the Collateral Documents;

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(k)Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary, or Indebtedness attaching solely to assets that are acquired by the Borrower or any Subsidiary, in each case after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation or contemplation thereof, (ii) such Indebtedness is not guaranteed by the Borrower or any of its Subsidiaries (other than by any Person that becomes a Subsidiary in connection with the foregoing and its Subsidiaries) and (iii) the Total Net Leverage Ratio (at the time of, and after giving effect to, the assumption thereof) does not exceed 4.50:1.00;
(l)Indebtedness incurred by the Borrower or any Subsidiary in the form of indemnification, incentive, non-compete, consulting, adjustment of purchase price or similar obligations (including “earn-outs” or similar obligations in connection with acquisitions) and other contingent obligations (other than in respect of Indebtedness for borrowed money of another Person), or guaranty securing the performance of the Borrower or any Subsidiary (both before and after liability associated therewith becomes fixed), in each case, pursuant to any agreement entered into in connection with dispositions or acquisitions (including Permitted Acquisitions and other permitted Investments) of any business, assets or Subsidiary;
(m)Indebtedness pursuant to any guaranties, performance, surety, statutory, appeal or similar bonds or obligations incurred in the ordinary course of business or any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims) or tenant improvement loans incurred in the ordinary course of business;
(n)guaranties of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower or any Subsidiary incurred in the ordinary course of business;
(o)to the extent constituting Indebtedness, royalties or milestone payments in connection with the commercialization of acquired technology or products;
(p)Indebtedness of the Borrower or any Subsidiary in connection with Bank Products incurred in the ordinary course of business;
(q)Indebtedness owing to any unaffiliated insurance company or a financing company in connection with the financing of insurance premiums;
(r)Indebtedness incurred or assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition; provided that (i) in the case of such Indebtedness that is assumed, such Indebtedness was not created in anticipation or contemplation of such Permitted Acquisition and (ii) in the case of any such Indebtedness that is incurred or assumed, such Indebtedness would qualify as Permitted Ratio Debt;
(s)earn-outs, milestone payments and similar obligations incurred in connection with Permitted Acquisitions and other permitted Investments;
(t)to the extent constituting Indebtedness, Investments permitted under Section 6.6 (other than under Section 6.6(n) or 6.6(q));

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(u)Indebtedness of Foreign Subsidiaries owed to a third party (other than a Credit Party or a Subsidiary) in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $8,000,000 and (B) an amount equal to 10% of TTM Consolidated Adjusted EBITDA;
(v)Indebtedness incurred in connection with deferred compensation or stock-based compensation;
(w)Indebtedness owed by JOTEC GmbH, HoldCo GmbH and CryoLife Asia Pacific Pte. Ltd. (RDC) to Borrower pursuant to such agreements evidencing the Existing Intercompany Investments as of the Closing Date, in such amounts set forth on the Existing Intercompany Investments Schedule;
(x)the incurrence by the Borrower or any Subsidiary of Indebtedness constituting a Permitted Refinancing in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under clause (b), (c), (d), (g), (h), (i), (k), (r), (u) or (z) of this Section 6.1;
(y)(i) guaranties by the Borrower of Indebtedness of a Guarantor Subsidiary, (ii) guaranties by any Subsidiary of Indebtedness of the Borrower or a Guarantor Subsidiary, or (iii) guaranties by the Borrower or a Guarantor Subsidiary of Indebtedness of any Non-Credit Party and that would have been permitted as an Investment by the Borrower or a Guarantor Subsidiary in such Subsidiary pursuant to Section 6.6, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided that if the Indebtedness that is being guarantied is unsecured and/or Subordinated Debt, the guaranty will also be unsecured and/or be expressly subordinated in right of payment to the Obligations; provided further that the foregoing clause (ii) shall not be construed to allow a Non-Credit Party to guarantee the obligations of a Credit Party in cases where such guarantee is otherwise restricted or limited hereunder by the definition of Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt or otherwise; and
(z)additional Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount, at any time outstanding, not to exceed the greater of (i) $10,000,000 and (ii) an amount equal to 17.5% of TTM Consolidated Adjusted EBITDA;
provided that, the aggregate principal amount of Indebtedness of Non-Credit Parties incurred in reliance on clause (i), (k), (r) or (z) of this Section 6.1 will not exceed, at any one time outstanding, the greater of
(A)$10,00,000 and (B) an amount equal to 17.5% of TTM Consolidated Adjusted EBITDA, and Permitted Refinancings of the foregoing;
For purposes of determining compliance with this Section 6.1:
(1)the principal amount in Indebtedness outstanding under any clause of this Section 6.1 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;
(2)guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness;

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(3)(i) the accrual of interest, (ii) the payment of premiums, fees, expenses and charges and
(iii) increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness;
(4)for purposes of determining compliance with any Cap on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit debt; provided that if such Indebtedness is issued to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated Cap to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated Cap will be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued but unpaid interest, fees, underwriting discounts, defeasance costs, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing;
(5)the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing; the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP;
(6)in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.1, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness created pursuant to the Credit Documents will be deemed to have been incurred in reliance on the exception in clause (a) above, and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a refinancing thereof pursuant to a separate exception to this covenant);
(7)for the avoidance of doubt, if the Borrower or any Subsidiary incurs Indebtedness using a ratio-based test on the same date that it incurs Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of Indebtedness under the Dollar-based Cap; and
(8)in the case of any Permitted Refinancing of Indebtedness, (x) the original amount of Refinanced Indebtedness (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.1 in reliance on which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable), and (y) if Refinanced Indebtedness was initially incurred in reliance on (or at such time has been classified to, as applicable) a clause of this Section 6.1 that is subject to a Cap, and such Permitted Refinancing would cause such Cap to be exceeded, then such Cap will be deemed not to be exceeded to the extent that the aggregate principal amount of the Refinancing Indebtedness incurred to replace the Refinanced Indebtedness does not exceed the Maximum Refinancing Amount.

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6.2    Liens. The Borrower will not, nor will the Borrower permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except the following (collectively, “Permitted Liens”):
(a)Liens securing the Obligations (including Delayed Draw Term Loans, Incremental Facilities, Refinancing Commitments, Refinancing Loans, Extended Revolving Credit Commitments, Extended Term Loans, and all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations); provided that Liens securing Secured Rate Contracts set forth in clause (b) of the definition thereof shall not exceed
$5,000,000 at any time;
(b)[reserved];
(c)Liens described on Schedule 6.2 in existence on the Closing Date, including any modification, replacement, extension or renewal of any such Lien upon or in the same property subject thereto and the modification, replacement, extension, renewal or refinancing of the obligations secured or benefited by such Liens (including, if such Lien secures Indebtedness described on Schedule 6.2, Liens securing any Permitted Refinancing thereof);
(d)Liens securing Indebtedness in respect of Capital Leases and Purchase Money Indebtedness, in each case permitted pursuant to Section 6.1(d), and Permitted Refinancings thereof;
(e)Liens granted to (and in favor of) a Credit Party to secure intercompany Indebtedness permitted by Section 6.1; provided that, if such Liens encumber Collateral, such Liens shall rank junior in priority to the Liens securing the Obligations pursuant to intercreditor and/or subordination terms that are reasonably acceptable to the Administrative Agent;
(f)Liens securing Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness permitted under Sections 6.1(g) or (h), respectively, and Permitted Refinancings thereof;
(g)Liens on assets acquired, or on assets of a Person that is acquired, securing Indebtedness permitted pursuant to Sections 6.1(k) or (r)(i) (provided that such (i) Liens were existing at the time of such acquisition and were not created in anticipation or contemplation of such acquisition and
(ii) do not extend to property not subject to such Liens at the time of such acquisition (other than improvements thereon)) and Permitted Refinancings thereof;
(h)Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(i)Liens of landlords, carriers, warehousemen, mechanics, repairmen, lessors, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(j)Liens for Taxes not more than 30 days past due or to the extent the Borrower and the Subsidiaries are in compliance with Section 5.3 with respect thereto;
(k)deposits to secure the performance of (i) tenders, bids, trade contracts, governmental contracts, trade contracts, performance and return-of-money bonds and other similar contracts (other than obligations for the payment of Indebtedness for borrowed money) and (ii) leases, subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(l)Liens incurred by the Borrower or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
(m)Liens created in the ordinary course of business on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements;
(n)(i) Liens that are contractual or common law rights of set-off or rights of pledge relating to (A) the establishment of depository relations in the ordinary course of business with banks or other deposit-taking financial institutions not given in connection with the incurrence of Indebtedness or
(B)pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries, or (C) purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice and (ii) Liens securing cash management obligations (that do not constitute Indebtedness) and obligations in respect of Bank Products incurred in the ordinary course of business;
(o)Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC on the items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits, (iii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes and (iv) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;
(p)possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and in connection with Investments not otherwise prohibited by this Agreement; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;
(q)survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not and will not in the aggregate materially adversely interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

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(r)any zoning or similar land use restrictions or rights reserved to or vested in any governmental office or agency, including without limitation, site plan agreements, development agreements and contractual zoning agreements, to control or regulate the use of any real property;
(s)leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(t)Liens disclosed by the title insurance policies (and approved by the Collateral Agent) delivered on or subsequent to the Closing Date for any Material Real Estate Asset subject to a Mortgage and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(u)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder or any Liens on such interest or title that do not affect the Borrower’s or applicable Subsidiary’s leasehold or subleasehold estate in any Real Estate Asset;
(v)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business or consistent with past practice (or other agreement under which the Borrower or any Subsidiary has granted rights to end users to access and use the Borrower or any Subsidiary products, technologies, facilities or services) which do not (A) interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole, or (B) secure any Indebtedness;
(w)(i) non-exclusive outbound licenses or sub-licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by the Borrower or any Subsidiary in the ordinary course of business and any interest or title in connection therewith, which do not interfere in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary and (ii) exclusive licenses of Intellectual Property in connection with Asset Sales or where exclusivity is restricted to a limited field of use that does not prohibit Borrower and its Subsidiaries from commercializing the Intellectual Property rights so licensed in applications outside the limited field of use or in an application presently commercialized by the Borrower and its Subsidiaries, so long as such licenses are permitted pursuant to Section 6.8; provided that in the case of this clause (ii), (A) the Administrative Agent has a perfected first priority security interest in each such license and (B) no Event of Default or Event of Default shall exist at the time any Credit Party or any of its Subsidiaries enter into such license;
(x)Liens arising in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business permitted by this Agreement, purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;
(y)purported Liens (i) evidenced by the filing of precautionary financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or
(ii) arising from equipment or other materials which are not owned by the Borrower or any Subsidiary located on the premises of the Borrower or a Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower and the Subsidiaries and precautionary financing statement filings in respect thereof;

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(z)Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;
(aa) trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture;
(bb) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.1 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(cc) Liens on Capital Stock in joint ventures securing obligations of such joint venture or customary buy / sell arrangements set forth in joint venture agreements and similar binding agreements;
(dd)    judgment Liens not constituting an Event of Default under Section 8.1(h);
(ee) Liens on property subject to a Permitted Sale Leaseback Transaction securing obligations of the Borrower and/or its Subsidiaries under any lease entered into in connection with such Permitted Sale Leaseback Transaction;
(ff) Liens securing Rate Contracts incurred under Section 6.1(e) in an aggregate amount not to exceed $3,000,000;
(gg) Liens on assets of Non-Credit Parties securing Indebtedness of Non-Credit Parties permitted to be incurred under Section 6.1;
(hh) Liens securing Permitted Ratio Debt or Indebtedness incurred in connection with a Permitted Acquisition in reliance on Section 6.1(r), in any such case to the extent incurred as Pari Passu Lien Indebtedness or Junior Lien Indebtedness, and Permitted Refinancings thereof; and
(ii)Liens securing obligations, including Indebtedness, in an aggregate amount not to exceed, on the date such Liens are granted, the greater of (A) $7,500,000 and (B) an amount equal to 15% of TTM Consolidated Adjusted EBITDA, and Permitted Refinancings thereof.
For purposes of determining compliance with this Section 6.2:
(1)the increase in the amount of any obligation secured by a Lien as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence or existence of additional Liens;
(2)in the case of any Permitted Refinancing of Indebtedness or other obligations secured by a Lien, (x) the original amount of Refinanced Indebtedness or other obligations (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.2 in reliance on which such Lien was initially incurred (or to which such Lien at such time has been classified, as applicable), and (y) if any Liens securing obligations are incurred to refinance

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Liens securing obligations initially incurred in reliance on a clause of this Section 6.2 measured by a Cap, and such refinancing would cause such Cap to be exceeded, then such clause will be deemed not to be exceeded to the extent that the aggregate principal amount of the new obligations incurred to replace such existing obligations does not exceed the Maximum Refinancing Amount;
(3)for the avoidance of doubt, if the Borrower or any Subsidiary incurs any Lien securing Indebtedness using a ratio-based test on the same date that it incurs any Lien securing Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of Indebtedness under the Dollar-based Cap; and
(4)in the event that any Lien (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.2, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant; provided that all Liens created pursuant to the Credit Documents will be deemed to have been incurred in reliance on the exception in clause (a) above and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a permitted refinancing thereof).
6.3    No Further Negative Pledges. The Borrower will not, nor will it permit any Guarantor Subsidiary to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations other than:
(a)specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other disposition described in the definition of “Asset Sale”;
(b)restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements and similar agreements entered into to the extent permitted hereunder; provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements or similar agreements, as the case may be;
(c)restrictions contained in licenses of Intellectual Property otherwise permitted under this Agreement;
(d)restrictions set forth in any document governing Incremental Equivalent Debt, Permitted Ratio Debt and Credit Agreement Refinancing Indebtedness, in each case, so long as such restrictions do not restrict or otherwise impair the rights of the Agents, the Lenders or any other Secured Party under this Agreement or any other Credit Document or any refinancing thereof;
(e)restrictions under any subordination or intercreditor agreement reasonably acceptable to the Administrative Agent with respect to Indebtedness permitted under Section 6.1;
(f)restrictions on Non-Credit Parties pursuant to Indebtedness permitted under
Section 6.1;
(g)restrictions on Persons or property at the time such Person or property is acquired (including under Indebtedness permitted to be incurred pursuant to Section 6.1(k) or 6.1(r)); provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof and are limited to the Person or property so acquired;

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(h)restrictions on assets financed or acquired pursuant to Section 6.1(d) (to the extent such restrictions do not extend to any assets other than such assets so acquired except to the extent permitted by Section 6.1(d));
(i)restrictions that exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.3) are listed on Schedule 6.3 hereto and to the extent such restrictions are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such restrictions;
(j)restrictions that apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Subsidiary;
(k)restrictions that arise in connection with cash or other deposits permitted under
Section 6.2; and
(l)restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Borrower, not materially more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required or to provide security hereunder.
6.4    Restricted Junior Payments. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, pay or make any Restricted Junior Payment except:
(a)(i) so long as no Event of Default has occurred and is continuing or would be caused thereby, redemptions and repurchases by the Borrower of Capital Stock of the Borrower from officers, directors, employees, advisors or consultants or their respective estates, trusts, family members or former spouses of any Credit Party or any Subsidiary (or their Affiliates), upon termination of employment, in connection with the exercise of stock options, stock appreciation rights or other equity incentives or equity based incentives or in connection with the death or disability of such officers, directors, employees, advisors or consultants (or Affiliate); provided that in all such cases the aggregate amount of such payments in respect of all such Capital Stock so redeemed or repurchased does not exceed in any Fiscal Year (with unused amounts in any Fiscal Year rolled over to the immediately succeeding Fiscal Year) the greater of (A) $7,500,000 and (B) an amount equal to 15% of TTM Consolidated Adjusted EBITDA, plus (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or any Guarantor Subsidiary after the Closing Date, (2) the amount of net cash proceeds from the sale of Capital Stock of the Borrower (other than Disqualified Capital Stock) to officers, directors, employees, advisors or consultants, to the extent not otherwise used under this Agreement or applied to the Available Amount and (3) the amount of any cash bonuses or other compensation otherwise payable to any future, present or former director, employee, consultant or distributor of the Borrower or any Subsidiary that are foregone in return for the redemption of Capital Stock of the Borrower; and (ii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, settlements or vesting if such stock represents a portion of the exercise price thereof;

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(b)payments in the form of Capital Stock of the Borrower (other than Disqualified Capital Stock and to the extent not otherwise used under this Agreement or applied to the Available Amount);
(c)payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock;
(d)subject to the terms of any applicable subordination provisions, the Borrower or any Subsidiary may (i) make all regularly scheduled payments of principal, interest, fees and premiums and all payments of indemnities and expenses in respect of any Junior Financing when due, (ii) pay customary closing, consent and similar fees related to any Junior Financing, (iii) make mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms governing any Junior Financing as in effect on the date of incurrence or issuance (including in connection with a refinancing thereof) of such Junior Financing, (iv) prepay Indebtedness (A) of the Borrower or any Subsidiary owed to the Borrower or any Guarantor Subsidiary, (B) of any Non-Credit Party owed to any Non-Credit Party or (C) of the Borrower or any Guarantor Subsidiary to any Non-Credit Party to the extent the amount of such prepayment is treated as an Investment in Non-Credit Parties and may be made in compliance with Section 6.6, (v) prepay or refinance any Junior Financing (including the payment of any premium in connection therewith) with the proceeds of any other Junior Financing otherwise permitted by Section 6.1 (including any Permitted Refinancing thereof) and (vi) convert any Junior Financing to Capital Stock (other than Disqualified Capital Stock) of the Borrower;
(e)the declaration and payment of any dividend or other Restricted Equity Payment by any Subsidiary of the Borrower on a ratable basis to its equity holders;
(f)Restricted Junior Payments in an aggregate amount not to exceed the Available Amount as in effect immediately before such Restricted Junior Payment; provided that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio at the time of (and after giving effect to) the making such Restricted Junior Payment is less than or equal to 4.00:1.00;
(g)Restricted Junior Payments, so long as (i) no Default or Event of Default has occurred and is continuing at such time or would result after giving effect to such Restricted Junior Payment and (ii) the Total Net Leverage Ratio at the time of making such Restricted Junior Payment (taking into account the making of such Restricted Junior Payment and the use of proceeds thereof) is less than or equal to 3.00:1.00;
(h)Restricted Debt Payments in respect of the Convertible Senior Notes utilizing solely any or all of the following (at the Borrower’s election): (I) proceeds of the Delayed Draw Term Loans (or, in the event that the conditions to borrowing the Delayed Draw Term Loans are not satisfied at the time of such Restricted Debt Payment, proceeds of other Pari Passu Lien Indebtedness permitted to be incurred hereunder), (II) proceeds of any Junior Financing permitted to be incurred hereunder, (III) common stock of the Borrower or proceeds of any issuance of common stock of the Borrower and/or
(IV) so long as no Event of Default has occurred and is continuing or would result therefrom, cash on hand; and
(i) as long as no Default or Event of Default has occurred and is continuing at such time or would result after giving effect thereto, Restricted Junior Payments in an aggregate amount not to exceed $10,000,000.

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For purposes of determining compliance with this Section 6.4:
(1)the amount set forth in Section 6.4(i) (without duplication) may, in lieu of Restricted Junior Payments, be utilized by the Borrower or any Subsidiary to make or hold any Investments without regard to Section 6.6;
(2)for the avoidance of doubt, if the Borrower or any Subsidiary makes any Restricted Junior Payment using a ratio-based test on the same date that it makes any Restricted Junior Payment under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such payment under the ratio-based test without regard to any payment under the Dollar-based Cap;
(3)the payment of any Restricted Equity Payment within sixty (60) days after the date of declaration thereof shall be permitted if at the date of declaration such payment would have complied with the provisions of this Agreement; and
(4)in the event that any Restricted Junior Payment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.4, the Borrower may, in its sole discretion, at the time of making such payment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Restricted Junior Payment (or any portion thereof) in any manner that complies with this covenant.
6.5    Restrictions on Subsidiary Distributions. Except as provided herein, the Borrower will not, nor will it permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower; (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower; (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower, in each case, other than restrictions:
(a)in agreements evidencing Indebtedness permitted in accordance with Section 6.1(a), (c), (d) (that impose restrictions on the property so acquired, constructed, leased or improved), (g), (h), (i), (k) (limited to such acquired Person or asset), (r), (u) and (z);
(b)in agreements evidencing Permitted Refinancing of Indebtedness permitted in accordance with Section 6.1(x) or other Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace other Indebtedness; provided that the encumbrances, restrictions and conditions under any such refinancing are not materially more restrictive, taken as a whole, than those contained in the documentation governing the Indebtedness being refinanced (as determined by the Borrower in good faith);
(c)by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;
(d)that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

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(e)apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Subsidiary;
(f)restrictions on Non-Credit Parties pursuant to Indebtedness permitted under Section 6.1 and pursuant to restrictions in agreements related to Investments and acquisitions permitted by Section 6.6;
(g)restrictions on Persons or property at the time such Person or property is acquired; provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof;
(h)under licensing, sub-licensing, leasing or sub-leasing agreements entered into by the Borrower or any Subsidiary, in each case entered into in the ordinary course of business, and provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary in the ordinary course of business;
(i)restrictions that exist on the Closing Date;
(j)restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;
(k)negative pledges that are permitted pursuant to Section 6.3;
(l)customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and
(m)restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and restrictions that arise in connection with cash or other deposits permitted hereunder.
6.6    Investments. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)cash and Cash Equivalents; provided that any Investment which when made complies with the requirements of the definition of “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;
(b)Investments by the Borrower in any Subsidiary and by any Subsidiary in the Borrower or any other Subsidiary; provided that to the extent any Investment is made by any Credit Party in any Non-Credit Party, the aggregate amount of all such Investments made after the Closing Date after giving effect to the Transactions and in reliance on this Section 6.6(b) shall not exceed, together with any Investments made in reliance on the proviso in clause (c) of the definition of “Permitted Acquisition” (in each case determined as of the date of making any such Investment, and after giving effect to clause (1) in the last paragraph of this Section 6.6), the greater of (i) $10,000,000 and (ii) an amount equal to 20.0% of TTM Consolidated Adjusted EBITDA;

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(c)accounts receivable arising and trade credit granted in the ordinary course of business or consistent with past practice (including with respect to intercompany sales in the ordinary course of business);
(d)Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;
(e)deposits, prepayments and other credits to suppliers made in the ordinary course of business;
(f)capital expenditures in respect of the Borrower and the Subsidiaries in accordance with GAAP (other than any expenditure that involves the acquisition, whether by purchase, merger or otherwise, of all or a material portion of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person);
(g)(i) advances, loans or extensions of credit by the Borrower or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Borrower or any Subsidiary for reasonable and customary travel, entertainment or relocation, out-of-pocket or other business-related expenses in an aggregate amount outstanding at any date of determination not to exceed $250,000, (ii) loans by the Borrower or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Borrower or any Subsidiary the proceeds of which are used to pay taxes owned in connection with the vesting of Capital Stock of the Borrower or any Subsidiary, and (iii) advances, loans or extensions of credit by the Borrower or any Subsidiary to officers, directors, and employees of the Borrower or any Subsidiary for any other purpose in an aggregate amount at any date of determination not to exceed $500,000;
(h)[reserved];
(i)advances of payroll payments to employees in the ordinary course of business;
(j)Permitted Acquisitions;
(k)Investments described on Schedule 6.6 in existence on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any of such Investments; provided that the amount of any Investment permitted pursuant to this Section 6.6(k) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 6.6;
(l)Investments in an aggregate amount not to exceed the Available Amount as in effect immediately before such Investment; provided that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio (at the time of making such Investment and after giving effect thereto) is less than or equal to 4.50:1.00;
(m)Investments of any Person that becomes a Subsidiary on or after the Closing Date; provided that (i) such Investments exist at the time such Person is acquired and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary (it being understood and agreed that any consideration paid by a Credit Party in connection with a Permitted Acquisition that may be allocable directly or indirectly to Investments in Persons that are not Credit Parties (as determined in good faith by the Borrower at the time of closing such Investment (or at the time

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an LCA Election is made with respect thereto, if applicable) and without taking into account purchase accounting adjustments) must be permitted by clause (d) of the proviso appearing in the definition of “Permitted Acquisition”);
(n)Indebtedness permitted by Section 6.1 (other than Indebtedness permitted by Section 6.1(f)(ii), 6.1(t) or 6.1(y)(iii));
(o)bank deposits in the ordinary course of business;
(p)Investments made as a result of the receipt of non-cash consideration from a disposition made in compliance with Section 6.8;
(q)Investments made to effect the Potential Transfers to the extent reasonably necessary to effect the Potential Transfers;
(r)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments made by the Borrower or any Subsidiary in exchange for Capital Stock (other than Disqualified Capital Stock) of the Borrower, in each case to the extent not otherwise used under this Agreement or applied to the Available Amount;
(s)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments made by the Borrower or any Subsidiary in Joint Ventures, Joint Venture Subsidiaries or Unrestricted Subsidiaries that do not exceed, at any time outstanding, in the aggregate at any date of determination, the greater of (i) $7,500,000 and (ii) an amount equal to 15.0% of TTM Consolidated Adjusted EBITDA; provided that Investments in Unrestricted Subsidiaries (including in connection with any designation of an Unrestricted Subsidiary pursuant to Section 5.13) shall be permitted only pursuant to this Section 6.6(s) and, notwithstanding anything to the contrary contained herein, there shall be no rebuilding of this Section 6.6(s) with proceeds received on account of any return on such Investments or otherwise, nor any reclassification of amounts permitted in reliance on this Section 6.6(s) to any other negative covenant exception or basket;
(t)Guarantees by (i) the Borrower of obligations of any Subsidiary and (ii) any Subsidiary of obligations of the Borrower or any other Subsidiary, in each case which obligations do not constitute Indebtedness;
(u)Investments in Rate Contracts;
(v)the Existing Intercompany Investments; provided that, for so long as any such Investment remains outstanding, the Borrower shall not permit any such Existing Intercompany Investment to cease to be pledged to the Collateral Agent for the ratable benefit of the Secured Parties or cause such Investment to cease to constitute Collateral, in each case to the extent required by and in accordance with the Collateral Documents;
(w)Investments (including debt obligations and Capital Stock) (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, the issuer of such Investment or an Affiliate thereof, (ii) arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment, (iii) received in satisfaction of judgments against any other Person and
(iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes of the Borrower or any Subsidiary with Persons who are not Affiliates;

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(x)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(y)to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business (including new technology for research and development);
(z)Investments made in reliance on clause (1) of the last paragraph of Section 6.4. (aa) Investments, so long as (i) no Default or Event of Default has occurred and is continuing at such time or would result after giving effect to such Investment and (ii) the Total Net
Leverage Ratio (at the time of the making of such Investment and giving effect thereto and the use of proceeds thereof) is less than or equal 3.75:1.00;
(bb) Investments that do not exceed, at any time outstanding, in the aggregate at any date of determination, the greater of (i) $10,000,000 and (ii) an amount equal to 17.5% of TTM Consolidated Adjusted EBITDA; and
(cc) one or more Investments in Endospan Ltd. by the Borrower in the form of one or more senior secured loans secured on a first priority basis (subject only to ~~nonconsensual~~non-consensual liens) by substantially all of the assets of Endospan Ltd. and its subsidiaries (provided, that such security interest may (x) exclude up to NIS 500,000 held by Endospan Ltd. in a deposit account and (y) be shared on a pari passu basis with the security interests of the pari passu secured loans existing as of the First Amendment Effective Date and any existing and future accrued interest accrued thereon), in an aggregate principal amount outstanding not to exceed at any time $25,000,000 and so long as (i) such Investments do not prohibit the grant of a security interest therein or pledge thereof by the Borrower and (ii) the second Investment set forth on Schedule 6.6 is secured on a pari passu basis with such Investments.
For purposes of determining compliance with this Section 6.6:
(1)except to the extent an Investment was made using the Available Amount and as set forth in Section 6.6(s), to the extent any Investment in any Person is made in compliance with this Section 6.6 in reliance on a clause above that is subject to a Cap and, subsequently, such Person returns to the Borrower, any other Credit Party or, to the extent applicable, any Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the clause of this Section 6.6 against which the Investment is then charged, but in any event not in an amount that would result in the aggregate dollar amount able to be invested in reliance on such category to exceed such Cap;
(2)for purposes of determining compliance with any Cap on the making of Investments, the Dollar Equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made;
(3)the Borrower and any Subsidiary may make intermediate Investments in their respective Subsidiaries to facilitate an Investment otherwise permitted above;
(4)for the avoidance of doubt, if the Borrower or any Subsidiary makes any Investment using a ratio-based test on the same date that it makes any Investment under any Dollar-based Cap, then

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the ratio-based test will be calculated with respect to such Investment under the ratio-based test without regard to any payment under the Dollar-based Cap; and
(5)except as set forth in Section 6.6(s), in the event that any Investment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.6, the Borrower may, in its sole discretion, at the time of making such Investment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant.
6.7    Financial Covenant. Commencing with the first Test Period set forth below, the Borrower shall not permit the Total Net Leverage Ratio on the last day of each Test Period to exceed the correlative ratio indicated for such Test Period:

Test Period:	Total Net Leverage Ratio
Q2-2024 through Q4-2024	6.25:1.00
Q1-2025 and thereafter	5.75:1.00

6.8    Fundamental Changes; Disposition of Assets. The Borrower will not, nor will it permit any Subsidiary to, (x) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (y) convey, sell, lease, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired or leased or (z) sell, assign, or otherwise dispose of any Capital Stock of any Subsidiary, except:
(a)any Subsidiary of the Borrower may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower may merge or consolidate with another Person (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided further that:
(i)the Borrower is the surviving person or the Person formed by or surviving any such merger, consolidation or conversion (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of any state in the United States of America (the Borrower or such Person, as the case may be, being herein called the “Successor Company”);
(ii)the Successor Company (if other than the Borrower) expressly assumes all the Obligations of the Borrower under this Agreement and any other Credit Document to which the Borrower is a party pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent;
(iii)if the Successor Company is not the Borrower, each Guarantor, unless it is the other party to such merger or consolidation, shall (A) have confirmed, pursuant to documents reasonably satisfactory to the Administrative Agent, that its Guaranty shall apply to the Successor Company’s Obligations under the Credit Documents and (B) shall have by a

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supplement or amendment (or such other document reasonably satisfactory to the Collateral Agent) to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s Obligations under the Credit Documents;
(iv)immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing;
(v)the Successor Company (if not the Borrower) shall have delivered to the Administrative Agent an officer’s certificate stating that such consolidation, merger or transfer and such amendments (if any) comply with this Agreement and any other Credit Document to which the Borrower is a party; and
(vi)if the Successor Company is not the Borrower, prior to such merger or consolidation, the Administrative Agent shall have received all documentation and other information with respect to the Successor Company required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act to the extent requested by any Lender from the Borrower at least ten
(10) Business Days prior to such merger or consolidation; provided that the Administrative Agent shall have been informed of the identity of such Successor Company at least twenty (20) Business Days prior to such merger or consolidation.
The Successor Company (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement, any other Credit Document to which the Borrower is a party and the Loans, and in such event the Borrower shall be automatically released and discharged from its obligations under this Agreement, any other Credit Document to which the Borrower is a party and the Loans.
(b)(i) any Non-Credit Party may merge or consolidate with or into any other Non-Credit Party, (ii) any Subsidiary may merge or consolidate with or into any other Subsidiary that is a Credit Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Credit Party in another jurisdiction in the United States shall be permitted and (iv) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders, provided, in the case of clauses (ii) through (iv), that (A) no Change of Control shall result therefrom and
(B) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Subsidiary that is a Guarantor) shall be a Credit Party;
(c)any Subsidiary may dispose of all or substantially all of its assets to the Borrower or any other Subsidiary; provided that a Guarantor Subsidiary may not dispose of all or substantially all of its assets to a Non-Credit Party unless treated as an Investment that is permitted by Section 6.6.
(d)the Borrower and the Subsidiaries may convey, sell, lease, license, exchange, transfer or otherwise dispose of assets or properties in a manner that does not constitute an Asset Sale;
(e)the Borrower and the Subsidiaries may consummate Asset Sales so long as no Default or Event of Default has occurred and is continuing; provided that (i) the consideration received for such assets is in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower), (ii) no less than 75% of which will paid in cash (which may include royalties and

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milestones) and (iii) the Net Cash Proceeds thereof are applied as and to the extent required by Section 2.14(a); provided further that for the purposes of clause (ii), (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower and its Subsidiaries, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate fair market value as reasonably determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that is at that time outstanding, not in excess of the greater of (1) $5,000,000 and (2) an amount equal to 10.00% of TTM Consolidated Adjusted EBITDA at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; provided further that the Borrower and the Subsidiaries may not sell all or substantially all of their assets, taken as a whole, to any Person in reliance on this clause (e);
(f)the Borrower and the Subsidiaries may lease (as lessee) or license (as licensee) real or personal property so long as any such lease or license does not create a Capital Lease except to the extent permitted by Section 6.1(d);
(g)the Borrower and the Subsidiaries may consummate any transaction (other than an Asset Sale (determined without regard to the exceptions thereto in the definition thereof)) in connection with a Permitted Acquisition or other Investment permitted by Section 6.6; provided that (i) if the merging or consolidating Subsidiary is a Guarantor Subsidiary, the surviving entity is or becomes a Guarantor Subsidiary or (ii) if the merging or consolidating Credit Party is the Borrower, the surviving entity is the Borrower;
(h)the Borrower and the Subsidiaries may dispose of assets or properties to effect the Potential Transfers to the extent reasonably necessary to effect the Potential Transfers; and
(i)the Borrower and the Subsidiaries may dispose of Investments in Joint Ventures or Joint Venture Subsidiaries to the extent required by, or pursuant to, customary agreements between the joint venture parties set forth in binding agreements between such parties.
6.9    Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided that the foregoing restriction will not apply to:
(a)any transaction between or among any of the Credit Parties and/or any of their Subsidiaries to the extent not otherwise prohibited by this Agreement;
(b)indemnity provided to and reasonable and customary fees and expense reimbursement paid to members of the board of directors (or similar governing body) of the Borrower or any Subsidiary;
(c)(i) compensation, benefits and indemnification arrangements (including the payment of bonuses and other deferred compensation) for directors, officers and other employees of the Borrower or any Subsidiary entered into in the ordinary course of business or approved by the board of

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directors of the Borrower or the applicable Subsidiary, (ii) employment and severance agreementsbetween the Borrower or any Subsidiary and their employees, officers or directors, entered in the ordinary course of business, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans and the granting and stockholder rights of registration rights approved by the Borrower’s board of directors; and (iv) payments or loans (or cancellation of loans) to officers, directors and employees that are approved by a majority of the Borrower’s board of directors, subject to the limitations set forth in Section 6.6;
(d)transactions described in Schedule 6.9 in existence on the Closing Date;
(e)the existence of, or the performance of obligations under the terms of, agreements entered into in connection with a Permitted Acquisition or other Investment permitted by Section 6.6 (including payments of earnouts and other similar payments); and
(f)Restricted Junior Payments permitted by Section 6.4, Investments permitted by Section 6.6, Indebtedness permitted by Section 6.1 and transactions permitted by Section 6.8 (including as a result of exceptions to the definition of “Asset Sale”).
6.10    Conduct of Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any material business other than the Business.
6.11    Rate Contracts. Neither the Borrower shall, nor shall the Borrower permit any of the Subsidiaries to, enter into any Rate Contracts, other than (a) Rate Contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (b) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
6.12    Certain Amendments or Waivers. The Borrower will not, nor will it permit any Subsidiary to,
(a) amend, supplement, waive or otherwise modify any provision of its Organizational Documents in a manner that would be materially adverse to the interests of the Lenders, (b) change or amend the terms of the documentation with regard to any Material Indebtedness that is Junior Financing in a manner that would be materially adverse to the interests of the Lenders (except to the extent such changes or amendments are otherwise permitted by any applicable intercreditor or subordination provisions applicable to such Junior Financing) or (c) assign, or amend, modify, waive or otherwise change the terms of, the JOTEC Loan Agreement or any other agreement evidencing Existing Intercompany Investments, in each case, in a manner materially adverse to the interests of the Lenders (it being understood that any changes to payment dates, maturity dates or interest rates with respect to any such investment shall be deemed not to be materially adverse to the interests of the Lenders).
6.13    Fiscal Year. The Borrower will not, nor will it permit any Subsidiary to, make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year (provided that no such change shall be effective until such adjustments have been made).

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SECTION 7.    GUARANTY
7.1    Guaranty of the Obligations. Subject to the provisions of Section 7.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the benefit of the Secured Parties the due and punctual payment in full of all Guaranteed Obligations when the same will become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).
7.2    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor will be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder will not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the sum of (A) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder will be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.    The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 will not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.
7.3    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability;
(b)this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

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(c)the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to whether such Event of Default has occurred and is continuing;
(d)the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
(e)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment will not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment will not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(f)any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Rate Contract or Bank Product Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements; and
(g)this Guaranty and the obligations of Guarantors hereunder will be valid and enforceable and will not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor will have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements, at law, in equity or otherwise) with respect to

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the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Rate Contract, such Bank Product Agreements or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Secured Rate Contracts, any Bank Product Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any Subsidiary and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.4    Waivers by Guarantors. To the fullest extent permitted by law, each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g)

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any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.5    Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations will have been indefeasibly paid in full in cash and the Revolving Credit Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations will have been indefeasibly paid in full in cash and the Revolving Credit Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank and all amounts drawn thereunder have been reimbursed in full, each Guarantor will withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, will be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount will be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations will not have been finally and indefeasibly paid in full, such amount will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Further, in accordance with Section 2856 of the California Civil Code, each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code (this sentence is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations).
7.6    Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

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7.7    Continuing Guaranty. This Guaranty is a continuing guaranty and will remain in effect until all of the Guaranteed Obligations will have been paid in full and the Commitments will have terminated and all Letters of Credit have been cancelled, or have expired or have been Cash Collateralized or otherwise backstopped in a manner satisfactory to the Issuing Banks and all amounts drawn thereunder have been reimbursed in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.8    Authority of Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
7.9    Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Rate Contracts may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Rate Contracts is entered into, as the case may be. No Secured Party will have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and their ability to perform their obligations under the Credit Documents and the Rate Contracts, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.

7.10    Bankruptcy, etc.
(a)The obligations of the Guarantors hereunder will not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder will continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise,

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and any such payments which are so rescinded or recovered will constitute Guaranteed Obligations for all purposes hereunder.
7.11    Discharge of Guaranty upon Sale of Guarantor. If, in compliance with the terms and provisions of the Credit Documents, (a) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder or (b) all or substantially all of the property of any Guarantor is sold, disposed of or otherwise transferred (such Guarantor, a “Transferred Guarantor”) to any Person (other than any other Credit Party), such Transferred Guarantor will, upon the consummation of such sale, disposition or other transfer (including by merger or consolidation), automatically be discharged and released, without any further action by any Secured Party or any other Person, effective as of the time of such sale, disposition or other transfer, from its obligations under this Agreement (including under Sections 10.2 and 10.3) and the other Credit Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of the sale of all of the Capital Stock of such Transferred Guarantor, the pledge of such Capital Stock to the Collateral Agent pursuant to the Collateral Documents will be released, and the Collateral Agent will take, and the Secured Parties hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary or desirable to effect each discharge and release described in this Section 7.11 in accordance with the relevant provisions of the Collateral Documents.

7.12    Instrument for Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, will have the right to bring a motion-action under New York CPLR Section 3213.
7.13    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability will, without any further action by such Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.5) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

7.14    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor will only be liable under this Section 7.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.14, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.14 will remain in full force and effect until the Guaranteed Obligations have been paid in full and the Commitments will have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied and all Letters of Credit will have expired (without any pending drawing) or have been cancelled or Cash Collateralized in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 7.14 constitute, and this Section 7.14 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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SECTION 8. EVENTS OF DEFAULT
8.1    Events of Default. Each of the events referred to in clauses (a) through (m) of this Section 8.1 shall constitute an “Event of Default”:
(a)Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; (ii) when due any amount payable to the applicable Issuing Bank in reimbursement of any drawing under a Letter of Credit (including any requirement to deposit Cash Collateral in connection therewith); or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or
(b)Default in Other Agreements.
(i)Failure of the Borrower or any other Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) constituting Material Indebtedness, in each case beyond the grace period, if any, provided therefor; or
(ii)a breach or default by any Credit Party with respect to any other material term of (A) one or more items of Indebtedness constituting Material Indebtedness or (B) any loan agreement, mortgage, indenture or other agreement relating to Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity;
provided that (1) Section 8.1(b)(ii) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (2) such failure is unremedied or is not duly waived or cured prior to any termination of commitments or acceleration hereunder; or
(c)Breach of Negative Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 6; or
(d)Breach of Representations, Etc.. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any Subsidiary in writing pursuant to the terms of the Credit Documents was false in any material respect (or, to the extent such representation and warranty contains qualifications as to materiality, it was false in any respect) as of the date made or deemed made; or
(e)Breach of Other Covenants. Any Credit Party defaults in the performance of or compliance with (i) any covenant contained in Section 5.1(h)(i), Section 5.2 (as applicable only to the existence of the Borrower) or Section 5.16, or (ii) any other covenant in this Agreement or in any of the other Credit Documents, other than any such covenant referred to in subclause (i) above or any other provision of this Section 8.1, and such default is not remedied, cured or waived within thirty (30) days after the earlier to occur of the date on which a Responsible Officer has knowledge of such default and the date of receipt by the Borrower of notice from the Administrative Agent of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction enters a decree or order for relief in respect of the Borrower or any Subsidiary (other than an

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Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief is granted under any applicable federal or state law; or (ii) an involuntary case is commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Subsidiary (other than an Immaterial Subsidiary), or over all or a substantial part of its property, is entered; or there occurs the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Subsidiary (other than an Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Borrower or any Subsidiary (other than an Immaterial Subsidiary), and any such event described in this clause (ii) continues for sixty (60) days without having been dismissed, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any Subsidiary (other than an Immaterial Subsidiary) has an order for relief entered with respect to it or commences a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any Subsidiary (other than an Immaterial Subsidiary) makes any assignment for the benefit of creditors; or (ii) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) becomes unable, or fails generally, or admits in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) the Borrower or any Subsidiary (other than an Immaterial Subsidiary) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case in an amount in excess of $5,000,000 (to the extent not covered by insurance (as to which a solvent and unaffiliated insurance company has acknowledged and not denied coverage)) is entered or filed against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or
(i)Dissolution. Any order, judgment or decree is entered against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) decreeing the involuntary dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or
(j)Employee Benefit Plans. There occurs one or more ERISA Events, or, with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms, that individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or
(k)Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof:

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(i)the Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void or any Guarantor repudiates its obligations thereunder; or
(ii)this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or is declared null and void, or the Collateral Agent does not have or ceases to have a valid and perfected Lien in any Collateral having a fair market value, individually or in the aggregate, in excess of $5,000,000 purported to be covered by the Collateral Documents (except to the extent not required to be valid or perfected by the Credit Documents) with the priority required by the relevant Collateral Document, in each case, for any reason other than actions taken by or on behalf of the Collateral Agent or any Secured Party or the failure of the Collateral Agent or any Secured Party to take any action within its control and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy; or
(iii)any Credit Party contests the validity or enforceability of any Credit Document in writing or denies in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or
(l)Junior Financing Documentation. The payment or lien subordination provisions, as applicable, set forth in any Junior Lien Intercreditor Agreement or any Subordination Agreement to which a Debt Representative representing any Junior Financing is a party, cease to be effective or cease to be legally valid, binding and enforceable, against the lenders or holders of the Junior Financing represented by such Debt Representative; or
(m)Change of Control. A Change of Control occurs.
8.2        Remedies upon an Event of Default.
(a)Upon the occurrence of any Event of Default, other than pursuant to Section 8.1(f) or 8.1(g), at the request of the Required Lenders, upon notice to the Borrower by the Administrative Agent:
(i)the applicable Commitments and the obligation of the Issuing Banks to Issue any Letter of Credit will immediately terminate or be reduced (as specified by the Administrative Agent);
(ii)the aggregate principal of all applicable Loans, all accrued and unpaid interest thereon, all fees and all other Obligations under this Agreement and the other Credit Documents, together with an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit will have presented, or will be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), will become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party; provided that the foregoing will not affect in any way the obligations of the Lenders under Section 2.4(e);
(iii)the Borrower will promptly comply with the provisions of Section 2.4(h) with respect to the deposit of Cash Collateral to secure the Letter of Credit Usage and future payment of related fees; and

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(iv)the Administrative Agent may, and may cause the Collateral Agent to, exercise any and all of its other rights and remedies under applicable law (including any applicable UCC) or at equity, hereunder and under the other Credit Documents.
provided that upon an Event of Default pursuant Section 8.1(f) or 8.1(g), the Commitments of each Lender and the obligations of the Issuing Bank to issue (or to cause it designee to issue) Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender.
8.3    Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, after (x) the occurrence and during the continuance of a Waterfall Triggering Event, (y) the exercise of remedies in respect of Collateral after the occurrence and during the continuation of an Event of Default or (z) the acceleration of the principal amount of any of the Loans hereunder:
(a)each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent, the Collateral Agent or any Issuing Bank from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders on the other, the Administrative Agent and each Issuing Bank will have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent (or, as applicable, such Issuing Bank) may deem advisable and consistent with this Agreement notwithstanding any previous application by Administrative Agent (or, as applicable, such Issuing Bank); and
(b)subject to Section 2.15(d), any and all payments, proceeds or other amounts received by any Secured Party in respect of any Obligations, including proceeds of Collateral, will be applied:
first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent and the Collateral Agent (in their capacities as such) with respect to this Agreement, the other Credit Documents or the Collateral;
second, to all fees, costs, indemnities, liabilities, obligations and expenses (other than principal, interest and Letter of Credit Fees) incurred by or owing to any Revolving Lender or Issuing Bank (in their capacities as such) with respect to this Agreement, the other Credit Documents or the Collateral;
third, to all accrued and unpaid Letter of Credit Fees and accrued and unpaid interest on Revolving Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);
fourth, to the principal amount of unpaid Revolving Loans, reimbursement of amounts drawn under Letters of Credit and to the deposit of Cash Collateral to secure the then-existing Letter of Credit Obligations and future payment of related fees in compliance with Section 2.4(h);

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fifth, to all fees, costs, indemnities, liabilities, obligations and expenses (other than principal, interest and other amounts payable pursuant to clauses first through fourth above) incurred by or owing to any Lender with respect to this Agreement, the other Credit Documents or the Collateral;
sixth, to accrued and unpaid interest on the unpaid Term Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);
seventh, (i) to the principal amount of unpaid Term Loans, (ii) to any Obligations under any Secured Rate Contract and (iii) to any Obligation under any Bank Product Agreement for which the Administrative Agent has received written notice of such Obligations as being outstanding;
eighth, to any other Obligations of any Credit Party owing to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender under the Credit Documents; and
ninth, to the Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.
In carrying out the foregoing, (1) amounts received will be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (2) each of the Persons entitled to receive a payment in any particular category will receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
SECTION 9.    AGENTS
9.1    Appointment and Duties.
(a)Appointment of Agent. Each Lender and each Issuing Bank hereby appoints Ares Capital Corporation (together with any successor Agent pursuant to Section 9.9) as the Administrative Agent and the Collateral Agent hereunder and authorizes each such Agent to (i) execute and deliver the Credit Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to such Agent under such Credit Documents and (iii) exercise such powers as are reasonably incidental thereto. In furtherance of the foregoing, each of the Lenders (including in its capacity as a potential Secured Swap Provider or a Bank Product Provider) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.4 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), will be entitled to the benefits of all provisions of this Section 9 (including Section 9.8(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. The provisions of this Section 9 are solely for the benefit of the Agents, the Issuing Banks and the Lenders and no Credit Party will have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent will act solely as an agent of the Lenders and does not assume and will not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any Subsidiary.

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(b)Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, each of the Administrative Agent and the Collateral Agent, as applicable, will each have the right and authority (to the exclusion of the Lenders and the Issuing Banks), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to such Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (vi) except as may be otherwise specified in any Credit Document, exercise all remedies given to such Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Credit Documents, applicable Law or otherwise and (vii) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that each such Agent hereby appoints, authorizes and directs each Lender and the Issuing Bank to act as collateral sub-agent for such Agent, the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or Issuing Bank, and may further authorize and direct the Lenders and the Issuing Banks to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to such Agent, and each Lender and Issuing Bank hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c)Limited Duties. Under the Credit Documents, each of the Administrative Agent and the Collateral Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 2.7(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent,” “Collateral Agent,” “Agent,” the terms “agent” and “collateral agent” and similar terms in any Credit Document to refer to such Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Credit Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, Issuing Bank or other Person and (iii) will have no implied functions, responsibilities, duties, obligations or other liabilities under any Credit Document, and each Secured Party, by accepting the benefits of the Credit Documents, hereby waives and agrees not to assert any claim against such Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.2    Binding Effect. Each Secured Party, by accepting the benefits of the Credit Documents, agrees that (a) any action taken by the Administrative Agent, the Collateral Agent, the Required Lenders, the Required Revolving Lenders or the Required Delayed Draw Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Credit Documents, (b) any action taken by the Administrative Agent or the Collateral Agent in reliance upon the instructions of Required Lenders, Required Revolving Lenders or Required Delayed Draw Lenders (or, where so

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required, such greater proportion) and (c) the exercise by the Administrative Agent, the Collateral Agent, the Required Lenders, the Required Revolving Lenders or the Required Delayed Draw Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, will be authorized and binding upon all of the Secured Parties.
9.3    Use of Discretion.
(a)No Action without Instructions. Neither the Administrative Agent nor the Collateral Agent will be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Credit Document or (ii) pursuant to instructions from the Required Lenders, the Required Revolving Lenders or the Required Delayed Draw Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders). Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and the Subsidiaries), accountants, experts and other professional advisors selected by it. No Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Required Lenders, the Required Revolving Lenders or the Required Delayed Draw Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, neither the Administrative Agent nor the Collateral Agent will be required to take, or to omit to take, any action in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of such Agent or its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Law including, for the avoidance of doubt any action that may be in violation of the automatic stay or that may affect a foreclosure, modification or termination of property of a Defaulting Lender under any Bankruptcy Proceeding or under the Bankruptcy Code, and no Agent will have any duty to disclose or will be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
(c)Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them will be vested exclusively in, and all actions and proceedings in equity or at law in connection with such enforcement will be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with the Credit Documents for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing will not prohibit (i) each of the Administrative Agent and the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Credit Documents, (ii) each Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Credit Documents, (iii) any Lender from exercising setoff rights in accordance with Section

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10.4 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; provided further that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Credit Documents, then (A) the Required Lenders will have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.1 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.4, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.4    Delegation of Rights and Duties. Each of the Administrative Agent and the Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Credit Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person will benefit from this Section 9 to the extent provided by such Agent.
9.5    Reliance and Liability.
(a)Each of the Administrative Agent and the Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.6, (ii) rely on the Register to the extent set forth in Section 10.6,
(iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b)None of the Administrative Agent, the Collateral Agent and their respective Related Persons will be liable for any action taken or omitted to be taken by any of them under or in connection with any Credit Document, and each Secured Party, the Borrower and each other Credit Party hereby waive and will not assert (and the Borrower will cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, neither the Administrative Agent nor the Collateral Agent:
(i)will be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders, the Required Revolving Lenders or the Required Delayed Draw Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of such Agent, when acting on behalf of such Agent);
(ii)will be responsible to any Lender, Issuing Bank or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document;
(iii)(x) makes any warranty or representation, or will be responsible, to any Lender, Issuing Bank or other Person for (A) any statement, document, information, including any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial

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condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, (B) any representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection herewith or with any Credit Document or any transaction contemplated herein or therein or any other document, certificate or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Credit Document to be transmitted to the Lenders) omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Credit Documents, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence of any Default, (D) the execution, effectiveness, genuineness, validity, enforceability, collectability, sufficiency or genuineness hereof or of any Credit Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 3 or elsewhere in any Credit Document and (y) and, for each of the items set forth in clauses (x) hereof, each Lender and Issuing Bank hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent or the Collateral Agent based thereon; and
(iv)will have any duty to ascertain or to inquire as to the performance or observance of any provision of any Credit Document, whether any condition set forth in any Credit Document is satisfied or waived, as to the financial condition of any Credit Party or as to the occurrence or continuation or possible occurrence or continuation of any Default or Event of Default or will be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender or Issuing Bank describing such Default or Event of Default clearly labeled “notice of default” (in which case such Agent will promptly give notice of such receipt to all Lenders).
(c)Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Credit Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent will be liable for any action taken or not taken by any such service provider.
9.6    Agent Individually. Each of the Administrative Agent and the Collateral Agent and their Affiliates may make loans and other extensions of credit to, acquire Capital Stock of, engage in any kind of business, including but not limited to any type of financial advisory business, with any Credit Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent, the Collateral Agent or any of their respective Affiliates makes any Loan or otherwise becomes a Lender hereunder, it will have and may exercise the same rights and powers hereunder and will be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Required Lender,” “Required Revolving Lender,” “Required Delayed Draw Lender” and any similar terms will, except where otherwise expressly provided in any Credit Document, include such Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, Required Revolving Lenders or Required Delayed Draw Lenders, respectively.

9.7    Lender Credit Decision.
(a)Each Lender and Issuing Bank acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lender or Issuing Bank or any of their Related Persons or upon any document solely or in part because such document was transmitted by such Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in

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connection with entering into, and taking or not taking any action under, any Credit Document or with respect to any transaction contemplated in any Credit Document, in each case based on such documents and information as it will deem appropriate. Each Lender further represents and warrants that it has reviewed the confidential information memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Except for documents expressly required by any Credit Document to be transmitted by the Administrative Agent or the Collateral Agent to the Lenders or Issuing Banks, no such Agent will have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of such Agent or any of its Related Persons.
(b)If any Lender or Issuing Bank has elected to abstain from receiving Nonpublic Information concerning the Credit Parties or their Affiliates, such Lender or Issuing Bank acknowledges that, notwithstanding such election, the Administrative Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain Nonpublic Information) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain Nonpublic Information) in accordance with such Lender’s compliance policies and contractual obligations and applicable Law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or Issuing Bank hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Administrative Agent and the Credit Parties upon request therefor by the Administrative Agent or the Credit Parties. Notwithstanding such Lender’s or Issuing Bank’s election to abstain from receiving material non-public information, such Lender or Issuing Bank acknowledges that if such Lender or Issuing Bank chooses to communicate with the Administrative Agent, it assumes the risk of receiving Nonpublic Information concerning the Credit Parties or their Affiliates. In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
(c)Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan, will be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.
9.8    Expenses; Indemnities; Withholding.
(a)Each Lender agrees to reimburse the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Credit Document.

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(b)Each Lender further agrees to indemnify the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, in proportion to its Pro Rata Share, from and against Liabilities (including, to the extent not indemnified pursuant to Section 9.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against such Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Credit Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Persons under or with respect to any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY
AGENT OR RELATED PERSON); provided, however, that no Lender will be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Persons to the extent such liability has resulted solely and directly for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements which have resulted from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. No Lender shall be liable under this Section or otherwise for any failure of another Lender to satisfy such other Lender’s obligations under the Credit Documents.
(c)To the extent required by any applicable law, the Administrative Agent and the Collateral Agent may withhold from any payment to any Lender under a Credit Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that such Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify such Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or such Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender will promptly indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by such Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Each of the Administrative Agent and the Collateral Agent may offset against any payment to any Lender under a Credit Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which such Agent is entitled to indemnification from such Lender under this Section 9.8(c).
9.9        Resignation of Administrative Agent, Collateral Agent or Issuing Bank.
(a)Each of the Administrative Agent and the Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice will be effective, in accordance with the terms of this Section 9.9. If such Agent delivers any such notice, the Required Lenders will have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the continuation of an Event of Default under Section 8.1(a), (f) or (g), to appoint a successor Administrative Agent or Collateral Agent, as applicable. The Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not),
(ii) the appointment of a successor Administrative Agent by the Required Lenders or (iii) such other date,

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if any, agreed to by the Required Lenders. If, after 30 days after the date of such retiring Agent’s notice of resignation, no successor Administrative Agent or Collateral Agent, as applicable, has been appointed by the Required Lenders that has accepted such appointment, then such retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, from among the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000. Each appointment under this clause (a) will be subject to the prior consent of the Borrower, which will not be unreasonably withheld but will not be required during the continuance of an Event of Default.
(b)Effective immediately upon its resignation, (i) any retiring Administrative Agent or Collateral Agent will be discharged from its duties and obligations under the Credit Documents, (ii) the Lenders will assume and perform all of the duties of such Agent until a successor Administrative Agent or Collateral Agent, as applicable, will have accepted a valid appointment hereunder, (iii) such retiring Agent and its Related Persons will no longer have the benefit of any provision of any Credit Document as Administrative Agent or Collateral Agent, as applicable, other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents and (iv) subject to its rights under Section 9.3, such retiring Agent will take such action as may be reasonably necessary to assign to the applicable successor Administrative Agent or Collateral Agent its rights as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9 and Sections 10.2, 10.3, 10.4, 10.10, 10.14, 10.15, and 10.16 will inure to its benefit, its sub-agents and their respective affiliates benefit as to any actions taken or omitted to be taken by any of them while it was Administrative Agent or Collateral Agent hereunder. Effective immediately upon the acceptance of a valid appointment as Administrative Agent or Collateral Agent by a successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent will succeed to, and become vested with, all the rights, powers, privileges and duties of such retiring Agent under the Credit Documents and the retiring Administrative Agent or Collateral Agent will promptly (A) transfer to its successor all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (B) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the security interests created under the Collateral Documents.
(c)Any Issuing Bank may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice will be effective. Upon such resignation, the applicable Issuing Bank will remain an Issuing Bank and will retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Agreement Obligation thereof) with respect to Letters of Credit Issued by such Issuing Bank prior to the date of such resignation and will otherwise be discharged from all other duties and obligations under the Credit Documents.

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9.10    Release of Collateral or Guarantors(a)    .
(a)Each Lender and Issuing Bank hereby consents to the release and hereby directs the Administrative Agent and the Collateral Agent to release (or, in the case of clause (iii)(B) below, release or subordinate) the following:
(i)any Guarantor from its guaranty of any Obligation pursuant to Section
7.11 or if such Guarantor ceases to be a Subsidiary (including as a result of its designation as an Unrestricted Subsidiary in accordance with the terms of this Agreement), and such Guarantor will be automatically released from its Obligations thereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Incremental Equivalent Debt, any Permitted Ratio Debt, any Credit Agreement Refinancing Indebtedness, any Material Indebtedness that is Junior Financing or any Permitted Refinancing in respect of any of the foregoing;
(ii)any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Guarantor upon the release of such Guarantor from its guaranty pursuant to clause (i) above; and
(iii)any Lien held by the Collateral Agent for the benefit of the Secured Parties against (A) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Credit Documents (including pursuant to a valid waiver or consent and including assets and equity interests sold, transferred, conveyed, disposed of and/or contributed as part of the Potential Transfers and which, in case of the Potential Transfers, shall be automatically released),
(B) any property subject to a Lien permitted hereunder in reliance upon Section 6.1(d) and (C) all of the Collateral and all Credit Parties, upon (1) termination of the Revolving Credit Commitments, (2) payment and satisfaction in full of all Loans, all obligations to reimburse the Issuing Banks for drawings honored under Letters of Credit, all other Obligations under the Credit Documents (excluding contingent obligations as to which no claim has been asserted) and all Obligations arising under Secured Rate Contracts and Bank Product Agreements that the Administrative Agent has theretofore been notified in writing by the holder of such Obligations are then due and payable, (3) deposit of Cash Collateral with respect to all contingent Obligations (or, as an alternative to Cash Collateral, in the case of any Letter of Credit Obligation, receipt by the Administrative Agent of a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent, the applicable Issuing Bank and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than obligations to reimburse the Issuing Banks for drawings honored under Letters of Credit) as to which no claim has been asserted), and, in the case of this clause (3), the Collateral Documents, the guarantees made herein, the Liens and all other security interests granted thereunder will automatically terminate, and (4) to the extent requested by the Administrative Agent, receipt by the Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to the Administrative Agent.
(b)Each Lender and Issuing Bank hereby directs the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10, subject to receipt by the Administrative Agent of a certification of the

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Borrower as to such matters as are reasonably required by the Administrative Agent. To the extent any Collateral is disposed of as permitted by this Section to any Person other than a Credit Party, such Collateral will be sold or disposed of free and clear of Liens created by the Credit Documents and the Administrative Agent will be authorized to take any actions deemed appropriate in order to effect the foregoing.
(c)In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent (at the direction of the Required Lenders) or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders will otherwise agree in writing), at the direction of the Required Lenders, will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code). Any release of guarantee obligations will be deemed subject to the provision that such guarantee obligations will be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby will be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Collateral Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor will the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    [Reserved].
9.12    Sole Lead Arranger and Sole Bookrunner . Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, none of the Sole Lead Arranger and Sole Bookrunner will have any duties or responsibilities, nor will any of such Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Agreement or any other Credit Document or otherwise exist against any of such Agents.
9.13    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In the case of pendency of any proceeding under any Bankruptcy Proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent will have made any demand on the Borrower) will be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

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(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2, Section 10.2 and Section 10.3) allowed in such judicial proceeding; and
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.14    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds

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Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment,
(y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).
(c)Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment

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Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.
(e)The parties hereto agree that (x) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Credit Party for the purpose of satisfying an Obligation and (y) nothing in this Section 9.14 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the

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repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

SECTION 10. MISCELLANEOUS
10.1    Notices.
(a)Addresses. All notices and other communications required or expressly authorized to be made by this Agreement will be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Appendix B or otherwise indicated to the Borrower and the Administrative Agent in writing, (ii) posted to the Platform (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting), (iii) posted to any other E-System approved by or set up by or at the direction of the Administrative Agent or (iv) addressed to such other address as will be notified in writing (A) in the case of the Borrower, the Administrative Agent and the Collateral Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower, the Administrative Agent and the Collateral Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent will be effective only (1) for notices where such transmission is specifically authorized by this Agreement, (2) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower, and (3) if receipt of such transmission is acknowledged by the Administrative Agent.
(b)Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement will be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to this Section 10.1 will be effective until received by the Administrative Agent.
(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System will constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Credit Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.
(c)Each Lender will notify the Administrative Agent and the Collateral Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent will reasonably request.
(d)Electronic Transmissions.
(i)Authorization. Subject to the provisions of Section 10.1(a), each of the Administrative Agent, the Collateral Agent, the Lenders, each Credit Party and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make

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or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(ii)Signatures. Subject to the provisions of Section 10.1(a), (i) (A) no posting to any E-System will be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting will be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting will be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Credit Document, any applicable provision of any applicable UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and will be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Administrative Agent, the Collateral Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature will, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Law requiring certain documents to be in writing or signed; provided, however, that nothing herein will limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(iii)Separate Agreements. All uses of an E-System will be governed by and subject to, in addition to Section 10.1, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Administrative Agent and Credit Parties in connection with the use of such E-System.
(iv)LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS WILL BE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY (WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN CONTRACT, TORT OR OTHERWISE)) FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. The Borrower, each other Credit

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Party executing this Agreement and each Secured Party agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
(e)Each Credit Party agrees that the Administrative Agent may make the communications described in clause (a) above available to the other Agents, the Lenders or the Issuing Banks by posting such communications on any Platform.
(f)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Nonpublic Information with respect to the Borrower, the Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2    Expenses. The Borrower agrees to pay promptly, in each case for which an invoice has been delivered to the Borrower, (a) if the Closing Date occurs, all actual, reasonable and documented in reasonable detail out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and the Issuing Banks in the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto (limited, in the case of legal fees and expenses, to the fees, expenses and disbursements of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) to such Persons taken as a whole); (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties; (c) the actual, reasonable and documented in reasonable detail out-of-pocket fees, expenses and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Sole Lead Arranger in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower, limited to fees, expenses and disbursements of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions); (d) all the actual documented out-of-pocket costs and reasonable expenses of creating, perfecting and recording Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and actual, reasonable documented out-of-pocket fees, expenses and disbursements of counsel to each of the Administrative Agent and the Collateral Agent and of counsel providing any opinions that the Administrative Agent and the Collateral Agent or the Required Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) [Reserved]; (f) all the actual, reasonable documented out-of-pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual, reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence and during the continuance of an Event of Default, all actual, documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, costs of settlement and fees, expenses and

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disbursements of any appraisers, consultants and other advisors incurred by any Agent, any Issuing Bank and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or preservation of any right or remedy under any Credit Document or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings, limited, in the case of legal fees and expenses, to fees, disbursements and expenses of one counsel to the Agents, Issuing Banks and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the event of an actual or potential conflict of interest between any Agent and the Lenders, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole)). For the avoidance of doubt, this Section 10.2 will not apply with respect to Taxes other than as set forth in clause (d) above and any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.3    Indemnity; Certain Waivers.
(a)Indemnity. In addition to the payment of expenses pursuant to Section 10.2, each Credit Party agrees to indemnify, pay and hold harmless, each Agent, each Issuing Bank, each Lender and each of their respective Related Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that no Credit Party will have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from (A) the bad faith, gross negligence or willful misconduct of that Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable order or (B) any material breach of the obligations of that Indemnitee or its Related Persons under this Agreement or any other Credit Document as determined by a court of competent jurisdiction in a final non-appealable order or
(ii) relate to any dispute solely among Indemnitees other than (A) claims against an Agent, in its capacity as such or in fulfilling its role as an Agent, and (B) claims arising out of any act or omission on the part of any Credit Party or any Subsidiary or Affiliates; provided further that the Credit Parties, taken as a whole, shall be responsible hereunder for the fees and expenses of only one counsel for each similarly situated group of affected Indemnitees in connection with indemnification claims arising out of the same facts or circumstances and, if reasonably necessary or advisable in the judgment of the Agents, a single regulatory counsel in each applicable specialty and a single local or foreign counsel to the Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional primary counsel, one additional regulatory counsel in each applicable specialty and one additional local or foreign counsel in each applicable jurisdiction, in each case, to each similarly situated group of affected Indemnitees. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The Credit Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed, the Credit Parties will not enter into any settlement of a claim in respect of which indemnification could have been sought by an Indemnitee under this Section 10.3(a) unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Indemnitees which could have sought indemnification with respect to such claim under this Section 10.3(a). This Section 10.3 will not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b)To the extent that the Credit Parties fail to indefeasibly pay any amount required to be paid by them to the Agents or the Issuing Banks under Sections 10.3(a) in accordance with Section 9.8(b), each Lender severally agrees to pay to the applicable Agent or the applicable Issuing Bank such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity will be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed claim was incurred by or asserted against any of the Agents or the Issuing Banks in its capacity as such.
(c)No Indemnitee will be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform) and neither any Indemnitee nor any Credit Party (or any of their respective directors, officers, employees, controlling Persons, controlled affiliates or agents) will be liable for any indirect, special, punitive or consequential damages in connection with the Transactions, this Agreement or any other Credit Document (including the Facilities and the use of proceeds hereunder), or with respect to any activities or other transactions related to the Facilities; provided that nothing contained in this sentence limits the Credit Parties’ indemnity and reimbursement obligations to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
10.4    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender will have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder will have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, nothing contained in this Section 10.4 shall provide any Lender with any recourse against Excluded Assets (as defined in the Pledge and Security Agreement).
10.5    Amendments and Waivers.
(a)Required Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will in any event be effective without the written concurrence of the Required Lenders, except (A) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement (i) to cure any ambiguity, omission, defect or inconsistency, provided that no such amendment will become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing within such five (5) Business Day period, (ii) to enter into additional or supplemental Collateral Documents and (iii) to release Collateral or Guarantors in accordance with Section 9 of this Agreement and the Collateral Documents, (B) the Agency Fee Letter may be amended by the parties thereto without the consent of any other Person, (C) unless otherwise expressly provided

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herein, only the consent of the Borrower and the Required Revolving Lenders shall be necessary with respect to any Superpriority Revolver Specific Amendments, and no such amendment, modification, termination, waiver or consent shall require the written concurrence of any party other than the Borrower and the Required Revolving Lenders, except that the Joint Voting Amendments shall require the written concurrence of the Borrower, the Required Lenders and the Required Revolving Lenders (the “Superpriority Revolver Enhanced Voting Rights”) and (D) any amendment, modification, termination, waiver or consent made in compliance with Section 10.5(b) or Section 10.5(c), as the case may be, shall require the written concurrence of the Borrower and the parties specified in Section 10.5(b) or Section 10.5(c), respectively.
(b)Affected Lenders’ Consent.    No amendment, modification, termination, or consent will be effective if the effect thereof would:
(i)extend the scheduled final maturity date of any Loan of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default will constitute an extension of a final maturity date;
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment or mandatory prepayment, which will be governed by Section 10.5(a)) of any Loan held by any Lender pursuant to Section 2.12 without the written consent of such Lender;
(iii)extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date without the written consent of the applicable Issuing Bank (it being acknowledged and agreed that each Issuing Bank may agree to extend such stated expiration date in connection with an Extension under Section 10.5(g));
(iv)reduce the rate of interest on any Loan held by any Lender (other than
(A) any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10 and (B) any amendments pursuant to Section 2.18(b)) or any fee payable to a Lender under this Agreement without the written consent of such Lender;
(v)extend the time for payment of any such interest, fees or reimbursement obligation in respect of any Letter of Credit without the written consent of all the Lenders directly affected thereby (it being understood that the waiver of any mandatory prepayment will not constitute an extension of any time for payment of interest or fees);
(vi)reduce the principal amount of any Loan held by a Lender without the written consent of such Lender or reduce any reimbursement obligation in respect of any Letter of Credit without the written consent of the applicable Issuing Bank to which such reimbursement obligation is payable;
(vii)amend, modify, terminate or waive any provision of Section 10.5(a), this Section 10.5(b) or Section 10.5(c) without the written consent of all Lenders and, as applicable, all Issuing Banks;

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(viii)amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of all Lenders, amend the definition of “Required Revolving Lenders” without the written consent of all Revolving Lenders or amend the definition of “Required Delayed Draw Lenders” without the written consent of all Lenders holding Delayed Draw Term Loan Commitments; provided that, with the consent of the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Pro Rata Share” on substantially the same basis as the Closing Date Initial Term Loan Commitments, the Initial Term Loans, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date; provided further that such definitions may also be amended in furtherance of any amendment permitted by another subsection of this Section 10.5(b) with the consent of such Persons as are required by such subsection;
(ix)amend, modify, terminate or waive any provision of Section 10.6(j) without the written consent of all Lenders;
(x)release, or subordinate the Collateral Agent’s Liens on, all or substantially all of the Collateral or release all or substantially all of the Guarantors from the Guaranty, except as expressly provided in this Agreement or any of the Collateral Documents, in each case, as of the Closing Date, or in connection with securing additional secured obligations equally and ratably with the other Obligations in accordance with the Credit Documents, without the written consent of all Lenders;
(xi)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document without the written consent of all Lenders;
(xii)extend or increase any (A) Commitments of any Lender without the written consent of such Lender or (B) Specified Letter of Credit Commitment of any Issuing Bank without the written consent of such Issuing Bank;
(xiii)subordinate the Obligations under the Credit Documents to any other Indebtedness without the written consent of all Lenders; or
(xiv)amend or modify the definition of “Secured Swap Provider”, “Obligations”, “Secured Rate Contracts”, “Bank Products” and “Bank Product Provider”, in each case, in a manner materially adverse to any Secured Swap Provider or Bank Product Provider (as applicable) holding outstanding Obligations under Secured Rate Contracts or Bank Products (as applicable) at such time without the written consent of such Person;
provided that (1) any change to the definition of Total Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest and the agreement, consent or waiver by the Required Initial Term Loan Lenders of interest (including any increase in the rate thereof pursuant to Section 2.10) as set forth in the paragraph immediately succeeding the applicable table in the definition of “Applicable Margin” in Section 1.1 shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees, (2) [reserved], (3) the Required Lenders may waive any increase in the interest rate applicable to any Loan or other Obligation pursuant to Section 2.10, (4) [reserved] and (5) the Required Initial Term Loan Lenders may waive any such increase as provided in the immediately preceding clause (1).

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(c)Other Consents. No amendment, waiver or consent will, unless in writing and signed by the Administrative Agent, the Collateral Agent or the Issuing Banks, as the case may be, in addition to the Required Lenders, Required Revolving Lenders, Required Delayed Draw Lenders or all Lenders directly affected thereby, as the case may be (or by Administrative Agent with the consent of the Required Lenders, the Required Revolving Lenders, the Required Delayed Draw Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Banks, as applicable, in its capacity as such, under this Agreement or any other Credit Document. Further, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will:
(i)increase or extend any Term Loan Commitment or Revolving Credit Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that (A) no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default will constitute an increase in or extension of any Commitment of any Lender and (B) any change to the definition of Total Net Leverage Ratio or in the component definitions thereof shall not constitute an increase or extension of any Term Loan Commitment and the agreement, consent or waiver by the Required Initial Term Loan Lenders of interest as set forth in the paragraph immediately succeeding the applicable table in the definition of “Applicable Margin” in Section 1.1 shall not constitute an increase or extension of any Term Loan Commitment;
(ii)[reserved];
(iii)alter the required application of any repayments or prepayments (including payments made from proceeds of Collateral) as between Classes pursuant to Section 2.15 or Section 8.3 or modify Section 2.17 without the consent of all Lenders; provided that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
(iv)amend, modify, terminate or waive any obligation of the Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of the Administrative Agent and of the Issuing Banks and the Required Revolving Lenders;
(v)amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or
(vi)amend, waive or otherwise modify any provision of the paragraph immediately succeeding the table in the definition of “Applicable Margin” that is applicable to Initial Term Loans in Section 1.1 without the consent of the Required Initial Term Loan Lenders; or

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(vii)amend, modify or waive any condition precedent set forth in Section 3.2(a) or (c) with respect to making Delayed Draw Term Loans without the consent of the Required Delayed Draw Lenders.
(d)Execution of Amendments, etc. The Administrative Agent may, but will have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case will entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 will be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit will not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or any other Credit Party in any case will entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances.
(e)Intercreditor Agreements and Subordination Agreements. Notwithstanding anything to the contrary in this Agreement, no Lender consent is required to enter into, amend or supplement any Pari Passu Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Subordination Agreement, in any such case that is (i) for the purpose of adding the holders of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or Subordinated Debt (or a Debt Representative with respect thereto), as applicable, permitted hereunder as parties thereto (regardless of whether also constituting Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt or other category of Indebtedness hereunder), as expressly contemplated by the terms of such Pari Passu Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such Subordination Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as determined by the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) expressly contemplated by any Pari Passu Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Subordination Agreement.
(f)Additional Amendments Provisions.
(i)Nothing herein will be deemed to prohibit an amendment and/or amendment and restatement of this Agreement consented to by the Required Lenders, the Borrower and the Administrative Agent (A) to add one or more additional credit facilities to this Agreement (it being understood that no Lender will have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (B) to effect the amendments contemplated by the proviso in Section 10.5(b)(viii) and such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to provide for such additional credit facility.
(ii)In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the

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Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or exchange of all outstanding Term Loans of any tranche (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans will not exceed the aggregate principal amount of such Refinanced Term Loans plus any interest, premium or other amount due with respect to such Refinanced Term Loans, (B) the scheduled final maturity of such Replacement Term Loans will not be sooner than the scheduled final maturity of such Refinanced Term Loans at the time of such refinancing, (C) the Weighted Average Life to Maturity of such Replacement Term Loans will not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing, and (D) the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) are no more favorable to the lenders providing such Replacement Term Loans than, those applicable to the Initial Term Loans; provided that this clause (D) will not apply to (1) interest rate, fees, funding discounts and other pricing terms, (2) redemption, prepayment or other premiums, (3) optional prepayment terms, and (4) covenants and other terms that are (x) applied to the Term Loans existing at the time of incurrence of such Replacement Term Loans (so that existing Lenders also receive the benefit of such provisions) and/or (y) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further, a certificate of the Borrower delivered to the Administrative Agent at least four
(4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
(g)Extension.
(i)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date or all Lenders having Revolving Credit Commitments with a like commitment termination date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such respective Term Loans or amounts of Revolving Credit Commitments) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date and/or commitment termination of each such Lender’s Term Loans and/or Revolving Credit Commitments of such class, and, subject to the terms hereof, otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension;” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit

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Commitments (in each case not so extended), being a separate “tranche”), so long as the following terms are satisfied:
(A)no Default or Event of Default will have occurred and be continuing at the time the Extension Offer is delivered to the Lenders or at the time of such Extension;
(B)except as to interest rates, fees and final commitment termination date (which will be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the applicable Lenders), the Revolving Credit Commitment of any Lender that agrees to an Extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”) and the related outstandings will be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders holding Revolving Credit Commitments) as the original Revolving Credit Commitments (and related outstandings); provided that (1) the borrowing and payments (except for (x) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (y) repayments required upon the commitment termination date of the non-extending tranche of Revolving Credit Commitments and (z) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date will be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to Section 10.5(c), all Letters of Credit will be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments (including Extended Revolving Credit Commitments) in accordance with their percentage of the Revolving Credit Commitments, (3) assignments and participations of Extended Revolving Credit Commitments and related Revolving Loans will be governed by the same assignment and participation provisions applicable to the other Revolving Credit Commitments and Revolving Loans and (4) at no time will there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any existing Revolving Credit Commitments) which have more than two (2) different maturity dates;
(C)except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which will, subject to the immediately succeeding clauses (D), (E) and (F), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Term Lenders), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans owed to it (an “Extended Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) will have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein or other provisions contained therein applicable only to periods after the then Latest Term Loan Maturity Date);

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(D)the final maturity date of any Extended Term Loans will be no earlier than the Latest Term Loan Maturity Date of the Term Loans extended thereby;
(E)the Weighted Average Life to Maturity of any Extended Term Loans will be no shorter than the Weighted Average Life to Maturity of the Term Loans extended thereby;
(F)any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis except for prepayments with the proceeds of Credit Agreement Refinancing Indebtedness and in respect of an earlier maturing tranche) with non-extending tranches of Term Loans in any mandatory prepayments hereunder, in each case as specified in the respective Extension Offer;
(G)there will be no more than three (3) Extended Term Loan tranches at any time during the term of this Agreement; and
(ii)if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof) or Revolving Credit Commitments in respect of which a Lender will have accepted the relevant Extension Offer will exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments of such Lender will be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Lender have accepted such Extension Offer. With respect to all Extensions consummated by the Borrower pursuant to this Section, (A) such Extensions will not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.13 or 2.14 and (B) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.
(iii)No consent of any Lender, any Issuing Bank, the Collateral Agent or the Administrative Agent will be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the Issuing Banks. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof will be Obligations under this Agreement and the other Credit Documents and secured by the same Liens on the Collateral that secure all other applicable Obligations. The Lenders hereby irrevocably authorize the Administrative

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Agent and the Collateral Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower (on behalf of all Credit Parties) as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans or Revolving Credit Commitments so extended and such technical amendments as may be necessary in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section (any such amendment, an “Extension Amendment”). In addition, if so provided in such amendment and with the consent of the Issuing Banks, participations in Letters of Credit expiring on or after the applicable commitment termination date will be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests will, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests will be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties will (at their expense) amend (and the Collateral Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date referenced therein is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Collateral Agent). The Administrative Agent will promptly notify each Lender of the effectiveness of each such Extension Amendment.
(iv)In connection with any Extension, the Borrower will provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and will agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 10.5(g). This Section 10.5(g) will supersede any provisions of this Section 10.5 or Section 2.17 or 10.4 to the contrary
10.6    Successors and Assigns; Participations.
(a)Generally. This Agreement will be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all of the Lenders. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. Each Credit Party, the Administrative Agent and the Lenders will deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan (whether or not evidenced by a Note) will be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).

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Each assignment will be recorded in the Register on the Business Day the Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof will be provided to the Borrower and a copy of such Assignment Agreement will be maintained. The date of such recordation of a transfer will be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender will be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)Right to Assign. Each Lender will have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that, pro rata assignments will not be required, but each such assignment will be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitment, provided, further, that Delayed Draw Term Loan Commitments and any Delayed Draw Term Loans may be assigned independently):
(i)to any Person meeting the criteria of clause (a) or clause (c) of the definition of “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent and, for any assignment of Revolving Credit Commitments and/or Revolving Loans, consented to by each of the Issuing Banks (such consent not to be unreasonably withheld or delayed); and
(ii)to any Person meeting the criteria of clause (b) of the definition of “Eligible Assignee” and consented to by each of the Borrower and the Administrative Agent and, for any assignment of Revolving Credit Commitments and/or Revolving Loans, the Issuing Banks (each such consent not to be (A) unreasonably withheld, delayed or conditioned and (B) in the case of the Borrower, required at any time an Event of Default will have occurred and then be continuing under Section 8.1(a), (f) or (g)); provided that (1) the Borrower’s refusal to accept an assignment to a Disqualified Lender will be deemed to be reasonable and (2) the Borrower will be deemed to have consented to any such assignment (other than to an assignment to a Disqualified Lender) unless it will object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided further that each such assignment pursuant to this Section 10.6(c)(ii) will be in an aggregate amount of not less than (x) $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as will constitute the aggregate amount of the Revolving Credit Commitments and Revolving Loans or Delayed Draw Term Loan Commitments, as the case may be, of the assigning Lender) with respect to the assignment of the Revolving Credit Commitments and Revolving Loans or Delayed Draw Term Loan Commitments and (y) $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as will constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.
Notwithstanding the foregoing, no assignment may be made (A) to a Natural Person or (B) to a Disqualified Lender and, to the extent that any assignment of any Loan and/or related Commitment is purported to be made to a Disqualified Lender, such Disqualified Lender shall be required immediately (and in any event within five (5) Business Days) to assign all Loans and Commitments then owned by such Disqualified Lender to another Lender (other than a Defaulting Lender), Eligible Assignee or, subject to Section 10.6(j), the Borrower at a purchase price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans or Commitments, in

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each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence).
(d)Mechanics. Assignments and assumptions of Loans and Commitments will only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement and will be effective as of the applicable Assignment Effective Date. In connection with all assignments there will be delivered to the Administrative Agent such forms, certificates or other evidence, if any, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(f), together with payment to the Administrative Agent of a registration and processing fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(e)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) (A) it is an Eligible Assignee and (B) it is not a Disqualified Lender, it being acknowledged by the Credit Parties, the Lenders and the other Secured Parties that the Administrative Agent will be entitled to rely on such representations and warranties set forth in this clause (i) without any diligence in respect to the accuracy of such representations and warranties and any breach of such representations and warranties by such Lender will not give rise to any liability on the part of the Administrative Agent; and (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be.
(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder will have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and will thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder will, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender will cease to be a party hereto on the Assignment Effective Date; provided that anything contained in any of the Credit Documents to the contrary notwithstanding, (A) the Issuing Banks will continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (B) such assigning Lender will continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments will be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender will, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower will issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Credit Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses (b) through (f) will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (g).
(g)Participations. Each Lender will have the right at any time to sell one or more participations to any Person (other than to a Disqualified Lender) in all or any part of its Commitments,

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Loans or in any other Obligation; provided that (i) the Administrative Agent may provide a list of Disqualified Lenders to any Lender upon the request of such Lender pursuant to Section 2.7(c) and (ii) with respect to any participation by a Lender to a Disqualified Lender or, to the extent the Borrower’s consent is required under this Section 10.6, to any other Person, such participation will not be rendered void as a result but the Borrower shall be entitled to pursue any remedy available to them (whether at law or in equity, but excluding specific performance to unwind such participation) against the Lender and such Disqualified Lender, but in no case shall the Borrower or any other Person be entitled to pursue any remedy against the Administrative Agent. The holder of any such participation, other than an Affiliate of the Lender granting such participation, will not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment will not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan will be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder or release all or substantially all of the guarantees in which such participant is participating. The Borrower agrees that each participant will be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (1) the participant agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c),
(2) a participant will not be entitled to receive any greater payment under Sections 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent to the participant and (3) a participant that would be a Non-U.S. Lender if it were a Lender will not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.20 as though it were a Lender (it being understood that the documentation required under Section 2.20(f) or Section 2.20(g) will be delivered to the participant). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 2.21 and 2.23 with respect to any participant. To the extent permitted by law, each participant also will be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, will maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans and Commitments (each, a “Participant Register”). The entries in the Participant Register will be conclusive absent manifest error, and such Lender, the Borrower and the Administrative Agent will treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such Loans and Commitments for all purposes of this Agreement, notwithstanding any notice to the contrary. No Lender will have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

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(h)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or any central bank; provided that no Lender, as between the Borrower and such Lender, will be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event will the applicable Federal Reserve Bank, central bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Issuing Bank, the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)[Reserved].
(j)Any Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, assign all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to the Borrower or any Subsidiary through
(x) Dutch auctions open to all Lenders in accordance with procedures of the type described in Section 2.25 or (y) privately negotiated transactions or open market purchase on a non-pro rata basis, in each case subject to the following limitations; provided that:
(i)(A) if the assignee is a Subsidiary, upon such assignment, transfer or contribution, the applicable assignee will automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (B) if the assignee is the Borrower (including through contribution or transfers set forth in clause (A)), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower will be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (2) the aggregate outstanding principal amount of Term Loans will reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (3) the Borrower will promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, will reflect the cancellation of the applicable Term Loans in the Register; and
(ii)purchases of Term Loans pursuant to this subsection (j) may not be funded with the proceeds of Revolving Loans.
(k)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein will constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender will be obligated to

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make such Loan pursuant to the terms hereof; provided further that nothing herein will make the SPC a “Lender” for the purposes of this Agreement, obligate the Borrower or any other Credit Party or the Administrative Agent to deal with such SPC directly, obligate the Borrower or any other Credit Party in any manner to any greater extent than it was obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Credit Parties and the Administrative Agent will be entitled to deal solely with, and obtain good discharge from, the Granting Lender and will not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Credit Document. The making of a Loan by an SPC hereunder will utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC will be liable for any indemnity or similar payment obligation under this Agreement (all liability for which will remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement will survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.06(k), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(l)Electronic Signatures, Etc. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.7    Independence of Covenants; Interpretation. All covenants hereunder will be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant will not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Any dispute regarding the occurrence or continuance of a Default or Event of Default will be resolved by the Borrower and the Required Lenders (or Administrative Agent), and no Person other than the Required Lenders (or the Administrative Agent) will assert that a Default or Event of Default will have occurred and be continuing. Any Default or Event of Default that has been cured (including by means of delivery or performance of an obligation after the date by which such delivery or performance was due) or waived will be deemed to no longer be continuing.

10.8    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein will survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18, 2.19, 2.20, 10.2, 10.3, 10.14, 10.15 and 10.16 and the agreements of the Lenders set forth in Sections 2.17, 9.5, 9.6 and 9.8 will survive the termination of all Commitments, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof, and the payment in full of all other Obligations.

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10.9    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and will be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Rate Contracts or any of the Bank Product Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder will not impair any such right, power or remedy or be construed to be a waiver thereof, nor will it preclude the further exercise of any such right, power or remedy.

10.10    Marshalling; Payments Set Aside. No Agent or any Lender will be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law, any equitable cause or any intercreditor arrangement contemplated hereunder, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, will be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11    Severability. In case any provision in or obligation hereunder or any Note will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.
10.12    Obligations Several; Independent Nature of the Lenders’ Rights.
(a)The obligations of the Lenders hereunder are several and no Lender will be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, will be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender will be a separate and independent debt, and each Lender will be entitled to protect and enforce its rights arising out hereof and it will not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
(b)Each Lender acknowledges and agrees that it will act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders will direct the Administrative Agent with respect to the exercise of rights and remedies hereunder (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies will not be exercised other than through the Administrative Agent.

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10.13    Headings. Section headings herein are included herein for convenience of reference only and will not constitute a part hereof for any other purpose or be given any substantive effect.
10.14    Applicable Law. This Agreement and the rights and obligations of the parties hereunder will be governed by, and will be construed and enforced in accordance with, the laws of the State of New York.
10.15    Consent to Jurisdiction. All judicial proceedings brought against any Credit Party arising out of or relating hereto or any other Credit Document, or any of the Obligations, will be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Credit Party, for itself and in connection with its properties, irrevocably
(a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Credit Party at its address provided in accordance with Section 10.1; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Credit Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction.
10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

10.17    Confidentiality; Tombstones; Etc.
(a)Confidentiality. Each Agent, each Issuing Bank and each Lender will (i) not furnish any Nonpublic Information identified as such by the Borrower to any other Person and (ii) treat all Nonpublic Information with the same degree of care as it treats its own confidential information, it being understood and agreed by the Borrower that, in any event, an Agent, an Issuing Bank or a Lender may make (A) disclosures of such information to creditors of any such Lender, Affiliates or Approved Funds of such Agent, such Issuing Bank or such Lender, to their and such Affiliates’ and Approved Funds’ shareholders, officers, directors, employees, legal counsel, independent auditors and other experts, advisors or agents who need to know such information in connection with the transactions contemplated hereby, are informed of the confidential nature of such information and are instructed to keep such information confidential (and to other Persons authorized by an Agent, Issuing Bank or Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) other than any Disqualified Lender, (B) disclosure to any rating agency when required by it, (C) disclosures required or requested by any Governmental Authority (including periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange Commission) or self-regulatory authority or representative thereof or by the

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NAIC or pursuant to legal or judicial process, including in connection with assignments or pledges made pursuant to Section 10.6(h); provided that, unless specifically prohibited by applicable law, court order or any Governmental Authority or representative thereof, each Agent, each Issuing Bank and each Lender will notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent, such Issuing Bank or such Lender by such Governmental Authority or representative thereof or self-regulatory authority, any such request pursuant to the Right to Financial Privacy Act of 1978 or periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange Commission) for disclosure of any such Nonpublic Information prior to disclosure of such information, (D) disclosures in connection with the enforcement of its rights under any Credit Document, (E) disclosures to any other party to this Agreement, (F) disclosures to an actual or prospective assignee, participant or investor in such Agent or such Lender (including in a financing, separate account or comingled fund of such Agent or such Lender) or an SPC (provided that such assignee, participant or investor is not a Disqualified Lender and is advised of and agrees to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17),
(G) disclosures with the consent of the Borrower, (H) disclosures to the extent such Nonpublic Information (x) becomes publicly available other than as a result of a breach of this Section 10.17 or (y) becomes available to such Agent, such Issuing Bank or such Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their respective Affiliates that is not known by such Agent, such Issuing Bank or such Lender to be subject to confidentiality obligations to the Borrower or any Subsidiary or their respective Affiliate and (I) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in party, by the Loans. In addition, each Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. For the avoidance of doubt, in no event will any Agent, any Issuing Bank or any Lender disclose Nonpublic Information to any Disqualified Lender unless such disclosure is otherwise consented to by the Borrower.
(b)Tombstones. Each Credit Party consents to the publication by the Sole Lead Arranger of advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and the circulation of similar promotional materials, on and following the Closing Date in the form of a “tombstone” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Borrower and its Affiliates (or any of them), (ii) the Sole Lead Arranger and its Affiliates’ titles and roles in connection with the Transactions and (iii) the amount, type and closing date of the Commitments and the Loans.
10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law will not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder will bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest

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which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower will pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess will be cancelled automatically and, if previously paid, will at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.
10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission will be as effective as delivery of a manually executed counterpart hereof.
10.20    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
10.21    Effectiveness; Entire Agreement. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
10.22    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties. Each Credit Party acknowledges and agrees:
(a)nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and each Credit Party, its stockholders or its affiliates;
(b)the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and each Credit Party, on the other;
(c)in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person;
(d)no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents;
(e)each Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate;

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(f)each Credit Party is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and
(g)no Credit Party will claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party, in connection with such transaction or the process leading thereto.
10.23    No Third Parties Benefit. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Issuing Banks party hereto, the Agents and each other Secured Party, and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents. No Agent or any Lender will have any obligation to any Person not a party to this Agreement or the other Credit Documents.
10.24    PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.
10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.26    Judgment Currency.
(a)The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the respective Lender or the applicable Issuing Bank of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender or such Issuing Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the

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conversion shall be made at the Dollar Equivalent determined as of the Calculation Date immediately preceding the day on which the judgment is given.
(b)If there is a change in the rate of exchange prevailing between the Calculation Date described in clause (a) above and the date of actual payment of the amount due, the Credit Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Calculation Date.
(c)For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 10.26, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.
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